As filed with the Securities and Exchange Commission on May 13, 2009

Registration No. 333-158100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	6021	52-1568099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

399 Park Avenue

New York, NY 10043

(212) 559-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Bell Lindsay, Esq.

Assistant General Counsel-Finance

Citigroup Inc.

399 Park Avenue

New York, NY 10043

(212) 559-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Lopez, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2), (3)	Amount of registration fee(4)
Common Stock, par value $0.01	1,607,692,308	$3.25	$3,011,795,500	$168,058.19

(1)

Represents, together with the 4,384,615,385 shares previously registered on the Form S-4 filed on March 19, 2009, the maximum number of shares of the Registrant’s common stock, par value $0.01 per share, that may be issued in connection with the exchange offers (“Exchange Offers”) by the Registrant for its (a) depositary shares representing (i) 8.500% Non-Cumulative Preferred Stock, Series F (“Series F Preferred Stock”); (ii) 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E Preferred Stock”); (iii) 8.125% Non-Cumulative Preferred Stock, Series AA (“Series AA Preferred Stock”); and (iv) 6.500% Non-Cumulative Convertible Preferred Stock, Series T (“Series T Preferred Stock”); and (b) (i) Citigroup Capital XXI 8.300% E-TRUPS®; (ii) Citigroup Capital XX 7.875% E-TRUPS®; (iii) Citigroup Capital XIX 7.250% E-TRUPS®; (iv) Citigroup Capital XIV 6.875% E-TRUPS®; (v) Citigroup Capital XV 6.500% E-TRUPS®; (vi) Citigroup Capital XVI 6.450% E-TRUPS®; (vii) Citigroup Capital XVII 6.350% E-TRUPS®; (viii) Citigroup Capital XVIII 6.829% E-TRUPS®; (ix) Citigroup Capital III 7.625% TruPS®; (x) Citigroup Capital VII 7.125% TRUPS®; (xi) Citigroup Capital VIII 6.950% TRUPS®; (xii) Citigroup Capital X 6.100% TRUPS®; (xiii) Citigroup Capital IX 6.000% TRUPS®; and (xiv) Citigroup Capital XI 6.000% TRUPS® (the securities described in clause (b), the “Trust Preferred Securities”). This amount was calculated by assuming that Citigroup Inc. accepts for exchange all of the issued and outstanding shares of Series F Preferred Stock, Series AA Preferred Stock and Series E Preferred Stock, and that none of the Series T Preferred Stock is accepted for exchange. In addition, this amount was calculated assuming that Citigroup accepts for exchange the maximum number of Trust Preferred Securities it may purchase in the Exchange Offers, assuming each of the Exchange Offers relating to the Series F Preferred Stock, Series AA Preferred Stock and Series E Preferred Stock is fully subscribed.

(2)

Represents, together with the $6,257,138,500 set forth on the Form S-4 filed on March 19, 2009, the proposed maximum aggregate offering price, in each case, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933, as amended. The $3,011,795,500 was calculated based on the market value of the (a) 8.300% E-TRUPS®; (b) 7.875% E-TRUPS®; (c) 7.250% E-TRUPS®; (d) 6.875% E-TRUPS®; (e) 6.500% E-TRUPS® and (f) the maximum of 6.450% E-TRUPS® that could be accepted for exchange, assuming that 100%, of the (i) Series F Preferred Stock, (ii) Series E Preferred Stock, (iii) Series AA Preferred Stock and (iv) all of the E-TRUPS® listed in the immediately preceding clauses (a)-(e) is accepted for exchange in the Exchange Offers. This calculation provides the maximum number of shares of Common Stock that could be issued in the Exchange Offers.

(3)	The 3,011,795,500 was calculated in accordance with Rule 457(c) under the Securities Act as follows:
a)

the product of (1) $705.00, the average of the high and low prices per 8.300% E-TRUPS® on May 6, 2009 and (2) 255,000, the maximum number of 8.300% E-TRUPS® that could be purchased in the Exchange Offers, after taking into account the 3.2 million 8.300% E-TRUPS® previously reflected in the calculation of the registration fee on the Form S-4 filed on March 19, 2009;

b)

the product of (1) $15.63, the average of the high and low prices per 7.875% E-TRUPS® on May 6, 2009 and (2) 31.5 million, the maximum number of 7.875% E-TRUPS® that could be purchased in the Exchange Offers;

c)

the product of (1) $14.13, the average of the high and low prices per 7.250% E-TRUPS® on May 6, 2009 and (2) 49 million, the maximum number of 7.250% E-TRUPS® that could be purchased in the Exchange Offers;

d)

the product of (1) $13.41, the average of the high and low prices per 6.875% E-TRUPS® on May 6, 2009 and (2) 22.6 million, the maximum number of 6.875% E-TRUPS® that could be purchased in the Exchange Offers;

e)

the product of (1) $12.665, the average of the high and low prices per 6.50% E-TRUPS® on May 6, 2009 and (2) 47.4 million, the maximum number of 6.500% E-TRUPS® that could be purchased in the Exchange Offers; and

f)

the product of (1) $12.545, the average of the high and low prices per 6.450% E-TRUPS® on May 6, 2009 and (2) 59.3 million, the maximum number of 6.450% E-TRUPS® that could be purchased in the Exchange Offers assuming that 100% of the (A) Series F Preferred Stock; (B) Series E Preferred Stock; (C) Series AA Preferred Stock; (D) 8.300% E-TRUPS®; (E) 7.875% E-TRUPS®; (F) 7.250% E-TRUPS®; (G) 6.875 E-TRUPS®; and (H) 6.500% E-TRUPS® are accepted for purchase in the Exchange Offers.

(4)	Computed in accordance with Section 6(b) of the Securities Act of 1933, as amended, by multiplying .00005580 by the proposed maximum aggregate offering price. In connection with the Form S-4 filed on March 19, 2009, the registrant previously paid a filing fee of $349,148.33.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2009

PROSPECTUS

CITIGROUP INC.

OFFERS TO EXCHANGE

Common Stock for any and all of the issued and outstanding Public Preferred Depositary Shares

and

OFFER TO EXCHANGE

Common Stock for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange

Citigroup Inc. is offering to exchange, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (the “Public Preferred Depositary Exchange Offers”), any and all of the issued and outstanding depositary shares (“Public Preferred Depositary Shares”) representing a fraction of a share of the series of Citigroup’s Preferred Stock (the “Public Preferred Stock”) listed below for the number of newly issued shares of Citigroup’s common stock, par value $0.01 per share (the “Common Stock”), listed below.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Pref. Outstanding	Liquidation Pref. Per Preferred Depositary Share	Exchange Factor (as a % of Liquidation Pref.)	No. of Shares of Common Stock Offered Per Public Preferred Depositary Share*
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

*	Number of shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers (as defined below).

Citigroup is also offering to exchange, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (the “Trust Preferred Exchange Offer,” and together with the Public Preferred Depositary Exchange Offers, the “Exchange Offers”), a number of issued and outstanding Trust Preferred Securities (as defined below) with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers, for newly issued shares of Common Stock, in accordance with the assigned Acceptance Priority Levels and subject to prorationing, each as described in this document. At a minimum, we are offering to exchange Trust Preferred Securities with an aggregate liquidation amount of up to approximately $5.6 billion, assuming each Public Preferred Depositary Exchange Offer is fully subscribed. The table below sets forth, among other things, the series of trust preferred securities that are the subject of the Trust Preferred Exchange Offer (the “Trust Preferred Securities,” and together with the Public Preferred Depositary Shares, the “Subject Securities”), the applicable Acceptance Priority Level (representing the order in which we will accept Trust Preferred Securities for exchange) and the number of shares of Common Stock that Citigroup is offering with respect to each Trust Preferred Security.

Acceptance Priority Level	CUSIP/ISIN	Title of Securities	Issuer	Aggregate Liquidation Amt. Outstanding	Liquidation Amt. Per Trust Preferred Security	Exchange Factor (as a % of Liquidation Amt.)	No. of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg, on February 27, 2009, the date we announced the Exchange Offers.

Each Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 2009 (unless we extend such Exchange Offer).

In order to validly tender your Subject Securities in the Exchange Offers, you must follow the instructions contained in the applicable letter of transmittal to take action in favor of certain proposals to be acted on by written consent of the holders of our Common Stock, and if you are tendering Public Preferred Depositary Shares, to make an appropriate certification or take action in favor of certain proposals to be acted on by written consent of the holders of the Public Preferred Stock underlying the Public Preferred Depositary Shares.

The maximum number of shares of Common Stock that we are offering to issue in the Exchange Offers is 5,992,307,693, which we refer to as the “Aggregate Share Cap.”

Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that: the United States government (the “USG”) and certain private holders of our preferred stock have exchanged preferred stock with an aggregate liquidation preference of $23 billion for newly issued securities of Citigroup; satisfaction of certain conditions to closing of the exchange with the USG; and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. None of the Exchange Offers is subject to any minimum tender condition, to completion of any other Exchange Offer or to receiving stockholder approval of the Amendments (as defined herein).

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “C.”

You are encouraged to read and carefully consider this document in its entirety, in particular the risk factors beginning on page 31 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Exchange Offers or of the securities to be issued in the Exchange Offers or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Dealer Manager for the Exchange Offers is:

Citi

The date of this document is [    ], 2009

IMPORTANT

If you are a beneficial owner of Subject Securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offers, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your Subject Securities, to agree to the terms of the applicable letter of transmittal, including the Voting Trust Agreement (as defined below) described therein, and to give the Proxy Instructions (as defined below), Voting Instructions (as defined below) and/or Tender Certification (as defined below) set forth therein. You are urged to instruct your bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate processing time for your instruction.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders not received by BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the expiration date will be disregarded and of no effect.

We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. Requests should be directed to:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

In order to ensure timely delivery of such documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by [    ], 2009 to ensure timely delivery of the documents prior to the expiration date of the Exchange Offers.

You should rely only on the information contained in or incorporated by reference into this document. We have not authorized anyone to provide you with information that is different. You should assume that the information contained or incorporated by reference in this document is accurate only as of the date of this document or as of the date of the document incorporated by reference, as applicable. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

Holders Located in the United Kingdom

This Prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of Directive 2003/71/EC that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

i

ii

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this document include forward-looking statements. These forward-looking statements are based on Citigroup’s management’s beliefs and assumptions and on information currently available to Citigroup’s management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” on page 31 and those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. Forward-looking statements include information concerning Citigroup’s possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements. Except as required by applicable law or regulation, Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this document.

WHERE YOU CAN FIND MORE INFORMATION

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document. Information that Citigroup files later with the SEC will automatically update information in this document. In all cases, you should rely on the later information over different information included in this document. Citigroup incorporates by reference the documents or parts of documents listed below and any documents subsequently filed (but not documents that are furnished, unless expressly incorporated herein by a reference in such furnished document) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-9924) on or after the date of this document and before the completion of the Exchange Offers:

(a) Annual Report on Form 10-K for the year ended December 31, 2008;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c) Current Reports on Form 8-K filed on January 12, 2009, January 16, 2009 (three reports relating to (i) Citigroup realigning into two businesses, Citicorp and Citi Holdings, (ii) the loss sharing agreement for certain Citigroup assets previously announced between Citigroup and certain government entities and (iii) the entry with Morgan Stanley into a joint venture of its retail brokerage and futures business), January 21, 2009, January 23, 2009 (two reports), February 2, 2009, February 18, 2009 (two reports), February 27, 2009 (relating to these Exchange Offers and a related private exchange offer), March 2, 2009, March 11, 2009, March 19, 2009, March 20, 2009, April 17, 2009 (relating to these Exchange Offers), April 22, 2009, May 4, 2009 and May 11, 2009 (two reports); and

(d) the description of Citigroup’s Common Stock contained in its Current Report on Form 8-K filed on May 11, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

Citigroup Document Services

540 Crosspoint Parkway

Getzville, NY 14068

(716) 730-8055 (tel.)

(877) 936-2737 (toll free)

You should rely only on the information provided in this document and the information incorporated by reference. You should not assume that the information in this document or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS

The following are certain questions regarding the Exchange Offers that you may have as a holder of the Subject Securities and the answers to those questions. To fully understand the Exchange Offers and the considerations that may be important to your decision whether to participate, you should carefully read this document in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this document. For further information about us, see the section of this document entitled “Where You Can Find More Information.”

What are the key terms of the Public Preferred Depositary Exchange Offers?

•	We are offering to exchange newly issued shares of Common Stock for any and all issued and outstanding Public Preferred Depositary Shares, without any prorationing.

•	With respect to each Public Preferred Depositary Share, we are offering the number of shares of Common Stock set forth below:

Title of Securities Represented by Public Preferred Depositary Shares	Number of Shares of Common Stock Offered Per Preferred Depository Share
8.500% Non-Cumulative Preferred Stock, Series F	7.30769
8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	292.30769	*
8.125% Non-Cumulative Preferred Stock, Series AA	7.30769
6.500% Non-Cumulative Convertible Preferred Stock, Series T	13.0769

*	Number of shares of Common Stock offered per $1,000 liquidation preference.

•

We are seeking approval of our stockholders (and holders of Public Preferred Depositary Shares) to modify certain terms of the Public Preferred Stock underlying the Public Preferred Depositary Shares and certain provisions of our restated certificate of incorporation, as amended (the “Certificate of Incorporation”). We are requiring holders of Public Preferred Depositary Shares that participate in the Public Preferred Depositary Exchange Offers to grant a Voting Instruction and a Proxy Instruction to approve such modifications or if they did not hold their Public Preferred Depositary Shares on [            ], 2009 (the “Preferred Stock Record Date”), to provide a Tender Certification to that effect. See “The Exchange Offers—Purpose and Background of the Transactions—The Amendments.”

•

As previously announced, after the closing of the Exchange Offers, we will suspend dividends on our preferred stock, including the Public Preferred Stock, and we currently intend to seek to delist the Public Preferred Depositary Shares and, to the extent permitted by law, deregister the Public Preferred Stock and Public Preferred Depositary Shares.

See “The Exchange Offers—Terms of the Public Preferred Depositary Exchange Offers.”

What are the key terms of the Trust Preferred Exchange Offer?

•

We are offering to exchange newly issued shares of Common Stock for a number of Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers, provided that, if accepting such liquidation amount of Trust Preferred Securities for exchange would result in the number of shares of Common Stock issued in the Exchange Offers exceeding the Aggregate Share Cap, then the aggregate liquidation amount of Trust Preferred Securities that we will accept for exchange in the Trust Preferred Exchange Offers will be reduced to the maximum liquidation amount of Trust Preferred Securities that we could accept for exchange without exceeding the Aggregate Share Cap. We refer to this amount as the “Remaining Amount.” The “Aggregate Share Cap” is the maximum number of shares of Common Stock that we will issue in the Exchange Offers, which shall not exceed 5,992,307,693.

•

The liquidation amount of Trust Preferred Securities that we are offering to exchange is limited to the Remaining Amount. If we receive tenders of Trust Preferred Securities with an aggregate liquidation amount in excess of the Remaining Amount, we will not be able to accept for exchange all Trust Preferred Securities tendered in the Trust Preferred Exchange Offer and will accept Trust Preferred Securities for exchange only in the order of the Acceptance Priority Level that we have assigned to each series of Trust Preferred Securities and subject to prorationing (each as described below).

•

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, at the time you tender your Trust Preferred Securities, you will not know the Remaining Amount or whether that amount will be sufficient to allow us to purchase any tendered Trust Preferred Securities in Acceptance Priority Levels 4 to 14. In any case, the Remaining Amount will be enough such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer. The Remaining Amount will be not less than approximately $5.6 billion, and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers.

•

The maximum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming that no more than $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming all Public Preferred Depositary Shares are validly tendered and accepted in the Public Preferred Depositary Exchange Offers.

•

With respect to each series of Trust Preferred Securities, the table below sets forth the applicable “Acceptance Priority Level” (representing the order in which we will accept each series of Trust Preferred Securities for exchange) and the number of shares of Common Stock that we are offering with respect to each Trust Preferred Security:

Acceptance Priority Level	Trust Preferred Security (listed in order of Acceptance Priority Level)	Number of Shares of Common Stock Offered Per Trust Preferred Security
1	8.300% E-TRUPS® issued by Citigroup Capital XXI	292.30769	*
2	7.875% E-TRUPS® issued by Citigroup Capital XX	7.30769
3	7.250% E-TRUPS® issued by Citigroup Capital XIX	7.30769
4	6.875% E-TRUPS® issued by Citigroup Capital XIV	7.30769
5	6.500% E-TRUPS® issued by Citigroup Capital XV	7.30769
6	6.450% E-TRUPS® issued by Citigroup Capital XVI	7.30769
7	6.350% E-TRUPS® issued by Citigroup Capital XVII	7.30769
8	6.829% E-TRUPS® issued by Citigroup Capital XVIII	418.52615	*
9	7.625% TRUPS® issued by Citigroup Capital III	292.30769	*
10	7.125% TRUPS® issued by Citigroup Capital VII	7.30769
11	6.950% TRUPS® issued by Citigroup Capital VIII	7.30769
12	6.100% TRUPS® issued by Citigroup Capital X	7.30769
13	6.000% TRUPS® issued by Citigroup Capital IX	7.30769
14	6.000% TRUPS® issued by Citigroup Capital XI	7.30769

*	Number of shares of Common Stock offered per $1,000 (or £1,000) liquidation amount.

•	You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered and accepted in the Trust Preferred Exchange Offer.

•	We are not seeking approval of holders of the Trust Preferred Securities to modify the terms of any series of the Trust Preferred Securities. However, we are seeking approval of our stockholders to modify certain provisions of our Certificate of Incorporation, and we are requiring holders of the Trust Preferred Securities that participate in the Trust Preferred Exchange Offer and will receive Common Stock in the Trust Preferred Exchange Offer to grant a Proxy Instruction to approve such modifications.

•	We currently expect to continue making distributions on each series of our Trust Preferred Securities in accordance with their current terms.

See “The Exchange Offers—Terms of the Trust Preferred Exchange Offer.”

What are the key terms applicable to each of the Exchange Offers?

•	Each Exchange Offer will expire at 5:00 p.m., New York City time on [ ], 2009, unless extended or earlier terminated by us.

•

You may withdraw any Subject Securities that you previously tendered in any Exchange Offer on or prior to the expiration of that Exchange Offer. If you withdraw your Subject Securities, you will automatically revoke any Voting Instruction or Proxy Instruction that you gave when you delivered to us such withdrawn Subject Securities.

•

Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that the USG and certain private holders of our preferred stock have exchanged preferred stock with an aggregate liquidation preference of $23 billion for newly issued securities of Citigroup; the satisfaction of certain conditions to closing of the exchange with the USG; and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving approval of the stockholder proposals described more fully herein and in the enclosed proxy statement(s).

•

On the settlement date for each Exchange Offer, in accordance with the instruction that you are required to give as part of your tender, any shares of Common Stock to be issued in respect of your Subject Securities will be issued to the Voting Trust (as defined below) for a period of one business day, after which the Voting Trustee (as defined below) will cause your shares of Common Stock to be delivered to you.

How do I participate in the Exchange Offers?

•

If you hold your Subject Securities through a bank, broker or other nominee, in order to validly tender your Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to procedures for tendering your Subject Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

•

In order for a bank, broker, custodian or other nominee to validly tender your Subject Securities in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that will contain:

o	a Proxy Instruction to approve the Common Stock Amendments (as defined below);

o	for tenders of Public Preferred Depositary Shares, a Voting Instruction to approve the Public Preferred Stock Amendments (as defined below), or if you did not hold such Public Preferred Depositary Shares as of [ ], 2009, which is the Preferred Stock Record Date, a Tender Certification to that effect;

o	your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which, you, among other things, irrevocably instruct the Exchange Agent to deliver the shares of Common Stock to be issued to it in respect of its Subject Securities to the Voting Trust; and

o	a timely confirmation of book-entry transfer of your Subject Securities into the Exchange Agent’s account.

•

Should you have any questions as to the procedures for tendering your Subject Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call the Information Agent, Morrow & Co., LLC, at 800-445-0102.

•

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

See “The Exchange Offers—Procedures for Tendering Subject Securities.”

The Public Preferred Stock Amendments and the Common Stock Amendments are discussed under “The Exchange Offers—The Amendments.” For additional information on the Public Preferred Stock Amendments and the Common Stock Amendments, please refer to the Preferred Stock Proxy Statement (as defined below) and the Common Stock Proxy Statement (as defined below).

SUMMARY

The following summary highlights selected information contained in this document. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this document. You should carefully consider the information contained in and incorporated by reference in this document, including the information set forth under the heading “Risk Factors” on page 31 in this document and the information set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008. References in this document to “Citigroup,” “Citi,” “our,” “we,” “us,” and similar terms, are references to Citigroup Inc.

The Company and the Trusts

Citigroup Inc. is a global diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. As of March 31, 2009, Citigroup’s activities are conducted through the Global Cards, Consumer Banking, Institutional Clients Group, Global Wealth Management and Corporate/Other business segments. Its businesses conduct their activities across the North America, Europe, Middle East and Africa, Latin America and Asia regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc., Grupo Financiero Banamex, S.A. de C.V. and Nikko Citi Holdings Inc., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Each of the fourteen Citigroup Capital Trusts (the “Trusts”) that issued Trust Preferred Securities eligible to participate in the Trust Preferred Exchange Offer is a Delaware statutory trust. Citigroup is the sole stockholder of all the common securities of each of the Trusts. The sole asset and only source of funds to make payments on the Trust Preferred Securities of each Trust is junior subordinated indebtedness issued by Citigroup. To the extent that a Trust receives interest payments on the indebtedness, it is obligated to distribute those amounts to the holders of Trust Preferred Securities in the form of quarterly or semi-annual distributions. Citigroup has provided holders of Trust Preferred Securities a guarantee in support of each Trust’s obligation to make distributions on the Trust Preferred Securities, but only to the extent the Trust has funds available for distribution. In the event that a Trust does not receive interest payments on the indebtedness, whether because of a permitted deferral or otherwise, the Trust has no obligation to make distributions to holders of Trust Preferred Securities. We currently expect to continue making distributions on each series of Trust Preferred Securities in accordance with their current terms.

Citigroup’s principal executive office, and the principal place of business for each of the Trusts, is at 399 Park Avenue, New York, NY 10043, and the telephone number is (212) 559-1000.

Background to the Transactions

The Exchange Offers and USG/Private Holders Transactions

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the USG and certain private holders (the “Private Holders”) for Interim Securities and Warrants (each as defined and described below under the “The Exchange Offers—Purpose and Background of the Transactions—Background to the Transactions”) and that we would commence the Exchange Offers. We refer to the exchanges with the USG, including the Federal Deposit Insurance Corporation (“FDIC”), and the Private Holders as the “USG/Private Holders Transactions.”

Citigroup is subject to risk-based capital ratio guidelines issued by the Federal Reserve Board (the “FRB”). One such ratio, Tier 1 Capital, is considered “core capital.” Tier 1 Capital is stated as a percentage of risk-weighted assets. To be “well capitalized” under FRB regulations, a financial institution must have a Tier 1 Capital of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as a key measure of risk capital for financial institutions, and based on Citigroup’s Tier 1 Capital of 11.9% as of March 31, 2009, Citigroup has been very well capitalized. However, a view has recently developed that tangible common equity (“TCE”) and Tier 1 Common are important metrics for analyzing a financial institution’s financial condition and capital strength.

The primary purpose of the Exchange Offers and the USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. Depending on the level of participation in the Exchange Offers and completion of the USG/Private Holders Transactions, Citigroup’s TCE would increase by up to approximately $60 billion and Tier 1 Common would increase by up to approximately $64 billion as of March 31, 2009 on a pro forma basis as a result of the Exchange Offers and the USG/Private Holders Transactions.

We have executed definitive agreements with respect to the exchanges of preferred stock with the Private Holders, and we are currently working with the USG to finalize, as promptly as practicable, definitive documents with respect to the exchanges of preferred stock with the USG. See “The Exchange Offers—Purpose and Background of the Transactions—Background to the Transactions” for a more detailed description of the USG/Private Holders Transactions.

Amendments to the Trust Preferred Securities

Prior to the completion of the Exchange Offers, we intend to add provisions to the amended and restated declarations of trust of all series of our Trust Preferred Securities that will allow us to deliver any Trust Preferred Securities held by us, including any such securities accepted for exchange in the Trust Preferred Exchange Offer, to the applicable trustee for cancellation. In exchange, the applicable trustee will return to us a corresponding amount of underlying junior subordinated debt. The junior subordinated debt can then be presented by us to the applicable debt trustee for cancellation under the existing terms of the applicable indentures. We also intend to add provisions to the junior subordinated debt securities underlying each series of E-TRUPS® that would give us the option of selling depositary shares representing fractional interests in a share of common equivalent preferred stock in order to satisfy our obligations under the alternative payment mechanism feature of the E-TRUPS®. No approval of holders of Trust Preferred Securities is required or sought in connection with these amendments. There will be no other changes made to the current terms of the Trust Preferred Securities.

The Amendments

Together with this document, we have delivered to holders of our Public Preferred Depositary Shares two proxy statements, one relating to the Public Preferred Stock Amendments and another relating to the Common Stock Amendments and we have delivered to holders of the Trust Preferred Securities one proxy statement relating to the Common Stock Amendments.

Public Preferred Stock Amendments

We are seeking approval of the holders of our Public Preferred Depositary Shares and our Common Stock to amend our Certificate of Incorporation and the certificates of designation (each a “Certificate of Designation”) of each series of Public Preferred Stock as follows (the “Public Preferred Stock Amendments”):

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if dividends are not declared in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the “Dividend Blocker Amendment”);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the “Director Amendment”);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the “Retirement Amendment”); and

•	to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the “Authorized Preferred Stock Increase”).

Pursuant to the Preferred Stock Proxy Statement, we are soliciting Voting Instructions from holders of the Public Preferred Depositary Shares as of the close of business on [            ], 2009 (the “Preferred Stock Record Date”).

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, give a voting instruction in the manner specified in the letter of transmittal with respect to such Public Preferred Depositary Shares, instructing BONY, as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction in the manner specified in the letter of transmittal with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments (the instructions referred to in (1) and (2) above, the “Tendering Voting Instructions”).

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, you will not be required to grant a Tendering Voting Instruction with respect to such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the Preferred Stock Record Date and are not entitled to grant a proxy with respect to such Public Preferred Depositary Shares (a “Tender Certification”).

If you do not wish to tender your Public Preferred Depositary Shares in the Exchange Offers, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, give a voting instruction to BONY using the detachable form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary (the instructions referred to in (1) and (2) above, the “Non-Tendering Voting Instructions” and, together with the Tendering Voting Instructions, the “Voting Instructions”).

Under Delaware law and our Certificate of Incorporation, the affirmative written consent of holders, as of the close of business on the Preferred Stock Record Date, of (1) each of two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the Fixed Rate Cumulative Perpetual Preferred Stock, Series G, Series H and Series I (the “USG Preferred Stock”), voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock is required to approve the amendment described in the third bullet of the Dividend Blocker Amendment.

When voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the Public Preferred Stock votes by number of shares, with holders being entitled to one vote per share of Public Preferred Stock. When voting on the Director Amendment, the Public Preferred Stock votes by liquidation preference and each share of 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E (“Series E”), 8.500% Non-Cumulative Preferred Stock, Series F (“Series F”) and 8.125% Non-Cumulative Preferred Stock, Series AA (“Series AA”) Public Preferred Stock is entitled to 25,000 votes and each share of 6.500% Non-Cumulative Convertible Preferred Stock, Series T (“Series T”) Public Preferred Stock is entitled to 50,000 votes. Pursuant to depositary agreements entered into by the holders of the Public Preferred Depositary Shares and BONY, BONY will vote the shares of each series of Public Preferred Stock in accordance with the votes of the relevant series of Public Preferred Depositary Shares.

Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000th fractional interest in a share of Series F, Series AA or Series T Public Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Public Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the Preferred Stock Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the Preferred Stock Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the Preferred Stock Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the Preferred Stock Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the Preferred Stock Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and the Voting Trustee will grant or withhold written consents or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the instructions on the Voting Instruction.

For additional information on the Public Preferred Stock Amendments, please refer to the proxy statement on Schedule 14A filed by Citigroup on [            ], 2009, describing the Public Preferred Stock Amendments (the “Public Preferred Stock Proxy Statement”), which we delivered to holders of Public Preferred Depositary Shares together with this document.

Common Stock Amendments

In addition to the Public Preferred Stock Amendments, we are also seeking the approval of the holders of our Common Stock to amend our Certificate of Incorporation as follows (the “Common Stock Amendments,” and together with the Public Preferred Stock Amendments, the “Amendments”):

•	increasing the number of authorized shares of Common Stock from 15 billion to [ ] (the “Authorized Share Increase”);

•

(i) effecting a reverse stock split of our Common Stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for 25 or 1-for-30, as determined by our board of directors in its sole discretion, and (ii) if and when the reverse stock split is effected, reducing the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the board of directors (the “Reverse Stock Split”); and

•

eliminating the voting rights of shares of Common Stock with respect to any amendment to the Certificate of Incorporation (including any Certificate of Designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment (the “Preferred Stock Change”).

Pursuant to the Common Stock Proxy Statement, we are soliciting your Proxy Instructions in respect of the shares of Common Stock that you will receive if we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers.

We will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer to instruct the Voting Trustee of the Voting Trust to grant a proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments in respect of the Common Stock to be issued to you in the Exchange Offers (the “Proxy Instructions”). If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions (and the proxy granted by the Voting Trustee) will become irrevocable, and you will not be able to change your instructions.

Approval of the Common Stock Amendments requires the affirmative written consent of a majority of the shares of our Common Stock outstanding at the close of business on the record date for the Common Stock Amendments, which will be the settlement date of the Exchange Offers.

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the applicable letter of transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) instruct BNY Mellon Trust of Delaware, as trustee (the “Voting Trustee”) of the Voting Trust established pursuant to the voting trust agreement, dated [            ], 2009 (the “Voting Trust Agreement”) to grant a proxy to execute a written consent in favor of the Common Stock Amendments, (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of Common Stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver a proxy in respect of such Common Stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of Common Stock issued in exchange for your tendered Public Preferred Depositary Shares or Trust Preferred Securities will thereafter within one business day be released from the Voting Trust and will be distributed to you.

For additional information on the Common Stock Amendments, please refer to the proxy statement on Schedule 14A filed by Citigroup on [            ], 2009, describing the Common Stock Amendments (the “Common Stock Proxy Statement”), which we delivered to you together with this document.

Summary Terms of the Exchange Offers

Public Preferred Depositary Exchange Offers	We are offering to issue shares of our Common Stock in exchange for any and all issued and outstanding Public Preferred Depositary Shares, validly tendered and not validly withdrawn on or prior to the expiration date, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if any Public Preferred Depositary Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment).

Set forth below is a table that shows, with respect to each series of Public Preferred Depositary Shares, the aggregate liquidation preference outstanding, the liquidation preference per Public Preferred Depositary Share, the exchange factor and the number of shares of Common Stock offered per Public Preferred Depositary Share.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Pref. Outstanding	Liquidation Pref. Per Preferred Depositary Share	Exchange Factor (as a % of Liquidation Pref.)	No. of Shares of Common Stock Offered Per Public Preferred Depositary Share(1)
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769
172967ER8	8.400% Fixed Rate/Floating Rate Non- Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769	(2)
172967572	8.125% Non- Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769
172967598	6.500% Non- Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

(1)

Number of shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)	Number of shares of Common Stock offered per $1,000 liquidation preference.

See “The Exchange Offers—Terms of the Public Preferred Depositary Exchange Offers.”

If you hold your Public Preferred Depositary Shares through a bank, broker, custodian or other nominee, in order to validly tender your Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to procedures for tendering your Subject Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

In order for a bank, broker, custodian or other nominee to validly tender your Public Preferred Depositary Shares in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that will contain:

•	a Proxy Instruction to approve the Common Stock Amendments;

•

a Voting Instruction to approve the Public Preferred Stock Amendments, or if you did not hold such Public Preferred Depositary Shares as of [                ], 2009, which is the Preferred Stock Record Date, a Tender Certification to that effect;

•

your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which you, among other things, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Public Preferred Depositary Shares to the Voting Trust; and

•	a timely confirmation of book-entry transfer of your Public Preferred Depositary Shares into the Exchange Agent’s account.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Should you have any questions as to the procedures for tendering your Public Preferred Depositary Shares and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

See “The Exchange Offers—Procedures for Tendering Subject Securities.”

For additional information on the Public Preferred Stock Amendments and the Common Stock Amendments, please refer to the Preferred Stock Proxy Statement and the Common Stock Proxy Statement delivered to you together with this document.

Each Public Preferred Depositary Exchange Offer is for any and all Public Preferred Depositary Shares of the applicable series and therefore has not been assigned an Acceptance Priority Level and will not be subject to prorationing.

Trust Preferred Exchange Offer

Concurrently with the Public Preferred Depositary Exchange Offers, we are also offering to issue shares of our Common Stock in exchange for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers, provided that, if accepting such liquidation amount of Trust Preferred Securities for exchange would result in the number of shares of Common Stock issued in the Exchange Offers exceeding the Aggregate Share Cap, then the aggregate liquidation amount of Trust Preferred Securities that we will accept for exchange in the Trust Preferred Exchange Offer will be reduced to the maximum liquidation amount of Trust Preferred Securities that we could accept for exchange without exceeding the Aggregate Share Cap. We refer to this amount as the “Remaining Amount.” The Aggregate Share Cap is the maximum number of shares of Common Stock that we will issue in the Exchange Offers, which shall not exceed 5,992,307,693 shares.

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, you will not know the Remaining Amount, or whether we will accept your Trust Preferred Securities for exchange if you tender Trust Preferred Securities within Acceptance Priority Levels 4-14, at the time that you tender your Trust Preferred Securities. In any event, the Remaining Amount will be enough such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer.

The maximum amount of Trust Preferred Securities that could be exchanged pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming that no more than $4.87 billion aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that could be accepted for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming all Public Preferred Depositary Shares are validly tendered and accepted in the Public Preferred Depositary Exchange Offers.

Upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if the Trust Preferred Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange all Trust Preferred Securities that are validly tendered and not validly withdrawn on or prior to the expiration date, in accordance with the assigned Acceptance Priority Level and subject to prorationing, each as described below.

We will initially accept all validly tendered Trust Preferred Securities within Acceptance Priority Levels 1 through 3. The Remaining Amount will then be reduced by the liquidation amount of Trust Preferred Securities so accepted (the “Adjusted Remaining Amount”). If the Adjusted Remaining Amount is greater than zero, we will accept tendered Trust Preferred Securities within the next sequential Acceptance Priority Level, but only in an aggregate liquidation amount that is equal to or less than the Adjusted Remaining Amount. We will continue sequentially through each Acceptance Priority Level, each time reducing the Adjusted Remaining Amount by the aggregate liquidation amount of Trust Preferred Securities accepted, until we are unable to exchange all tendered Trust Preferred Securities within an Acceptance Priority Level without exceeding the Adjusted Remaining Amount. If we are unable to accept for exchange all tendered Trust Preferred Securities within an Acceptance Priority Level, then we will accept for exchange only a pro rata portion of the Trust Preferred Securities within that Acceptance Priority Level. We will not accept any additional Trust Preferred Securities after the Adjusted Remaining Amount equals zero.

In the event that prorationing of a series of Trust Preferred Securities is required, we will determine the final prorationing factor promptly after the expiration date and will announce the results of prorationing by press release. In applying the prorationing factor, we will multiply the amount of each tender by the prorationing factor and round the resultant amount down to the nearest authorized denomination for the applicable series of Trust Preferred Securities. You may also obtain this information from the Information Agent or the Dealer Manager after we have made the determination. In the event that any of your Trust Preferred Securities are not accepted for exchange due to prorationing, we will promptly return these Trust Preferred Securities to you.

Set forth below is a table that shows, with respect to each series of Trust Preferred Securities, the issuer, Acceptance Priority Level, aggregate liquidation amount outstanding, liquidation amount per Trust Preferred Security, the exchange factor and the number of shares of Common Stock being offered per Trust Preferred Security.

You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered and accepted in the Trust Preferred Exchange Offer. For additional information on how we calculated the number of shares of Common Stock offered per Trust Preferred Security, see “The Exchange Offers—Terms of the Trust Preferred Exchange Offer.”

Acceptance Priority Level	CUSIP/ISIN	Title of Securities	Issuer	Aggregate Liquidation Amt. Outstanding	Liquidation Amt. Per Trust Preferred Security	Exchange Factor (as a % of Liquidation Amt.)	No. of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769	(3)
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)(3)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769	(3)
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers.

(3)	Number of shares of Common Stock offered per $1,000 (or £1,000) liquidation amount.

If you hold your Trust Preferred Securities through a bank, broker, custodian or other nominee, in order to validly tender your Trust Preferred Securities in the Trust Preferred Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to procedures for tendering your Trust Preferred Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

In order for your bank, broker, custodian or other nominee to validly tender your Trust Preferred Securities in the Trust Preferred Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent an electronic message that will contain:

•	a Proxy Instruction to approve the Common Stock Amendments;

•

your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which you, among other things, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Public Preferred Depositary Shares to the Voting Trust; and

•	a timely confirmation of book-entry transfer of your Trust Preferred Securities into the Exchange Agent’s account.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Should you have any questions as to the procedures for tendering your Trust Preferred Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

For additional information on the Common Stock Proposals, please refer to the Common Stock Proxy Statement delivered to you together with this document.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to optimize our capital structure and to increase our TCE.

Securities Issuable in the Exchange Offers and USG/Private Holders Transactions	The following table shows the type and aggregate number of securities that could be issued in connection with the Exchange Offers and the USG/Private Holders Transactions.

Transaction	Security	Number of Securities Issuable
Exchange Offers*	Common Stock	5,894,810,769

USG/Private Holders Transaction (assuming Authorized Share Increase is approved)	Common Stock	11,538,461,538

USG/Private Holders Transaction (assuming Authorized Share Increase is not approved and Warrant is exercised in full)	Interim Securities** Common Stock***	11,538 790,000,000

*	Assuming 100% participation in the Exchange Offers and conversion of 100% of all Public Preferred Depositary Shares and approximately $5.6 billion liquidation amount of Trust Preferred Securities.
**	Each Interim Security will be automatically converted into 1,000,000 shares of Common Stock upon stockholder approval of the Authorized Share Increase.
***	Exercise of Warrants may be limited by the amount of authorized Common Stock available for issuance under our Certificate of Incorporation.

See “The Exchange Offers—Securities Issuable in the Exchange Offers and USG/Private Holders Transactions” for additional information regarding the number of shares of Common Stock issuable in the Exchange Offers and USG/Private Holders Transactions.

Expiration Date	Each Exchange Offer will expire at 5:00 p.m., New York City time, on [ ], 2009, unless such Exchange Offer is extended or earlier terminated by us. The term “expiration date” means such date and time or, if an Exchange Offer is extended, the latest date and time to which such Exchange Offer is so extended.

Fractional Shares	No fractional shares of our Common Stock will be issued in the Exchange Offers. Instead, we will aggregate and sell any fractional shares that would have otherwise been issuable and promptly pay to you a proportional amount of the net proceeds of these sales (less customary brokerage fees, other expenses and applicable withholding taxes).

Settlement Date	The settlement date with respect to any Exchange Offer will be a date promptly following the expiration date. On the settlement date, we will deliver Common Stock to be issued in respect of Subject Securities to the Voting Trust for a period of one business day, in accordance with the terms of the Voting Trust Agreement. The Voting Trustee will subsequently cause the shares to be delivered to DTC for allocation to tendering holders.

Withdrawal Rights	You may withdraw previously tendered Subject Securities at any time before the expiration date of the relevant Exchange Offer. In addition, you may withdraw any Subject Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the relevant Exchange Offer. If you withdraw your Subject Securities, you will automatically revoke any Proxy Instruction or Voting Instruction that you gave with respect to such withdrawn Subject Securities.

See “The Exchange Offers—Withdrawal of Tenders.”

Conditions to the Exchange Offers	Each Exchange Offer is subject to a number of conditions that must be satisfied, or waived by us, on or prior to the expiration date, including that the USG and the Private Holders have exchanged preferred stock with an aggregate liquidation preference of $23 billion for newly issued securities of Citigroup, the satisfaction of certain conditions to closing of the exchange with the USG and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving stockholder approval of any Preferred Stock Proposals or Common Stock Proposals. See “The Exchange Offers—Conditions of the Exchange Offers.”

United States Federal Income Tax Considerations

The exchange of Subject Securities for our Common Stock pursuant to the Exchange Offers will be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except with respect to any cash received in lieu of fractional shares, accrued but unpaid interest on the Trust Preferred Securities and foreign currency gain or loss realized on the Sterling-denominated 6.829% E-TruPS®, no gain or loss will be recognized upon consummation of the Exchange Offers. See “Certain United States Federal Income Tax Considerations.”

Consequences of Failure to Exchange Subject Securities	Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after consummation of the Public Preferred Depositary Exchange Offers. As previously announced, after the closing of the Exchange Offers, we will suspend dividends on the Public Preferred Stock underlying the Public Preferred Depositary Shares. We intend to delist any remaining Public Preferred Depositary Shares from trading on the New York Stock Exchange (other than the Series E Public Preferred Depositary Shares which are not listed on any securities exchange) and, to the extent permitted by law, we intend to deregister any such remaining securities. The reduction in the number of shares available for trading, the suspension of dividends on the underlying Public Preferred Stock and, if approval of the Public Preferred Stock Amendments is obtained, the Public Preferred Stock Amendments may have a significant and adverse effect on the liquidity of any trading market for, and the price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers and may result in the Public Preferred Depositary Shares being illiquid for an indefinite period of time.

Trust Preferred Securities not exchanged in the Trust Preferred Exchange Offer will remain outstanding after consummation of the Trust Preferred Exchange Offer. As previously announced, we currently expect to continue making distributions on our Trust Preferred Securities in accordance with their current terms. We currently intend to deliver any Trust Preferred Securities accepted for exchange in the Trust Preferred Exchange Offer to the applicable trustee for cancellation. As a result, the number of Trust Preferred Securities of any series available for trading may be substantially reduced, and this may have a significant and adverse effect on the liquidity of any trading market for, and the price of, the Trust Preferred Securities of that series not exchanged in the Trust Preferred Exchange Offer and may result in the Trust Preferred Securities of that series being illiquid for an indefinite period of time.

Market Trading

Our Common Stock is traded on the New York Stock Exchange under the symbol “C.” The last reported closing price of our Common Stock on May 12, 2009, the last trading day prior to the date of this document, was $3.66 per share. We will file an application with the NYSE to list the shares of Common Stock to be issued in the Exchange Offers. The Public Preferred Depositary Shares and Trust Preferred Securities are traded on the New York Stock Exchange, with the exception of the Series E Public Preferred Depositary Shares and the 8.300% E-TruPS® issued by Citigroup Capital XXI, which are not listed for trading on any securities exchange.

Brokerage Commissions	No brokerage commissions are payable by the holders of the Subject Securities to the Dealer Manager, the Exchange Agent, the Information Agent or us.

Soliciting Dealer Fee

With respect to any tender of a series of Subject Securities, we will pay the relevant soliciting dealer a fee of 0.50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less (or £250,000 or less with respect to the 6.829% E-TRUPS®). See “The Exchange Offers—Soliciting Dealer Fee.”

Use of Proceeds	We will not receive any cash proceeds from the tender of Subject Securities in the Exchange Offers.

No Appraisal Rights	Holders of Subject Securities have no appraisal rights in connection with the Exchange Offers.

Dealer Manager	Citigroup Global Markets Inc.

Information Agent	Morrow & Co., LLC

Exchange Agent	BNY Mellon Shareowner Services

Further Information	If you have questions about the terms of any of the Exchange Offers, please contact the Dealer Manager or the Information Agent. If you have questions regarding the procedures for tendering your Subject Securities, please contact the Information Agent. The contact information for the Dealer Manager, Information Agent and the Exchange Agent are set forth on the back cover page of this document.

As required by the Securities Act of 1933, as amended, Citigroup filed a registration statement (No. 333-158100) relating to the Exchange Offers with the Securities and Exchange Commission. This document is a part of that registration statement, which includes additional information.

See also “Where You Can Find More Information.”

SELECTED FINANCIAL DATA

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA        Citigroup Inc. and Subsidiaries

In millions of dollars, except per share amounts and ratios	2008 (1)	2007	2006	2005	2004
Revenues, net of interest expense	$52,793	$78,495	$86,327	$80,077	$76,223
Operating expenses	71,134	59,802	50,301	43,549	48,149
Provisions for credit losses and for benefits and claims	34,714	17,917	7,537	7,971	6,658

Income (loss) from continuing operations before taxes, minority interest, and cumulative effect of accounting change	$(53,055)	$776	$28,489	$28,557	$21,416
Provision (benefits) for income taxes	(20,612)	(2,498)	7,749	8,787	6,130
Minority interest, net of taxes	(349)	285	289	549	218

Income (loss) from continuing operations before cumulative effect of accounting change	$(32,094)	$2,989	$20,451	$19,221	$15,068
Income from discontinued operations, net of taxes (2)	4,410	628	1,087	5,417	1,978
Cumulative effect of accounting change, net of taxes (3)	—	—	—	(49)	—

Net income (loss)	$(27,684)	$3,617	$21,538	$24,589	$17,046

Earnings per share
Basic:
Income (loss) from continuing operations	$(6.42)	$0.60	$4.17	$3.78	$2.94
Net income	(5.59)	0.73	4.39	4.84	3.32
Diluted:
Income (loss) from continuing operations	(6.42)	0.59	4.09	3.71	2.88
Net income	(5.59)	0.72	4.31	4.75	3.26
Dividends declared per common share	$1.12	$2.16	$1.96	$1.76	$1.60

At December 31
Total assets	$1,938,470	$2,187,480	$1,884,167	$1,493,886	$1,483,950
Total deposits	774,185	826,230	712,041	591,828	561,513
Long-term debt	359,593	427,112	288,494	217,499	207,910
Mandatorily redeemable securities of subsidiary trusts (4)	23,899	23,594	9,579	6,264	6,209
Common shareholders’ equity	70,966	113,447	118,632	111,261	108,015
Total stockholders’ equity	141,630	113,447	119,632	112,386	109,140
Direct staff (in thousands)	323	375	327	296	283

Ratios:
Return on common shareholders’ equity (5)	(28.8)%	2.9%	18.8%	22.4%	17.0%
Return on total stockholders’ equity (5)	(20.9)	3.0	18.7	22.2	16.9

Tier 1 Capital	11.92%	7.12%	8.59%	8.79%	8.74%
Total Capital	15.70	10.70	11.65	12.02	11.85
Leverage (6)	6.08	4.03	5.16	5.35	5.20

Common shareholders’ equity to assets	3.66%	5.19%	6.30%	7.45%	7.28%
Total stockholders’ equity to assets	7.31	5.19	6.35	7.52	7.35
Dividend payout ratio (7)	NM	300.0	45.5	37.1	49.1
Book value per common share	$13.02	$22.71	$24.15	$22.34	$20.79
Ratio of earnings to fixed charges and preferred stock dividends	NM	1.01x	1.50x	1.79x	1.99x

(1)	As announced in its fourth quarter 2008 earnings press release (January 16, 2009), Citigroup continued to review its goodwill to determine whether a goodwill impairment had occurred as of December 31, 2008. Based on the results of this review and testing, the Company recorded a pretax charge of $9.568 billion ($8.727 billion after-tax) in the fourth quarter of 2008. The goodwill impairment charge was recorded in North America Consumer Banking, Latin America Consumer Banking, and EMEA Consumer Banking, and resulted in a write-off of the entire amount of goodwill allocated to those reporting units. The charge does not result in a cash outflow or negatively affect the Tier 1 or Total Regulatory Capital ratios, Tangible Equity or the Company’s liquidity position as of December 31, 2008. In addition, Citi recorded a $374 million pretax charge ($242 million after-tax) to reflect further impairment evident in the intangible asset related to Nikko Asset Management at December 31, 2008.

As disclosed in the table above, giving effect to these charges, Net Income (Loss) from Continuing Operations for 2008 was $(32.094) billion and Net Income (Loss) was $(27.684) billion, resulting in Diluted Earnings per Share of $(6.42) and $(5.59) respectively. The primary cause for the goodwill impairment in the reporting units mentioned above, and the additional intangible asset impairment in Nikko Asset Management, was the rapid deterioration in the financial markets, as well as in the general global economic outlook, particularly during the period beginning mid-November 2008 through December 31, 2008. This deterioration further weakened the near term prospects for the financial services industry. See “Significant Accounting Policies and Significant Estimates” on page 18, and Note 19 to the Consolidated Financial Statements on page 166 of the Annual Report on Form 10-K for the year ended December 31, 2008 for further discussion.

(2)	Discontinued operations for 2004 to 2008 reflect the sale of Citigroup’s German Retail Banking Operations to Credit Mutuel, and the Company’s sale of CitiCapital’s equipment finance unit to General Electric. In addition, discontinued operations for 2004 to 2006 include the operations and associated gain on sale of substantially all of Citigroup’s Asset Management business, the majority of which closed on December 1, 2005. Discontinued operations from 2004 to 2006 also include the operations and associated gain on sale of Citigroup’s Travelers Life & Annuity, substantially all of Citigroup’s international insurance business and Citigroup’s Argentine pension business to MetLife Inc. The sale closed on July 1, 2005. See Note 3 to the Consolidated Financial Statements on page 135 of the Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	Accounting change of $(49) million in 2005 represents the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, (FIN 47).
(4)	During 2004, the Company deconsolidated the subsidiary issuer trusts in accordance with FIN 46(R). For regulatory capital purposes, these trust securities remain a component of Tier 1 Capital.
(5)	The return on average common shareholders’ equity is calculated using net income less preferred stock dividends divided by average common shareholders’ equity. The return on total stockholders’ equity is calculated using net income divided by average stockholders’ equity.
(6)	Tier 1 Capital divided by each year’s fourth quarter adjusted average assets (hereinafter as adjusted average assets).
(7)	Dividends declared per common share as a percentage of net income per diluted share.

NM Not Meaningful

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s balance sheet as of March 31, 2009, and also describes the impact of the Exchange Offers and the USG/Private Holders Transactions on Citigroup’s earnings for the fiscal year ended December 31, 2008 and for the quarter ended March 31, 2009.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results that would have been realized had the Exchange Offers and the USG/Private Holders Transactions been completed as of the dates indicated or that will be realized in the future when and if the Exchange Offers and the USG/Private Holders Transactions are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the summary historical consolidated financial information included elsewhere in this document and Citigroup’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC, which are incorporated by reference into this document.

Unaudited Pro Forma Balance Sheets

The unaudited pro forma consolidated balance sheets of Citigroup as of March 31, 2009 have been presented as if the Exchange Offers and the USG/Private Holders Transactions had been completed on March 31, 2009. We have shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” prepared using the assumptions set forth below. In both scenarios, we have assumed stockholders have approved the Authorized Share Increase. In the event the stockholders do not approve the Authorized Share Increase within six months of issuance of the Warrants, the Warrants issued to the USG and Private Holders will become immediately exercisable for an additional 790 million shares of our Common Stock. The exercise of these Warrants will result in additional dilution to the existing shareholders with a corresponding increase to stockholders’ equity equal to the exercise price of the Warrants multiplied by the number of shares issued. In addition, if the stockholders do not approve the Authorized Share Increase within six months, the Interim Securities will remain outstanding and will automatically convert into Common Stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing common shareholders. Furthermore, if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible. The dividends will decrease net income available to the common shareholders.

The “High Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) and holders of all outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference) into Common Stock, (ii) the exchange of all outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) into Common Stock, (iii) the exchange of all outstanding shares of Series H preferred stock held by the U.S. Treasury ($25 billion aggregate liquidation preference) into Common Stock, (iv) the conversion of all outstanding shares of Series G and I preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference) into newly issued 8% trust preferred securities and (v) the exchange of $5.576 billion aggregate liquidation amount of E-TRUPS®.

The “Low Participation Scenario” assumes (i) the exchange of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock held by the Private Holders ($12.5 billion aggregate liquidation preference) into Common Stock, (ii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) into Common Stock,

(iii) the exchange of 50% of the outstanding shares of Series H preferred stock held by the U.S. Treasury ($12.5 billion aggregate liquidation preference) and all outstanding shares of Series I and G preferred stock held by the U.S. Treasury and the FDIC ($27.059 billion aggregate liquidation preference, for a total of $39.559 billion aggregate liquidation preference) into new 8% trust preferred securities, (iv) none of the outstanding shares of Series E, F and AA Public Preferred Stock ($11.755 billion aggregate liquidation preference) or outstanding shares of Series T Public Preferred Stock ($3.169 billion aggregate liquidation preference), are exchanged for Common Stock and (v) none of the Trust Preferred Securities are exchanged for Common Stock.

If the Exchange Offers are not viewed favorably by the marketplace and Citigroup’s stockholders, participation of the holders of Subject Securities is expected to be low. As a result, the Low Participation Scenario assumes no Public Preferred Depositary Shares or Trust Preferred Securities are tendered for exchange.

The pro forma impact to stockholders’ equity, additional paid-in capital and retained earnings generated by the Exchange Offers and the USG/Private Holders Transactions in both the High Participation Scenario and the Low Participation Scenario were determined based on $2.53, the closing price of Citigroup’s Common Stock on March 31, 2009 on the NYSE. The actual determination will be made using the closing price of Citigroup’s Common Stock on the NYSE on the day the investors and Citigroup are legally committed to the exchange (“commitment date”).

If the price of Common Stock on the commitment date is greater than $2.53, there will be an increase in additional paid-in capital and decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information. Conversely, if the Common Stock price on the commitment date is less than $2.53, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be greater.

In addition, if the price of the Common Stock is greater than the conversion price of $3.25 on the commitment date, a “beneficial conversion feature” is deemed to exist and will have to be accounted for accordingly. The amount of the beneficial conversion feature is the difference between the conversion price of the Interim Securities and the price of the Common Stock on the commitment date multiplied by the number of shares of Common Stock that the Interim Securities are convertible into. The accounting for the beneficial conversion feature will have no impact to net income or total stockholders’ equity. However, net income available to common shareholders and earnings per share would be reduced, and a reclassification will take place from retained earnings to additional paid-in capital in the amount of the beneficial conversion feature. The pro forma financial information presented in “Unaudited Pro Forma Financial Information” does not reflect the impact of such beneficial conversion feature because the closing price of the Common Stock on March 31, 2009 was $2.53, which is less than the $3.25 conversion price.

High Participation Scenario

(in millions of dollars)	Actual March 31, 2009	Adjustments
		Exchange of Convertible Preferred Stock(2)		Exchange of Non- Convertible Preferred Stock(7)		Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(9)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(12)		Exchange of Trust Preferred Securities for Common Stock(1)		Pro Forma March 31, 2009
Assets
Cash and due from banks and Deposits at interest with banks	$190,566											$190,566
Federal funds sold and securities purchased	179,603											179,603
Trading account assets	335,222											335,222
Investments	238,806											238,806
Loans, net	625,589											625,589
Other assets	212, 770					$(2,892	)(15)					209, 878
Goodwill and intangibles (other than mortgage servicing rights)	40,022											40,022

Total assets	$1,822,578	$—		$—		$(2,892)		$—		$—		$1,819,686

Liabilities
Total deposits	$762,696											$762,696
Federal funds purchased and securities loan	184,803											184,803
Trading account liabilities	130,826											130,826
Long-term debt	337,252					$12,000	(10)	$4,235	(13)	$(6,047	)(18)	347,440
Other liabilities	261,074									740	(19)	261,814

Total liabilities	$1,676,651	$—		$—		$12,000		$4,235		$(5,307)		$1,687,579

Equity
Preferred Stock	$74,246	$(15,669	)(3)	$(11,755	)(3)	$(43,293	)(3)	$(3,529	)(3)			$—
Common Stock	57	47	(4)	34	(4)	77	(4)			$16	(4)	231
Additional paid-in capital	16,525	26,012	(5)	8,659	(14)	19,385	(14)			4,108	(14)	74,689
Retained earnings	86,115	(10,390	)(6)	3,062	(8)	8,939	(11)	(706	)(16)	1,183	(17)	88,203
Treasury stock, at cost	(5,996)											(5,996)
Accumulated other comprehensive income (loss)	(27,013)											(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—		$(14,892)		$(4,235)		$5,307		$130,114

Noncontrolling interest	1,993											1,993

Total equity	$145,927	$—		$—		$(14,892)		$(4,235)		$5,307		$132,107

Total liabilities and equity	$1,822,578	$—		$—		$(2,892)		$—		$—		$1,819,686

(1)	Assumes the exchange of $5.576 billion aggregate liquidation amount of E-TRUPS®.
(2)	Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2, N1 and T convertible preferred stock ($15.669 billion aggregate liquidation preference) into Common Stock.
(3)	Reduction of preferred stock balance as a result of conversion of convertible preferred or redemption of non-convertible preferred stock.
(4)	Par value of newly issued Common Stock.
(5)	Additional paid-in capital (“APIC”) in respect of conversion of convertible preferred stock. The amount is equal to the sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.

(6)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on March 31, 2009 of the Common Stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on March 31, 2009 of the Common Stock issuable pursuant to the original conversion terms of the convertible preferred stock.
(7)	Assumes redemption of all outstanding shares of Series AA, E and F Public Preferred Stock ($11.755 billion aggregate liquidation preference).
(8)	Excess of the carrying amount of Series AA, E and F Public Preferred Stock over the fair value on March 31, 2009 of the Common Stock to be issued in the Exchange Offers.
(9)	Assumes redemption of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) held by the U.S. Treasury into Common Stock and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury through issuance of new 8% trust preferred securities.
(10)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of March 31, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(11)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on March 31, 2009 of the Common Stock and the estimated fair value on March 31, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions.
(12)	Redemption of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(13)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC assumed to be recorded at the estimated fair value as of March 31, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(14)	APIC in respect of newly issued Common Stock. For non-convertible preferred stock and Trust Preferred Securities exchanged for Common Stock, the amount is the excess of the fair value on March 31, 2009 of the Common Stock issued over its par value.
(15)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(16)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on March 31, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.
(17)	Excess of the carrying amount of Trust Preferred Securities to be retired over the fair value on March 31, 2009 of the Common Stock to be issued in exchange. This amount will be recorded in the income statement of the period during which this transaction is consummated.
(18)	The carrying amount of the Trust Preferred Securities proposed to be retired includes an estimated adjustment basis related to SFAS No. 133 hedging.
(19)	Amounts of income taxes estimated to be payable upon the retirement of the Trust Preferred Securities.

Low Participation Scenarios

(in millions of dollars)	Actual March 31, 2009	Exchange of Convertible Preferred Stock(1)		Adjustments						Pro Forma March 31, 2009
				Exchange of Non- Convertible Preferred Stock(6)	Exchange of Non- Convertible Preferred Stock Held by U.S. Treasury(8)		Conversion of Guarantee- Related Non- Convertible Preferred Stock Held by U.S. Treasury and FDIC(11)		Exchange of Trust Preferred Securities for Common Stock
Assets
Cash and due from banks and Deposits at interest with banks	$190,566									$190,566
Federal funds sold and securities purchased	179,603									179,603
Trading account assets	335,222									335,222
Investments	238,806									238,806
Loans, net	625,589									625,589
Other assets	212,770				$(4,583	)(14)				208,187
Goodwill and intangibles (other than mortgage servicing rights)	40,022									40,022

Total assets	$1,822,578	$—		$—	$(4,583)		$—		$—	$1,817,995

Liabilities
Total deposits	$762,696									$762,696
Federal funds purchased and securities loan	184,803									184,803
Trading account liabilities	130,826									130,826
Long-term debt	337,252				$19,500	(9)	$4,235	(12)		360,987
Other liabilities	261,074									261,074

Total liabilities	$1,676,651	$—		$—	$19,500		$4,235		$—	$1,700,386

Equity
Preferred Stock	$74,246	$(12,500	)(2)		$(43,293	)(2)	$(3,529	)(2)		$14,924
Common Stock	57	38	(3)		38	(3)				133
Additional paid-in capital	16,525	20,993	(4)		9,692	(13)				47,210
Retained Earnings	86,115	(8,531	)(5)	(7)	9,480	(10)	(706	)(15)	(6)	86,358
Treasury stock, at cost	(5,996)									(5,996)
Accumulated other comprehensive income (loss)	(27,013)									(27,013)

Total Citigroup stockholder’s equity	$143,934	$—		$—	$(24,083)		$(4,235)		$—	$115,616

Noncontrolling interest	1,993									1,993

Total equity	$145,927	$—		$—	$(24,083)		$(4,235)		$—	$117,609

Total liabilities and equity	$1,822,578	$—		$—	$(4,583)		$—		$—	$1,817,995

(1)	Assumes conversion of all outstanding shares of Series A1, B1, C1, D1, J1, K1, L2 and N1 convertible preferred stock ($12.5 billion aggregate liquidation preference).
(2)	Reduction of preferred stock balance as a result of conversion of convertible preferred or redemption of non-convertible.
(3)	Par value of newly issued Common Stock.
(4)	APIC in respect of conversion of convertible preferred stock. The amount is equal to sum of (i) the value of the inducement offer (see footnote 6 below) and (ii) the difference between the carrying amount of the preferred stock exchanged and the par value of the shares of Common Stock to be issued.
(5)	Value of inducement for the Exchange Offers and the USG/Private Holders Transactions represents the excess of the fair value on March 31, 2009 of the Common Stock to be issued in the Exchange Offers and the USG/Private Holders Transactions over the value on March 31, 2009 of the Common Stock issuable pursuant to the original conversion terms of the convertible preferred stock.

(6)	Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(7)	Series AA, E and F Public Preferred Stock and Trust Preferred Securities are not exchanged under the Low Participation Scenario.
(8)	Assumes redemption of all outstanding shares of Series H non-convertible preferred stock ($25 billion aggregate liquidation preference) and all outstanding shares of Series I non-convertible preferred stock ($20 billion aggregate liquidation preference) held by the U.S. Treasury through issuance of 3,846,153,846 shares of Common Stock and new 8% trust preferred securities with an agreement liquidation amount of $32.5 billion.
(9)	Issuance of new 8% trust preferred securities to the U.S. Treasury recorded at the estimated fair value as of March 31, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(10)	Excess of the carrying amount of the outstanding shares of Series H and I non-convertible preferred stock over the fair value on March 31, 2009 of the Common Stock and the estimated fair value on March 31, 2009 of the new 8% trust preferred securities, in each case, to be issued to the U.S. Treasury in the USG/Private Holders Transactions.
(11)	Exchange of all outstanding shares of Series G non-convertible preferred stock ($7.059 billion aggregate liquidation preference) held by the U.S. Treasury and the FDIC.
(12)	Issuance of new 8% trust preferred securities to the U.S. Treasury and the FDIC recorded at estimated fair value as of March 31, 2009 for purposes of the pro forma balance sheet. The 8% trust preferred securities will ultimately be recorded at the commitment date fair value.
(13)	APIC in respect of newly issued Common Stock. For non-convertible preferred stock, the amount is the excess of the fair value on March 31, 2009 of the Common Stock over its par value.
(14)	Deferred tax liability related to 8% trust preferred securities issued to U.S. Treasury recorded as a reduction of the net deferred tax asset position.
(15)	Excess of the carrying amount of the outstanding shares of Series G non-convertible preferred stock over the estimated fair value on March 31, 2009 of the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC in the USG/Private Holders Transactions.

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offers and the USG/Private Holders Transactions on certain statement of income items and earnings per share (“EPS”) for the fiscal year ended December 31, 2008 and the quarter ended March 31, 2009 as if the Exchange Offers and USG/Private Holders Transactions had been completed on January 1, 2008. We have calculated the pro forma information below by (1) eliminating all the actual dividends paid to holders of preferred stock in 2008 and in the first quarter of 2009(1), (2) assuming the new 8% trust preferred securities were issued on January 1, 2008(2), (3) assuming that the E-TRUPS® accepted for exchange, if applicable, were retired on January 1, 2008 and (4) assuming that the new shares of Common Stock issuable in the Exchange Offers and the USG/Private Holders Transactions were issued on January 1, 2008. The retained earnings impact of the Exchange Offers and the USG/Private Holders Transactions has not been included in the analysis because it is not recurring.

	High Participation Scenario FY ’08	Low Participation Scenario FY ’08	High Participation Scenario Q1 ’09	Low Participation Scenario Q1 ’09
	(in millions, except per share amounts)
Actual income (loss) from continuing operations, as reported	$(32,094)	$(32,094)	$1,610	$1,610
After-tax interest expense saved on retired E-TRUPS®(6)	250	—	63	—
After-tax interest expense on new 8% trust preferred securities(3)	(1,553)	(2,271)	(388)	(568)

Pro forma income (loss) from continuing operations	$(33,397)	$(34,365)	$1,285	$1,042
Preferred dividends paid to holders of preferred stock(4)	$—	$—	$—	$—

Pro forma net income available to common shareholders	$(33,397)	$(34,365)	$1,285	$1,042

Common shares used to calculate pro forma EPS	5,265	5,265	5,385	5,385
Common shares newly issued	17,433	7,692	17,433	7,692

Pro forma number of common shares	22,698	12,957	22,818	13,077
Earnings per share (basic and diluted) from continuing operations(5)	$(1.47)	$(2.65)	$0.06	$0.08

(1)	Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the consummation of the Exchange Offers, and as a result all preferred dividends were eliminated.
(2)	This presentation assumes the new trust preferred securities were issued on and began to accrue interest from January 1, 2008, but eliminates actual dividends on preferred stock that was not outstanding for the entirety of 2008. The following section, “Annualized Earnings Implications,” assumes both the redeemed preferred stock and newly issued Common Stock and new 8% trust preferred securities were outstanding for a full year.
(3)	Citigroup’s pro forma net income is negatively affected by the USG/Private Holders Transactions due to the interest expense (including the stated interest of the instruments and the periodic accretion between carrying amount and the par amount of the instruments) associated with the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC upon exchange of preferred stock held by such entities. Under the High Participation Scenario, the preferred stock held by such entities to be converted into new 8% trust preferred securities has an aggregate liquidation preference of $27.059 billion. Under the Low Participation Scenario, the aggregate liquidation preference of the preferred stock held by the U.S. Treasury and the FDIC to be converted into new 8% trust preferred securities is $39.559 billion.

(4)	The High Participation Scenario assumes that there are no remaining shares of preferred stock outstanding. Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the consummation of the Exchange Offers and as a result all preferred stock dividends were eliminated.
(5)	For the EPS of 2008, the pro forma net income available to common shareholders is negative, hence diluted EPS equals basic EPS. For the EPS of the first quarter of 2009, the diluted number of common shares under the Low Participation Scenario is only 94 million shares greater than the number of basic shares, which impacts EPS by less than the decimals reported.
(6)	Citigroup’s pro forma net income is positively affected by the retirement of the E-TRUPS® accepted for exchange, if applicable.

Annualized Earnings Implications

The following presents the analysis of the annualized earnings implications resulting from the Exchange Offers and the USG/Private Holders Transactions taking into account the recurring economic cost, on an annualized basis, of both the redeemed and newly issued securities for consistent periods of time. The impact of the items presented does not represent the income from continuing operations of a specific period. The retained earnings impact of the Exchange Offers and the USG/Private Holders Transactions has not been included in this analysis because it is not recurring.

	High Participation Scenario	Low Participation Scenario
	(in millions, except per share amounts)
Annualized after-tax interest expense on newly issued 8% trust preferred securities(1)	$(1,553)	$(2,271)
Annualized after-tax interest expense saved on the retired E-TRUPS®(4)	250	—
Annualized dividends to holders of preferred stock(2)	5,693	5,693

Impact on net income available to common shareholders	$4,390	$3,422

Basic and diluted common shares outstanding(3)	5,385	5,385
Common shares newly issued	17,433	7,692
Revised basic and diluted common shares	22,818	13,077
Impact on basic and diluted earnings per share	$0.19	$0.26

(1)	Citigroup’s net income is negatively affected by the USG/Private Holders Transactions due to the interest expense (including the stated interest of the instruments and the periodic accretion between carrying amount and the par amount of the instruments) associated with the new 8% trust preferred securities to be issued to the U.S. Treasury and the FDIC upon exchange of preferred stock held by such entities. Under the High Participation Scenario, the preferred stock held by such entities to be converted into new 8% trust preferred securities has an aggregate liquidation preference of $27.059 billion. Under the Low Participation Scenario, the aggregate liquidation preference of the preferred stock held by the U.S. Treasury and FDIC to be converted into new 8% trust preferred securities is $39.559 billion.
(2)	Dividends on preferred stock reduce the income available to common shareholders. The retirement of the associated preferred stock will improve basic and diluted earnings per share. Although the Low Participation Scenario assumes that some holders of preferred stock will not tender their shares, Citigroup has announced that it will suspend preferred dividends upon the consummation of the Exchange Offers and as a result all preferred stock dividends were eliminated.
(3)	As of March 31, 2009.
(4)	Citigroup’s pro forma net income is positively affected by the retirement of the E-TRUPS® accepted for exchange, if applicable.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to participate in the Exchange Offers. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

Risks Related to the Market Price and Value of the Common Stock Offered in the Exchange Offers

The Exchange Offers and the USG/Private Holders Transactions will result in a substantial amount of our Common Stock entering the market, which could adversely affect the market price of our Common Stock.

As of May 8, 2009, we had approximately 5.51 billion shares of Common Stock outstanding. Following consummation of the Exchange Offers and the USG/Private Holders Transactions, assuming the Exchange Offers are fully subscribed and stockholder approval of the Authorized Share Increase is obtained, this figure will increase to [        ] billion shares of Common Stock. The issuance of such a large number of shares of our Common Stock could adversely affect the market price of our Common Stock.

The value of the Common Stock being offered in the Exchange Offers is lower than the liquidation preference of the Public Preferred Depositary Shares and the liquidation amount of the Trust Preferred Securities.

Depending on the type and series of Subject Securities that you hold, we are valuing such securities at only 85% or 95% of their liquidation preference or liquidation amount, as applicable. In addition, we are valuing the Common Stock that we are offering in exchange for your already discounted Subject Securities at $3.25, which could be above the closing price of the shares of Common Stock you receive on the settlement date of the applicable Exchange Offer, if your Subject Securities are accepted for exchange.

The number of shares of Common Stock offered in the Exchange Offers is fixed and will not be adjusted. The market price of our Common Stock may fluctuate, and the market price of the shares of Common Stock when we deliver the Common Stock in exchange for your Subject Securities could be less than the market price at the time you tender your Subject Securities.

The number of shares of Common Stock offered for each Subject Security accepted for exchange is fixed at the number of shares specified on the cover of this document and will not be adjusted regardless of any increase or decrease in the market price of our Common Stock or the Subject Securities between the date of this document and the settlement date. Therefore, the market price of the Common Stock when we deliver Common Stock in exchange for your Subject Securities could be less than the market price at the time you tender your Subject Securities. The market price of our Common Stock has recently been subject to significant fluctuations and volatility. The market price of our Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept Subject Securities for exchange in an Exchange Offer and the settlement date, when we deliver Common Stock in exchange for Subject Securities, or any extension of an Exchange Offer.

The market price of our Common Stock may be subject to continued significant fluctuations and volatility.

The stock markets have recently experienced high levels of volatility. These market fluctuations have adversely affected, and may continue to adversely affect, the trading price of our Common Stock. In addition, the market price of our Common Stock has been subject to significant fluctuations and volatility and may continue to fluctuate or further decline. Factors that could cause fluctuations, volatility or further decline in the market price of our Common Stock, many of which could be beyond our control, include the following:

•	changes or perceived changes in the condition, operations, results or prospects of our businesses and market assessments of these changes or perceived changes;

•	announcements relating to significant corporate transactions, including the Exchange Offers and the USG/Private Holders Transactions;

•	changes in governmental regulations or proposals, or new governmental regulations or proposals, affecting us, including those relating to the current financial crisis and global economic downturn;

•	the continued decline, failure to stabilize or lack of improvement in general market and economic conditions;

•	the departure of key personnel;

•	operating and stock price performance of companies that investors deem comparable to us; and

•	market assessments as to whether and when the Exchange Offers and the USG/Private Holders Transactions will be consummated.

Holders are urged to obtain current market quotations for our Common Stock when they consider whether to participate in the Exchange Offers.

The price of our Common Stock is depressed and may not recover.

The price of our Common Stock has declined significantly from a closing price of $55.12 on May 25, 2007 to a closing price of $3.66 on May 12, 2009, the last trading day prior to the date of this document. There can be no assurance that our stock price will recover to prior levels or to any particular level. Many factors that we cannot predict or control, including the factors listed above under “The market price of our Common Stock may be subject to continued significant fluctuations and volatility,” may cause sudden changes in the price of our Common Stock or prevent the price of our Common Stock from recovering.

The fair value of Citigroup’s Common Stock on the expiration date of the Exchange Offers and the commitment date of the USG/Private Holders Transactions will affect the amount of net income available to common shareholders, earnings per share, retained earnings and additional paid-in capital recorded in our financial statements.

The Interim Securities issued in the USG/Private Holders Transactions will be recorded at a fair value based on the price of the Common Stock on the day that the USG and Private Holders commit themselves (the “commitment date”) to the USG/Private Holders Transactions. The commitment date is generally the date on which the parties to the transaction are legally committed. If the price of the Common Stock is greater than the conversion price of $3.25 on the commitment date, a “beneficial conversion feature” will be deemed to exist and will have to be accounted for accordingly. The amount of the beneficial conversion feature will be the difference between the conversion price of the Interim Securities and the price of the Common Stock on the commitment date multiplied by the number of shares of Common Stock into which the Interim Securities are convertible. The accounting for the beneficial conversion feature will have no impact to net income or total stockholders’ equity. However, net income available to common shareholders and earnings per share will be reduced, and a reclassification will take place from retained earnings to additional paid-in capital in the amount of the beneficial conversion feature. The pro forma financial information presented in “Unaudited Pro Forma Financial Information” does not reflect the impact of such beneficial conversion feature because the closing price of the Common Stock on March 31, 2009 was $2.53, which is less than the $3.25 conversion price.

Additionally, using the price of the Common Stock on the commitment date instead of the closing price of $2.53 on March 31, 2009 will impact the pro forma financial information presented in “Unaudited Pro Forma Financial Information,” which reflects the ultimate conversion of the Interim Securities into Common Stock. If the price per share of Common Stock on the commitment date is greater than the price on March 31, 2009, there will be an increase in additional paid-in capital and a decrease in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information. Conversely, if the price per share of Common Stock on the commitment date is less than the closing price on March 31, 2009, there will be a decrease in additional paid-in capital and increase in net income available to common shareholders, earnings per share and retained earnings relative to the pro forma financial statement information.

Furthermore, the estimated value of the new 8% trust preferred securities on the commitment day may differ from the estimated value used in the pro forma financial statements included in this document. If the estimated fair value of the new 8% trust preferred securities is greater than the value used in the following pro forma statements, the positive impact on retained earnings will be lower and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be lower. Conversely, if the estimated fair value of the new 8% trust preferred securities is lower than the value used in the following pro forma statements, the positive impact on retained earnings will be greater and the amount of deferred tax liabilities created by the Exchange Offers and the USG/Private Holders Transactions will also be greater.

Risks Related to the Rights of our Common Stock Compared to the Rights of our Debt Obligations and Senior Equity Securities, including the Subject Securities

All of our debt obligations and our senior equity securities, including the Interim Securities and any Subject Securities that remain outstanding after the Exchange Offers, will have priority over our Common Stock with respect to payment in the event of liquidation, dissolution or winding up, and possibly with respect to the payment of dividends.

In any liquidation, dissolution or winding up of Citigroup, our Common Stock would rank below all debt claims against the Company and claims of all of our outstanding shares of preferred stock and other senior equity securities, including the Interim Securities, any shares of the Subject Securities that are not exchanged for Common Stock in the Exchange Offers and shares of the new 8% trust preferred securities that will be issued to the USG in the USG/Private Holders Transactions. As a result, holders of our Common Stock, including holders of Subject Securities whose securities are accepted for exchange in the Exchange Offers, will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of Citigroup until after all our obligations to our debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

In addition, our Certificate of Incorporation currently requires us to pay dividends on our preferred stock before we pay any dividends on our Common Stock. Although we are seeking stockholder approval of the Public Preferred Stock Amendments to eliminate these provisions from our Certificate of Incorporation, we may not obtain this approval. If we do not obtain this approval, holders of our Common Stock, including holders of Subject Securities whose securities are accepted for exchange in the Exchange Offers, will not be entitled to receive payment of any dividends on their shares of Common Stock unless and until we resume payments of dividends on our preferred stock.

Regardless whether the Public Preferred Stock Amendments are approved, the terms of our Trust Preferred Securities, including the new trust preferred securities to be issued to the USG, require payment of accrued distributions on those securities before any dividends are paid on our Common Stock (subject to certain exceptions).

Holders of Trust Preferred Securities whose securities are accepted in the Exchange Offers will be giving up their right to future distributions on those Trust Preferred Securities.

We announced on February 27, 2009, and reconfirmed on April 17, 2009, that we currently intend to continue paying distributions on our Trust Preferred Securities in accordance with their current terms. However, if your Trust Preferred Securities are tendered and accepted for exchange in the Trust Preferred Exchange Offer, you will be giving up your right to any accrued and unpaid distributions on your Trust Preferred Securities and any future distributions on your Trust Preferred Securities and we cannot offer any assurance that we will pay, or that we will be permitted to pay, dividends on our Common Stock in the future.

Dividends on our Common Stock will be suspended and you may not receive funds in connection with your investment in our Common Stock without selling your shares of our Common Stock.

On April 17, 2009, we announced that we do not plan to make any dividend payments on our Common Stock prior to the closing of the Exchange Offers. In addition, if we do not obtain stockholder approval of the Dividend Blocker Amendment, we will be unable to pay dividends on our Common Stock unless and until we resume payments of dividends on our preferred stock. Further, the USG has imposed restrictions, and may impose additional restrictions, on the amount of dividends we may pay on our Common Stock. Accordingly, you may have to sell some or all of your shares of our Common Stock in order to generate cash flow from your investment. You may not realize a gain on your investment when you sell the Common Stock and may lose the entire amount of your investment.

Risks Related to the Issuance of a Significant Amount of Common Stock and Dilution of Holders of our Common Stock, including Participants in the Exchange Offers

Our Common Stock will be further diluted by conversions of the Interim Securities and/or Warrants into, and future issuances of, our Common Stock.

The Interim Securities to be issued to the USG and the Private Holders will convert into up to approximately 11.5 billion shares of our Common Stock, assuming stockholder approval of the Authorized Share Increase is obtained. In addition, in the event that we do not obtain stockholder approval of the Authorized Share Increase within six months of the issuance of the Interim Securities, the Warrants will become immediately exercisable for an additional 790 million shares of our Common Stock. If the Warrants become exercisable, the Interim Securities will remain outstanding and will be automatically converted into Common Stock upon approval of the Authorized Share Increase, even if approved at a later date, resulting in further dilution to the existing holders of our Common Stock, including participants in the Exchange Offers. Future issuances of our Common Stock also could result in further dilution to the existing holders of our Common Stock. Additional dilution could have a material depressive effect on the market price of our Common Stock.

The securities that are the subject of the USG/Private Holders Transactions are not being exchanged at a discount to their liquidation preference.

Although we are valuing the Common Stock being offered in the USG/Private Holders Transactions at the same $3.25 price per share as we are valuing the Common Stock being offered in the Exchange Offers, we are exchanging the securities that are the subject of the USG/Private Holders Transactions at the full amount of their liquidation preference and not subjecting them to the same 5-15% discount that we are applying to the liquidation preference and liquidation amount of the Subject Securities. For each $1,000 liquidation preference accepted for exchange in the USG/Private Holders Transactions, each holder would receive approximately 307 shares of Common Stock, plus cash in lieu of any fractional share of Common Stock, compared to between approximately 261 to 292 shares of Common Stock in the Exchange Offers, plus cash in lieu of any fractional share of Common Stock. As a result, the number of shares of Common Stock issuable to the USG and the Private Holders per $1,000 liquidation preference (assuming stockholder approval of the Authorized Share Increase is obtained) will be substantially larger than the aggregate number of shares of Common Stock issued to holders of Subject Securities with the same liquidation preference or liquidation amount.

Additional assistance from the USG may further dilute existing holders of our Common Stock, including participants in the Exchange Offers.

Since October 2008, Citigroup has issued approximately $52 billion in equity securities to various entities within the USG. While the USG/Private Holders Transactions and the Exchange Offers do not involve any additional investment in Citigroup by the USG, there can be no assurance that there will not be any additional USG programs or requirements in the future that could result in, or require, additional equity issuances that would further dilute the existing holders of our Common Stock (including participants in the Exchange Offers).

For example, as a result of the stress test conducted pursuant to the U.S. government’s Supervisory Capital Assistance Program (“SCAP”), we are required to increase our Tier 1 Common by an additional $5.5 billion, which requirement would be satisfied if we accept for exchange Public Preferred Depositary Shares and Trust Preferred Securities with an aggregate liquidation preference or amount of $20.5 billion. If we accept for exchange less than this amount, we may have to increase our Tier 1 Common through other means, including by raising capital privately or issuing mandatory convertible preferred stock and related warrants to the U.S. Treasury pursuant to SCAP, which could further dilute the existing holders of our Common Stock including participants in the Exchange Offers.

In addition, such equity issuances would reduce any earnings available to the holders of our Common Stock and the return thereon unless our earnings increase correspondingly. We cannot predict the size of future equity issuances, if any, or the effect that they may have on the market price of the Common Stock. The issuance of substantial amounts of equity, or the perception that such issuances may occur, could adversely affect the market price of our Common Stock. See also “Risk Factors—Future issuance of Citigroup common stock and preferred stock may reduce any earnings available to common shareholders and the return on the Company’s equity” in our Annual Report on Form 10-K for the year ended December 31, 2008.

We will not accept Subject Securities for exchange unless the tendering holder grants a Proxy Instruction to approve all of the Common Stock Amendments and, in the case of tenders by holders of Public Preferred Depositary Shares as of the Preferred Stock Record Date, grant a Voting Instruction to approve all of the Public Preferred Stock Amendments.

Tendering holders of Subject Securities must grant a Proxy Instruction to approve all of the Common Stock Amendments. As a result, even if you believe that one or all of the Common Stock Amendments would not be in your best interest (for example, if you elect to tender some, but not all of your Subject Securities in the Exchange Offer), if you wish to tender your Subject Securities you must nonetheless follow the instructions in the applicable letter of transmittal to instruct the Exchange Agent to deliver the shares of Common Stock to be issued in respect of your Subject Securities to the Voting Trust, to agree to the terms of the Voting Trust described in the applicable letter of transmittal and to irrevocably instruct the Voting Trustee to grant a proxy authorizing the execution of a written consent in favor of all of the Common Stock Amendments.

Similarly, tendering holders of Public Preferred Depositary Shares that were holders of Public Preferred Depositary Shares as of the Preferred Stock Record Date must grant a Voting Instruction to approve of all of the Public Preferred Stock Amendments. As a result, even if you believe that one or more of the Public Preferred Stock Amendments would not be in your best interest (for example, if you elect to tender some, but not all of your Public Preferred Depositary Shares in the Public Preferred Depositary Exchange Offers), if you were a holder of Public Preferred Depositary Shares as of the Preferred Stock Record Date and wish to tender any of such Public Preferred Depositary Shares you must nonetheless follow the instructions in the applicable letter of transmittal to instruct BONY, as depositary for the Public Preferred Depositary Shares, to grant a proxy authorizing the execution of a written consent in favor of all of the Public Preferred Stock Amendments with respect to the Public Preferred Depositary Shares you tender.

Additional Risks Related to the Exchange Offers and USG/Private Holders Transactions

We may fail to realize all of the anticipated benefits of the Exchange Offers and USG/Private Holders Transactions.

The primary goal of the Exchange Offers and USG/Private Holders Transactions is to increase our TCE and Tier 1 Common. A view has recently developed that TCE and Tier 1 Common are important metrics for analyzing a financial institution’s financial condition and capital strength. We believe that increasing our TCE and Tier 1 Common will reduce our expenses associated with preferred stock dividends, enhance our standing with our regulators and improve market and public perception of our financial strength. However, given the relatively recent emergence of TCE and Tier 1 Common as important metrics for analyzing the financial condition and capital strength of a financial institution, and the rapidly changing and uncertain financial environment, there can be no assurance that we will achieve these objectives or that the benefits, if any, realized from the Exchange Offers and USG/Private Holders Transactions will be sufficient to restore market and public perception of our financial strength.

The USG will participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the holders of Subject Securities, up to an aggregate cap of $25 billion in liquidation preference, which will magnify the impact of non-participating holders in the Exchange Offers.

In the event that less than $12.5 billion of liquidation preference or amount of Subject Securities is tendered and accepted for exchange, each dollar of liquidation preference or liquidation amount of Subject Securities below $12.5 billion that is not tendered for exchange in the Exchange Offers will reduce the participation of the USG in the USG/Private Holders Transactions on a “dollar-for-dollar” basis, effectively doubling the impact of each dollar of liquidation preference or liquidation amount of Subject Securities not tendered in the Exchange Offers below $12.5 billion. If the participation level in the Exchange Offers is substantially lower than anticipated, the benefits that we anticipate realizing from the Exchange Offers and USG/Private Holders Transactions, including increased TCE, Tier 1 Common and market confidence, may be substantially impaired, or may not be realized at all.

We have not obtained a third-party determination that the Exchange Offers are fair to holders of the Subject Securities.

We are not making a recommendation as to whether you should exchange your Subject Securities in the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Subject Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers. You must make your own independent decision regarding your participation in the Exchange Offers.

Failure to successfully complete the Exchange Offers, the USG/Private Holders Transactions and to obtain stockholder approval of the Authorized Share Increase could negatively affect the price of our Common Stock.

Several conditions must be satisfied or waived in order to complete the Exchange Offers, including that the USG and the Private Holders complete an exchange of an aggregate of at least $23 billion of our preferred stock for newly issued securities of Citigroup, that certain conditions to closing of the exchange with the USG have been satisfied and that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offers or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise), income, operations or prospects. See “The Exchange Offers—Conditions of the Exchange Offers.” In addition, in order to complete the USG/Private Holders Transactions, several customary closing conditions must be satisfied, including the receipt of material regulatory approvals. The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offers may not occur or may be delayed.

If the Exchange Offers and the USG/Private Holders Transactions are not completed or are delayed, or if stockholder approval of the Authorized Share Increase is not obtained or delayed, we may be subject to the following material risks:

•

the market price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects a market assumption that the Exchange Offers and the USG/Private Holders Transactions have been or will be completed;

•

the market price of our Public Preferred Depositary Shares and Trust Preferred Securities may decline to the extent that the current market price of our Public Preferred Depositary Shares and Trust Preferred Securities reflects a market assumption that the Exchange Offers and the USG/Private Holders Transactions have been or will be completed;

•	we may not be able to increase our TCE or Tier 1 Common and thus fail to increase a key measure of financial strength as viewed by our regulators and the market;

•	we may be required to raise capital privately or issue mandatory convertible preferred stock and related warrants to the U.S. Treasury pursuant to the SCAP;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to dividends paid on the number of shares of Common Stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will accrue cumulative dividends equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible. If stockholder approval of the Authorized Share Increase is not obtained or is delayed, the Interim Securities will remain outstanding and will accrue dividends at a rate that will become more expensive to us over time (up to a cap). As a result, our TCE and Tier 1 Common may not improve to the desired level and if your Subject Securities are accepted for exchange, you will hold shares of Common Stock that are subordinated to the Interim Securities; and

•

if stockholder approval of the Authorized Share Increase is not obtained within six months of the issuance of the Warrants, the Warrants for 790 million shares of Common Stock will become exercisable at a price of $.01 per share and such exercise will be materially dilutive to existing holders of our Common Stock.

Risks Related to Not Participating in the Exchange Offers

If the Exchange Offers are successful, there may no longer be a trading market for the Public Preferred Depositary Shares, the market price for Public Preferred Depositary Shares may be depressed and there may be a limited trading market for certain series of the Trust Preferred Securities.

The Public Preferred Depositary Exchange Offers are for any and all Public Preferred Depositary Shares and any Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after the completion of such Exchange Offers. In the event that a sufficiently small number of Public Preferred Depositary Shares remain outstanding following such Exchange Offers, the reduction in the number of Public Preferred Depositary Shares available for trading and the suspension of dividends on the Public Preferred Depositary Shares may have a significant and adverse effect on the liquidity of any trading market for, and the market price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers. There may not be an active market for the Public Preferred Depositary Shares, and, if we delist the Public Preferred Depositary Shares, holders of Public Preferred Depositary Shares may have an illiquid investment indefinitely.

Depending on the amount and series of Trust Preferred Securities that are accepted for exchange in the Trust Preferred Exchange Offer, the trading market for certain series of the Trust Preferred Securities that remain outstanding after the Trust Preferred Exchange Offer may be more limited. A reduced trading volume may decrease the price and increase the volatility of the market price of the Trust Preferred Securities that remain outstanding following the Trust Preferred Exchange Offer.

The Public Preferred Stock Amendments, if approved, will eliminate certain significant rights of the holders of Public Preferred Depositary Shares.

If we complete the Public Preferred Depositary Exchange Offers and obtain approval of the Public Preferred Stock Amendments, significant rights of holders of Public Preferred Depositary Shares will be eliminated, including their right (i) to receive preferred dividends before any junior securities; (ii) to receive dividends proportionately with all other series of stock that rank equally with such series of preferred stock, in the event that dividends have not been paid in full on such series of preferred stock; and (iii) subject to delisting of the Public Preferred Depositary Shares, to elect two additional directors to our board of directors in the event that we do not pay dividends on such series of preferred stock for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offers.

CAPITALIZATION

The following table sets forth the carrying amount of our capitalization, as of March 31, 2009, on an actual basis and on a pro forma basis to reflect: (i) completion of the Exchange Offers and the USG/Private Holders Transactions under the Low Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above) and (ii) completion of the Exchange Offers and the USG/Private Holders Transactions under the High Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above). This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, which are incorporated by reference into this document.

	As of March 31, 2009
	Actual	Pro Forma for Exchange Offers and USG/Private Holders Transactions (Low)	Pro Forma for Exchange Offers and USG/Private Holders Transactions (High)
Total deposits	$762,696	$762,696	$762,696
Long-term debt(1)	337,252	360,987	347,440
Mandatorily redeemable Trust Preferred Securities	24,532	48,267	34,720
Common shareholders’ equity	69,688	100,692	130,114
Total Stockholders’ Equity	143,934	115,616	130,114

(1)	Includes the pro forma amounts for liabilities related to mandatorily redeemable Trust Preferred Securities.

REGULATORY CAPITAL RATIOS

The following table sets forth Citigroup’s regulatory capital ratios, as of March 31, 2009, on an “as reported” basis, as well as the basis point impacts to the ratios under pro forma bases. The pro forma bases present: (i) completion of the Exchange Offers and the USG/Private Holders Transactions under the Low Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above) and (ii) completion of the Exchange Offers and the USG/Private Holders Transactions under the High Participation Scenario (as defined under “Unaudited Pro Forma Financial Information” above). This table should be read in conjunction with the information set forth under “Selected Financial Data” and “Unaudited Pro Forma Financial Information” and our consolidated unaudited financial statements set forth in our Form 10-Q for the quarterly period ended March 31, 2009, which are incorporated by reference into this document.

The pro forma impacts presented in the table also reflect the fair value of the trust preferred securities to be issued under both the Low and High Participation Scenarios, as well as the assumption that the fair value of the trust preferred securities is approximately 60% of their liquidation amount.

	As of March 31, 2009
	As Reported	Pro Forma for Exchange Offers and USG/Private Holders Transactions (Low)	Pro Forma for Exchange Offers and USG/Private Holders Transactions (High)
	%	Bps	Bps
Tier 1 Common	2.16	+344	+623
Tier 1 Capital	11.92	-41	-3
Total Capital	15.61	-4	-3
Leverage	6.60	-25	-3

Tier 1 Capital Implications of Trust Preferred Securities Issued under Low and High Participation Scenarios

Under the Low Participation Scenario, in which it is assumed that none of the Public Preferred Depositary Shares and none of the Trust Preferred Securities are exchanged for Common Stock, 50% of the liquidation preference of the $25 billion of USG Series H preferred stock would be exchanged for Common Stock and the remaining 50% of liquidation preference would be exchanged for new trust preferred securities. As a result, the total amount of preferred stock held by the USG that would be exchanged or converted to trust preferred securities would have a liquidation preference of approximately $39.5 billion, comprised of Series I preferred stock of $20 billion, Series G preferred stock of approximately $7 billion, and Series H preferred stock of $12.5 billion. On a pro forma basis, under this scenario, approximately $3.8 billion of the newly issued trust preferred securities would be excludable from Tier 1 Capital, exceeding the risk-based capital limit on the amount of qualifying trust preferred securities allowable within Tier 1 Capital. Citigroup estimates, on a pro forma basis, that approximately $5.7 billion of the approximately $14.9 billion of Public Preferred Depositary Shares would need to participate in the exchange for Common Stock, assuming none of the Trust Preferred Securities participate, so as to preclude the exclusion of any newly issued trust preferred securities from Tier 1 Capital.

Under the High Participation Scenario, it is assumed that all of the USG Series H preferred stock, all of the convertible preferred stock held by the Private Holders, all of the Public Preferred Depositary Shares, and approximately $5.6 billion of the Trust Preferred Securities (an aggregate liquidation preference and amount of approximately $58.0 billion), would be exchanged for Common Stock. On a pro forma basis, under this scenario, none of the resultant trust preferred securities to be issued in connection with the conversion of the USG Series I preferred stock and Series G preferred stock would be excludable from Tier 1 Capital.

THE EXCHANGE OFFERS

Purpose and Background of the Transactions

On February 27, 2009, we announced that we would exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities and Warrants to purchase Common Stock, as described below, and that we would commence the Exchange Offers.

Purpose of the Exchange Offers

Citigroup is subject to risk-based capital ratio guidelines issued by the FRB. One such ratio, Tier 1 Capital, is considered “core capital.” Tier 1 Capital is stated as a percentage of risk-weighted assets. To be “well capitalized” under FRB regulations, a financial institution must have a Tier 1 Capital of at least 6%.

In the past, Citigroup (and its regulators, including the FRB) have focused on Tier 1 Capital as the most important measure of risk capital for financial institutions, and based on Citigroup’s Tier 1 Capital of 11.9% as of March 31, 2009, Citigroup has been very well capitalized. However, a view has recently developed that TCE and Tier 1 Common are important metrics for analyzing a financial institution’s financial condition and capital strength.

The primary purpose of the Exchange Offers and USG/Private Holders Transactions is to make Citigroup a strongly capitalized bank on a TCE and Tier 1 Common basis. As defined by Citigroup, TCE represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Depending on the level of participation in the Exchange Offers and completion of the USG/Private Holders Transactions, Citigroup’s TCE would increase by up to approximately $60 billion and Tier 1 Common would increase by up to approximately $64 billion as of March 31, 2009 on a pro forma basis as a result of the Exchange Offers and USG/Private Holders Transactions.

Background to the Transactions

In the USG/Private Holders Transactions, we will exchange certain series of our preferred stock held by the USG and the Private Holders for Interim Securities at an exchange price (referred to herein as the “related offers exchange ratio”) of $3.25 per share (relative to the aggregate liquidation preference of the preferred stock exchanged) and for Warrants. The material terms of the Interim Securities and Warrants are described below.

The interim securities (the “Interim Securities”) are a new class of stock to be created from our blank check preferred stock authority, to be designated as “Series M Common Stock Equivalent.” The following are the material terms of the Interim Securities:

•	the number of Interim Securities to be issued to any holder will be determined by the related offers exchange ratio;

•	the Interim Securities will automatically convert into shares of Common Stock if the Authorized Share Increase is approved by our stockholders;

•

for the first six months following issuance, each Interim Security will receive dividends in an amount equal to dividends paid on the number of shares of Common Stock into which such Interim Security is convertible; if the Authorized Share Increase is not approved within six months of the issuance of the Interim Securities, each Interim Security will have a cumulative dividend equal to the greater of (x) 9% (increasing by 2 percentage points each quarter up to a cap of 19%) and (y) the dividend actually paid on the number of shares of Common Stock into which such Interim Security is convertible;

•	the Interim Securities will rank equally with the Public Preferred Stock in the event that we liquidate or dissolve;

•

after six months following the issuance of the Interim Securities, the Interim Securities will rank equally with the Public Preferred Stock with respect to (x) receiving dividends proportionately with all other series of stock that rank equally with such series in the event that dividends on such series have not been paid in full and (y) the right to, together with other parity stock (subject to the results of the vote with respect to the Director Amendment), elect two additional directors to our board of directors in the event that we do not pay dividends on the Interim Securities for six quarterly dividend periods (or in the case of the Series E Public Preferred Stock for three semi-annual dividend periods), whether or not consecutive;

•

the Interim Securities will have the right to (x) receive dividends before any junior stock or other preferred stock dividends are paid after six months following issuance of the Interim Securities, subject to the dividend sharing provision described in (x) in the paragraph above, and (y) approve any amendment to our Certificate of Incorporation that would adversely affect the Interim Securities voting as a separate class; and

•

generally, the Interim Securities will have the same voting rights as the Common Stock and will vote together, as one class with holders of our Common Stock; however, the Interim Securities do not have voting rights on the Common Stock Amendments, and the Interim Securities will not vote on any of the Public Preferred Stock Amendments, provided they are not outstanding on the Preferred Stock Record Date.

Warrants (each, a “Warrant”) to purchase our Common Stock will be issued to each of the USG and the Private Holders. The following are the material terms of the Warrants:

•	the Warrants will only become exercisable if the Authorized Share Increase is not approved by our stockholders within six months after the issuance of the Warrants;

•	if the Authorized Share Increase is approved by our stockholders, the Warrants will automatically expire;

•	the exercise price of the Warrants will be equal to $0.01 per share; and

•	the total number of shares of Common Stock underlying the Warrants will be 790,000,000.

Other material terms of the USG/Private Holders Transactions include the following:

•

the USG would participate in the USG/Private Holders Transactions on a “dollar-for-dollar” basis with the exchanging Private Holders of our preferred stock, who collectively hold preferred stock with an aggregate liquidation preference of $12.5 billion;

•	the USG’s participation is conditioned on at least $11.5 billion in aggregate liquidation preference of our preferred stock being exchanged by the Private Holders;

•

the USG has also agreed to exchange an additional amount of its preferred stock to match on a “dollar-for-dollar basis” the aggregate liquidation preference or amount of the Subject Securities exchanged in the Exchange Offers, subject to an overall cap of $25 billion aggregate liquidation preference of USG Preferred Stock exchanged;

•

the USG and the FDIC currently hold Citigroup preferred stock with an aggregate liquidation preference of approximately $52 billion. The preferred stock that is not exchanged by the USG in the USG/Private Holders Transactions, and the preferred stock held by the FDIC, will be exchanged for a new series of trust preferred securities with a coupon of 8% and having other material terms substantially similar to our outstanding TRUPS®; and

•	each of the USG and the Private Holders exchanging in the USG/Private Holders Transactions is entitled to preemptive rights if we issue Common Stock (or securities that are convertible or exercisable into or exchangeable for Common Stock) within one year after the consummation of the USG/Private Holders Transactions at a price per share of Common Stock of less than $3.25 (or if the conversion, exercise or exchange price per share of Common Stock is less than $3.25), as appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Common Stock.

The consummation of the USG/Private Holders Transactions is also subject to certain conditions, including the receipt of material regulatory approvals and the accuracy of representations and warranties of each party. We cannot assure you that the Authorized Share Increase will be approved by our stockholders or that the USG/Private Holders Transactions will be consummated on the terms or schedule described above. See “Risk Factors.” For a more detailed description of the agreements with the Private Holders, see “The Exchange Agreements.”

Ordinarily, stockholders would be required to approve the Exchange Offers and the issuance of the Interim Securities because Rule 312.03(c)(1) of the Listed Company Manual of the NYSE requires us to obtain stockholder approval to issue Common Stock if the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or if the Common Stock is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance. Assuming 100% participation in the Exchange Offers, the issuance of Common Stock in exchange for Public Preferred Depositary Shares and Trust Preferred Securities pursuant to the Exchange Offers, and the issuance of the Interim Securities, would satisfy both of these tests. However, pursuant to an exception in Section 312.05 of the NYSE Listed Company Manual, our Audit and Risk Management Committee approved our obtaining a waiver in lieu of seeking stockholder approval that would otherwise have been required under Section 312.03. We believe that speed and certainty in consummating the Exchange Offers and the USG/Private Holders Transactions on the announced structure (without delay for stockholder approval or other conditions) is crucial, taking into account the new emphasis on TCE and Tier 1 Common, the agreements we have with our regulators (including the FRB), and the belief that prompt execution of the Exchange Offers and the USG/Private Holders Transactions is critical for protecting market confidence in Citigroup. We received approval from the NYSE for the use of the exception, and in connection with such exception, mailed the requisite letter to all stockholders notifying them of our intention to issue the securities without prior stockholder approval. Therefore, we have not and will not be seeking stockholder approval for the issuance of Common Stock in connection with the Exchange Offers or for the issuance of the Interim Securities.

Amendments to the Trust Preferred Securities

Prior to the completion of the Exchange Offers, we intend to add provisions to the amended and restated declarations of trust of all series of the Trust Preferred Securities that will allow us to deliver any Trust Preferred Securities held by us, including any such securities accepted for exchange in the Trust Preferred Exchange Offer, to the applicable trustee for cancellation. In exchange, the applicable trustee will return to us a corresponding amount of underlying junior subordinated debt. The junior subordinated debt can then be presented by us to the applicable debt trustee for cancellation under the existing terms of the applicable indentures. We also intend to add provisions to the junior subordinated debt securities underlying each series of E-TRUPS® that would give us the option of selling depositary shares representing fractional interests in a share of common equivalent preferred stock in order to satisfy our obligations under the alternative payment mechanism feature of the E-TRUPS®. No approval of holders of Trust Preferred Securities is required or sought in connection with these amendments. There will be no other changes made to the current terms of the Trust Preferred Securities.

The Amendments

Together with this document, we have delivered the Preferred Stock Proxy Statement and the Common Stock Proxy Statement to holders of our Public Preferred Depositary Shares and we have delivered the Common Stock Proxy Statement to holders of our Trust Preferred Securities.

Public Preferred Stock Amendments

We are seeking approval of the holders of our Public Preferred Depositary Shares and our Common Stock to amend our Certificate of Incorporation and the certificates of designation of each series of Public Preferred Stock as follows:

•	to eliminate the requirement that:

¡

full dividends on all outstanding shares of the series of Public Preferred Stock must have been declared and paid or declared and set aside before we may pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to our common stock or any other securities junior to such series of Public Preferred Stock;

¡

if full dividends are not declared in full on any series of Public Preferred Stock, dividends with respect to all series of stock ranking equally with such series of Public Preferred Stock will be declared on a proportional basis, such that no series is paid a greater percentage of its stated dividend than any other equally ranking series; and

¡

dividends on outstanding shares of preferred stock be paid or declared and set apart for payment, before any dividends may be paid or declared and set apart for payment on any outstanding shares of common stock (collectively, the “Dividend Blocker Amendment”);

•

to eliminate, upon the delisting of a series of Public Preferred Depositary Shares, the right of holders of Public Preferred Stock to elect two additional directors if dividends have not been paid for six quarterly dividend periods (or, in the case of the Series E Public Preferred Stock, for three semi-annual dividend periods), whether or not consecutive (the “Director Amendment”);

•

to clarify that any shares of any series of Public Preferred Stock acquired by us may not be reissued by us as part of such series, and will instead be restored to the status of authorized but unissued shares of preferred stock without designation as to series (the “Retirement Amendment”); and

•	to increase the number of authorized shares of preferred stock from 30 million to 2 billion (the “Authorized Preferred Stock Increase”).

Pursuant to the Preferred Stock Proxy Statement, we are soliciting Voting Instructions from holders of the Public Preferred Depositary Shares as of the Preferred Stock Record Date.

In order to validly tender your Public Preferred Depositary Shares in the Exchange Offers, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, give a voting instruction, in the manner specified in the letter of transmittal, with respect to such Public Preferred Depositary Shares, instructing BONY, as depositary, to grant a proxy to execute a written consent in favor of each of the Public Preferred Stock Amendments, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give to BONY, as depositary, a voting instruction, in the manner specified in the letter of transmittal, with respect to such Public Preferred Depositary Shares, in favor of the Public Preferred Stock Amendments.

If you were not a record or beneficial holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, you will not be required to grant a Tendering Voting Instruction with respect to such shares in order to tender your shares in the Exchange Offers, but you will be required to certify that you were not a holder of Public Preferred Depositary Shares as of the Preferred Stock Record Date and are not entitled to grant a proxy with respect to such Public Preferred Depositary Shares.

If you do not wish to tender your Public Preferred Depositary Shares in an Exchange Offer, but you wish to take action with respect to the Public Preferred Stock Amendments, you must: (1) if you were a record holder of your Public Preferred Depositary Shares as of the Preferred Stock Record Date, give a voting instruction to BONY using the detachable form provided in the letter of transmittal instructing BONY, as depositary, to consent to, withhold consent on, or abstain on each Public Preferred Stock Amendment and discard the remaining portions of the letter of transmittal, or (2) if you were a beneficial owner of Public Preferred Depositary Shares as of the Preferred Stock Record Date, contact your bank, broker, custodian or other nominee promptly and instruct it to give a voting instruction on your behalf to BONY, as depositary.

Under Delaware law and our Certificate of Incorporation, the affirmative written consent of holders, as of the close of business on the Preferred Stock Record Date, of (1) each of two-thirds of the Public Preferred Depositary Shares, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve each of the Dividend Blocker Amendment, the Director Amendment and the Retirement Amendment and (2) a majority of the Public Preferred Depositary Shares and the USG Preferred Stock, voting together as a class, and a majority of the Common Stock, voting as a class, are required to approve the Authorized Preferred Stock Increase. In addition, two-thirds of each series of the USG Preferred Stock are required to approve the amendment described in the third bullet of the Dividend Blocker Amendment.

When voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the Public Preferred Stock votes by number of shares, with holders being entitled to one vote per share of Public Preferred Stock. When voting on the Director Amendment, the Public Preferred Stock votes by liquidation preference and each share of Series E, Series F and Series AA Preferred Stock is entitled to 25,000 votes and each share of Series T Preferred Stock is entitled to 50,000 votes. Pursuant to depositary agreements entered into by the holders of the Public Preferred Depositary Shares and BONY, as depositary, will vote the shares of each series of Public Preferred Stock in accordance with the votes of the relevant series of Public Preferred Depositary Shares.

Each Series F, Series AA and Series T Public Preferred Depositary Share represents a 1/1,000th fractional interest in a share of Series F, Series AA or Series T Preferred Stock and each Series E Public Preferred Depositary Share represents a 1/25th fractional interest in a share of Series E Preferred Stock. Accordingly, when voting on the Dividend Blocker Amendment, the Retirement Amendment and the Authorized Preferred Stock Increase, the holder of each Series F, Series AA and Series T Public Preferred Depositary Share is entitled to 1/1,000th of a vote per Public Preferred Depositary Share held as of the Preferred Stock Record Date and the holder of each Series E Public Preferred Depositary Share is entitled to 1/25th of a vote per Series E Public Preferred Depositary Share held as of the Preferred Stock Record Date. When voting on the Director Amendment, the holder of each Series F and Series AA Public Preferred Depositary Share is entitled to 25 votes per Public Preferred Depositary Share held as of the Preferred Stock Record Date, the holder of each Series E Public Preferred Depositary Share is entitled to 1,000 votes per Public Preferred Depositary Share held as of the Record Date, and the holder of each Series T Public Preferred Depositary Share is entitled to 50 votes per Public Preferred Depositary Share held as of the Preferred Stock Record Date. Fractional votes of each Public Preferred Depositary Share on each matter will be aggregated with the fractional votes of other Public Preferred Depositary Shares submitting the same Voting Instructions on that matter, and the Voting Trustee will grant or withhold written consents or abstain on each matter for the number of whole shares resulting from such aggregation in accordance with the instructions on the Voting Instruction.

For additional information on the Public Preferred Stock Amendments, please refer to the Preferred Stock Proxy Statement delivered to you together with this document.

Common Stock Amendments

In addition to the Public Preferred Stock Amendments, we are also seeking the approval of the following proposals to amend our Certificate of Incorporation:

•	increasing the number of authorized shares of Common Stock from 15 billion to [ ];

•

(i) effecting a reverse stock split of our Common Stock at any time prior to June 30, 2010 at one of seven reverse split ratios, 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for 25 or 1-for-30, as determined by our board of directors in its sole discretion, and (ii) if and when the reverse stock split is effected, reducing the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the board of directors; and

•

eliminating the voting rights of shares of Common Stock with respect to any amendment to the Certificate of Incorporation (including any Certificate of Designation related to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if such series of preferred stock is entitled to vote, either separately or together as a class with the holders of one or more other such series, on such amendment.

Pursuant to the Common Stock Proxy Statement, we are soliciting your Proxy Instructions of the shares of Common Stock that you will receive if we accept any Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers.

We will not accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange unless you follow the procedures contained in the letter of transmittal related to the applicable Exchange Offer to instruct the Voting Trustee of the Voting Trust to grant a proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the Common Stock Amendments in respect of the Common Stock to be issued to you in the Exchange Offers. If we accept your Public Preferred Depositary Shares or Trust Preferred Securities for exchange in the Exchange Offers, your Proxy Instructions (and the proxy granted by the Voting Trustee) will become irrevocable, and you will not be able to change your vote.

Approval of the Common Stock Amendments requires the affirmative written consent of a majority of the shares of our Common Stock outstanding at the close of business on the record date for the Common Stock Amendments, which will be the settlement date of the Exchange Offers.

By tendering your Public Preferred Depositary Shares or Trust Preferred Securities in the Exchange Offers in accordance with the applicable letter of transmittal, you irrevocably (i) agree and consent to all of the Common Stock Amendments, (ii) instruct the Voting Trustee to grant a proxy in favor of the Common Stock Amendments, (iii) subject to and effective upon acceptance for exchange of your tendered Public Preferred Depositary Shares or Trust Preferred Securities, agree to the terms of the Voting Trust Agreement and (iv) acknowledge that by tendering your Public Preferred Depositary Shares or Trust Preferred Securities, you will become a party to the Voting Trust Agreement. The shares of Common Stock issued pursuant to the Exchange Offers will be delivered to the Voting Trust on the settlement date of the Exchange Offers to be held in trust. The Voting Trustee, pursuant to the terms of the Voting Trust Agreement, will execute and deliver a proxy in respect of such Common Stock to the individuals named in the Voting Trust Agreement to execute a written consent in favor of the Common Stock Amendments. The shares of Common Stock issued in exchange for your tendered Public Preferred Depositary Shares of Trust Preferred Securities will thereafter be released from the Voting Trust within one business day and will be distributed to you.

For additional information on the Common Stock Amendments, please refer to the Common Stock Proxy Statement delivered to you together with this document.

Terms of the Public Preferred Depositary Exchange Offers

Generally

We are offering to issue shares of our Common Stock in exchange for any and all issued and outstanding Public Preferred Depositary Shares, validly tendered and not validly withdrawn, on or prior to the expiration date, upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if any Public Preferred Depositary Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment). You may exchange any or all of your Public Preferred Depositary Shares in any Public Preferred Depositary Exchange Offer only in amounts equal to permitted denominations of such Public Preferred Depositary Shares. All Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers will be retired by the board of directors and restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Offer Consideration

With respect to each outstanding Public Preferred Depositary Share, we are offering a number of shares of Common Stock equal to (a) the product of (i) the liquidation preference per Public Preferred Depositary Share and (ii) the applicable exchange factor, divided by (b) $3.25, the price at which we are valuing the Common Stock to be issued in the Exchange Offers. No payment will be made in respect of undeclared future dividends on the Public Preferred Depositary Shares. Set forth below is a table that shows, with respect to each series of Public Preferred Depositary Shares, the aggregate liquidation preference outstanding, the liquidation preference per Public Preferred Depositary Share, the exchange factor and the number of shares of Common Stock that we are offering to issue in exchange for each Public Preferred Depositary Share.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Aggregate Liquidation Preference Outstanding	Liquidation Preference Per Preferred Depositary Share	Exchange Factor (as a percentage of Liquidation Preference)	Number of Shares of Common Stock Offered Per Public Preferred Depositary Share*
172967556	8.500% Non-Cumulative Preferred Stock, Series F	$2,040,000,000	$25	95%	7.30769

172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$6,000,000,000	$1,000	95%	292.30769	**

172967572	8.125% Non-Cumulative Preferred Stock, Series AA	$3,715,000,000	$25	95%	7.30769

172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	$3,168,650,000	$50	85%	13.0769

*	Number of Shares of Common Stock offered per Public Preferred Depositary Share calculated by multiplying (a) the liquidation preference per Public Preferred Depositary Share by (b) the Exchange Factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.
**	Number of shares of Common Stock offered per $1,000 liquidation preference.

Each Public Preferred Depositary Exchange Offer Constitutes a Separate Offer

The Public Preferred Depositary Exchange Offers consist of four separate exchange offers, one with respect to each series of Public Preferred Depositary Shares. Each of the Public Preferred Depositary Exchange Offers is subject to terms and conditions that must be satisfied with respect to such Public Preferred Depositary Exchange Offer, and we may accept, extend, amend or terminate any Public Preferred Depositary Exchange Offer independent of each other Public Preferred Depositary Exchange Offer. See “Conditions of the Exchange Offers” below.

Each Public Preferred Depositary Exchange Offer is for any and all Public Preferred Depositary Shares of the relevant series of Public Preferred Depositary Shares and therefore will not be assigned an Acceptance Priority Level or be subject to prorationing.

Terms of the Trust Preferred Exchange Offer

Generally

Concurrently with the Public Preferred Depositary Exchange Offers, we are also offering to issue shares of our Common Stock in exchange for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public

Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers, provided that, if accepting such liquidation amount of Trust Preferred Securities for exchange would result in the number of shares of Common Stock issued in the Exchange Offers exceeding the Aggregate Share Cap, then the aggregate liquidation amount of Trust Preferred Securities that we will accept for exchange in the Trust Preferred Exchange Offers will be reduced to the maximum liquidation amount of Trust Preferred Securities that we could accept for exchange without exceeding the Aggregate Share Cap. We refer to this amount as the “Remaining Amount.” The Remaining Amount will be not less than approximately $5.6 billion and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. You may exchange any or all of your Trust Preferred Securities in the Trust Preferred Exchange Offer only in amounts equal to permitted denominations of such Trust Preferred Securities. The Aggregate Share Cap is the maximum number of shares of Common Stock that we will issue in the Exchange Offers, which shall not exceed 5,992,307,693.

The Remaining Amount cannot be calculated until all of the Public Preferred Depositary Exchange Offers have been completed. As a result, you will not know the Remaining Amount, or whether we will accept your Trust Preferred Securities for exchange if you tender Trust Preferred Securities within Acceptance Priority Levels 4-14, at the time that you tender your Trust Preferred Securities. In any event, the Remaining Amount will be such that Citigroup is offering to exchange any and all issued and outstanding 8.300% E-TRUPS® , 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing. In the event that less than approximately $4.87 billion in aggregate liquidation preference of Public Preferred Depositary Shares are accepted for exchange, Citigroup will be able to accept for exchange any and all validly tendered Trust Preferred Securities in the Trust Preferred Exchange Offer. We currently intend that any Trust Preferred Securities accepted for exchange will be delivered to the trustee of the relevant Trust for cancellation.

The maximum amount of Trust Preferred Securities that could be exchanged pursuant to the Trust Preferred Exchange Offer is approximately $15.63 billion in aggregate liquidation amount, assuming less than $4.87 billion aggregate liquidation preference of Public Preferred Depositary Shares are validly tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers. The minimum amount of Trust Preferred Securities that we are offering to accept for exchange pursuant to the Trust Preferred Exchange Offer is approximately $5.6 billion in aggregate liquidation amount, assuming the Public Preferred Depositary Exchange Offers are fully subscribed.

Upon the terms and subject to the conditions set forth in this document and in the applicable letter of transmittal (including, if the Trust Preferred Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange all Trust Preferred Securities within Acceptance Priority Levels 1-3 that are validly tendered and not validly withdrawn on or prior to the expiration date, and subject to the Acceptance Priority Levels and prorationing, as described below under “Acceptance Priority Levels; Prorationing” all other Trust Preferred Securities that are validly tendered and not validly withdrawn on or prior to the expiration date.

The Trust Preferred Exchange Offer consists of a single offer with respect to all series of Trust Preferred Securities. The aggregate liquidation amount of Trust Preferred Securities that will be accepted for exchange in the Trust Preferred Exchange Offer is limited to the Remaining Amount, which must be allocated among the series of Trust Preferred Securities. Therefore we have assigned each series of Trust Preferred Securities an Acceptance Priority Level. See “Acceptance Priority Levels; Prorationing” below.

Offer Consideration

With respect to each outstanding Trust Preferred Security, we are offering a number of shares of Common Stock equal to (a) the product of (i) the liquidation amount per Trust Preferred Security and (ii) the applicable exchange factor, divided by (b) $3.25, the price at which we are valuing the Common Stock to be issued in the Exchange Offers. In the case of the 6.829% E-TRUPS®, which is denominated in U.K. pounds, U.S. dollar equivalents and the number of shares of Common Stock offered per Trust Preferred Security were derived using the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers. You will not receive any consideration for accrued and unpaid distributions on your Trust Preferred Securities tendered in the Trust Preferred Exchange Offer.

Set forth below is a table that shows, with respect to each series of Trust Preferred Securities, the aggregate liquidation amount outstanding, the liquidation amount per Trust Preferred Security, the exchange factor and the number of shares of Common Stock that we are offering to issue in exchange for each Trust Preferred Security.

Acceptance Priority Level	CUSIP	Title of Securities	Issuer	Aggregate Liquidation Amount Outstanding	Liquidation Amount Per Trust Preferred Security	Exchange Factor (as a percentage of Liquidation Amount)	Number of Shares of Common Stock Offered Per Trust Preferred Security(1)
1	173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$3,500,000,000	$1,000	95%	292.30769	(2)
2	173085200	7.875% E-TRUPS®	Citigroup Capital XX	$787,500,000	$25	95%	7.30769
3	17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	$1,225,000,000	$25	95%	7.30769
4	17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	$565,000,000	$25	95%	7.30769
5	17310G202	6.500% E-TRUPS®	Citigroup Capital XV	$1,185,000,000	$25	95%	7.30769
6	17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	$1,600,000,000	$25	95%	7.30769
7	17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	$1,100,000,000	$25	95%	7.30769
8	XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£500,000,000	£1,000	95%	418.52615	(2)(3)
9	17305HAA6	7.625% TRUPS®	Citigroup Capital III	$200,000,000	$1,000	95%	292.30769	(2)
10	17306N203	7.125% TRUPS®	Citigroup Capital VII	$1,150,000,000	$25	95%	7.30769
11	17306R204	6.950% TRUPS®	Citigroup Capital VIII	$1,400,000,000	$25	95%	7.30769
12	173064205	6.100% TRUPS®	Citigroup Capital X	$500,000,000	$25	95%	7.30769
13	173066200	6.000% TRUPS®	Citigroup Capital IX	$1,100,000,000	$25	95%	7.30769
14	17307Q205	6.000% TRUPS®	Citigroup Capital XI	$600,000,000	$25	95%	7.30769

(1)

Number of Shares of Common Stock offered per Trust Preferred Security calculated by multiplying (a) the liquidation amount per Trust Preferred Security by (b) the exchange factor, and dividing this amount by $3.25, the price at which Citigroup is valuing the Common Stock to be issued in the Exchange Offers.

(2)	Number of shares of Common Stock offered per $1,000 (or £1,100) liquidation amount.
(3)

U.S. dollar equivalent value and number of shares for the 6.829% E-TRUPS® calculated based on the U.S. dollar/U.K. pound exchange rate of $1.4318, as reported by Bloomberg on February 27, 2009, the date we announced the Exchange Offers. The number of shares of Common Stock offered per £1,000 of liquidation amount is 418.52615.

Acceptance Priority Levels; Prorationing

The Remaining Amount will be not less than approximately $5.6 billion, and will be higher in the event that less than all of the $14.92 billion aggregate liquidation preference of Public Preferred Depositary Shares is tendered and accepted for exchange in the Public Preferred Depositary Exchange Offers.

We will initially accept all validly tendered Trust Preferred Securities within Acceptance Priority Levels 1 through 3. The Remaining Amount will then be reduced by the liquidation amount of the securities so accepted (the “Adjusted Remaining Amount”). If the Adjusted Remaining Amount is greater than zero, we will accept tendered Trust Preferred Securities within the next sequential Acceptance Priority Level but only in an aggregate liquidation amount that is equal to or less than the Adjusted Remaining Amount. We will continue sequentially through each Acceptance Priority Level, each time reducing the Adjusted Remaining Amount by the aggregate liquidation amount of Trust Preferred Securities accepted, until we are unable to exchange all tendered Trust Preferred Securities within an Acceptance Priority Level without exceeding the Adjusted Remaining Amount. If we are unable to accept for exchange all tendered Trust Preferred Securities within an Acceptance Priority Level, then we will accept for exchange only a pro rata portion of the Trust Preferred Securities within that Acceptance Priority Level. We will not accept any additional Trust Preferred Securities after the Adjusted Remaining Amount equals zero.

In the event that prorationing of a series of Trust Preferred Securities is required, we will determine the final prorationing factor promptly following the expiration date and will announce the results of prorationing by press release. In applying the prorationing factor, we will multiply the amount of each tender by the prorationing factor and round the resultant amount down to the nearest authorized denomination for the applicable series of Trust Preferred Securities. You may also obtain this information from the Information Agent or the Dealer Manager after we have made the determination. In the event that any of your Trust Preferred Securities are not accepted for exchange due to its Acceptance Priority Level or prorationing, we will promptly return these Trust Preferred Securities to you.

Conditions of the Exchange Offers

Notwithstanding any other provision of any Exchange Offer, we will not be required to accept for exchange, or to issue Common Stock in respect of, any Subject Securities tendered pursuant to any Exchange Offer, and may terminate, extend or amend any Exchange Offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act), postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any Subject Securities so tendered in any Exchange Offer, if, in our reasonable judgment, any of the following conditions exist with respect to such Exchange Offer:

•	the Private Holders have not exchanged at least $11.5 billion in aggregate liquidation preference of our preferred stock for Interim Securities and Warrants;

•

the USG has not exchanged for Interim Securities and Warrants an aggregate liquidation preference of our preferred stock equal to the aggregate liquidation preference of our preferred stock exchanged for Interim Securities and Warrants by the Private Holders;

•

there is any condition that has not been, or in our reasonable judgment, is not reasonably likely to be, satisfied or waived by the party entitled to the benefit of such condition, to the USG’s obligation to exchange, for Interim Securities and Warrants, an aggregate liquidation preference of our preferred stock equal to the aggregate liquidation preference of Public Preferred Depositary Shares and liquidation amount of our Trust Preferred Securities to be exchanged for Common Stock in the Exchange Offers, other than those conditions that by their terms cannot be satisfied until the closing of such transfer with the USG and the acceptance for exchange of Public Preferred Depositary Shares and Trust Preferred Securities in the Exchange Offers;

•

there has been any restructuring, amendment, supplement, or termination of the USG/Private Holders Transactions or of any agreement with the USG or any Private Holder, that in our reasonable judgment, could or could reasonably be expected (a) to prohibit, prevent or delay consummation of such Exchange Offer, (b) to materially impair the contemplated benefits to us of such Exchange Offer, or otherwise result in the consummation of such Exchange Offer not being, or not reasonably likely to be, in our best interest, or (c) to have a material adverse effect on the business condition (financial or otherwise), income, operations or prospects of Citigroup and its subsidiaries, taken as a whole (any of the effects described in clauses (a), (b) or (c), a “Material Adverse Effect”);

•

there has been instituted, threatened in writing or be pending, any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the FRB) that challenges such Exchange Offer or otherwise relates in any manner to such Exchange Offer that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality (including the FRB) any order, statute, rule, regulation, judgment, injunction, stay, decree, executive order, or any change in the interpretation of any of the foregoing, that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable to Citigroup, any change in United States Generally Accepted Accounting Principles that, in our reasonable judgment, has had, could or could reasonably be expected to have, a Material Adverse Effect;

•

there has occurred, or is reasonably likely to occur, any material adverse effect on the business, condition (financial or otherwise), income, operations or prospects of Citigroup and its subsidiaries, taken as a whole; or

•	there has occurred:

¡	any general suspension of, or limitation on prices for trading in securities in the United States securities or financial markets;

¡	any material adverse change in the price of our Common Stock in the United States securities or financial markets;

¡	a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States;

¡

any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, or other event that, in our reasonable judgment would, or would be reasonably likely to affect, the extension of credit by banks or other lending institutions; or

¡

a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens.

In addition to the conditions described above, and notwithstanding any other provision of any Exchange Offer, we will not be required to accept for exchange, or to issue Common Stock in respect of, any Subject Securities tendered pursuant any Exchange Offer, and may terminate, extend or amend any Exchange Offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of Common Stock in respect of, any Subject Securities so tendered in any Exchange Offer unless the registration statement of which this document forms a part becomes effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose have been instituted or be pending, or to our knowledge, be contemplated or threatened by the SEC.

All conditions to an Exchange Offer must be satisfied or waived prior to the applicable expiration date. None of the Exchange Offers is subject to any minimum tender condition or to completion of any other Exchange Offer. None of the Exchange Offers is subject to receiving stockholder approval of any Public Preferred Stock Amendments or Common Stock Amendments.

We expressly reserve the right to amend or terminate any Exchange Offer and to reject for exchange any Subject Securities not previously accepted for exchange, upon the occurrence of any of the conditions to such Exchange Offer, as specified above. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions of any Exchange Offer, in whole or in part (including the right to waive a particular condition with respect to any one or more Exchange Offers and not with respect to any others), except as to the requirement that the registration statement be declared effective, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may assert them with respect to any Exchange Offer, regardless of the circumstances that may give rise to them, or waive them in whole or in part, with respect to any Exchange Offer at any time or at various times in our sole discretion, prior to our acceptance for exchange of the relevant Subject Securities. If we fail at any time to exercise any of the foregoing rights with respect to any Exchange Offer, this failure will not constitute a waiver of such right with respect to such Exchange Offer. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Expiration Date; Extension; Termination; Amendment

Each Exchange Offer will expire at 5:00 p.m., New York City time, on [            ], 2009, unless extended or earlier terminated by us. The term “expiration date” means such date and time or, if any Exchange Offer is extended, then with respect to such Exchange Offer, the latest date and time to which such Exchange Offer is so extended. In any event, we will hold each Exchange Offer open for at least 20 business days.

We reserve the right to extend the period of time that any Exchange Offer is open, and delay acceptance for exchange of the Subject Securities tendered in such Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Subject Securities previously tendered and not validly withdrawn in such Exchange Offer will remain subject to such Exchange Offer, subject to your right to withdraw the Subject Securities in accordance with such Exchange Offer.

If we terminate or amend any Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of any Exchange Offer for any reason, any Subject Securities previously tendered in such Exchange Offer will be promptly returned to the tendering holders.

If we make a material change in the terms of any Exchange Offer, or the information concerning such Exchange Offer, or waive a material condition of such Exchange Offer, we will promptly disseminate disclosure regarding the changes to such Exchange Offer, and extend such Exchange Offer, in each case, if required by law, so that the Exchange Offer, remains open a minimum of five business days from the date we disseminate disclosure regarding such changes.

If we make a change in the aggregate liquidation preference or liquidation amount of Subject Securities sought in any Exchange Offer, the exchange factor or the number of shares of our Common Stock being offered in any Exchange Offer, we will promptly disseminate disclosure regarding the changes and extend such Exchange Offer, in each case, if required by law, so that such Exchange Offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the changes.

Fractional Shares

No fractional shares of our Common Stock will be issued in any Exchange Offer. Instead, we will aggregate and sell any fractional shares that would have been otherwise issuable and will promptly pay to you a proportional amount of the net proceeds of these sales (less customary brokerage fees, other expenses and applicable withholding taxes).

Procedures for Tendering Subject Securities

Generally

In order to receive shares of Common Stock in exchange for your Subject Securities, you must validly tender your Subject Securities, and not withdraw them, prior to the expiration date.

•

If you hold your Subject Securities through a bank, broker, custodian or other nominee, in order to validly tender Subject Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to procedures for tendering your Subject Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

•

In order for your bank, broker, custodian or other nominee to validly tender Subject Securities in the applicable Exchange Offer, such bank, broker, custodian or other nominee must deliver to the Exchange Agent via the applicable Clearing System (as defined below) an electronic message that will contain:

¡	a Proxy Instruction to approve the Common Stock Amendments;

¡

for tenders of Public Preferred Depositary Shares, a Voting Instruction to approve the Public Preferred Stock Amendments, or if you did not hold such Public Preferred Depositary Shares as of the Preferred Stock Record Date, a Tender Certification to that effect;

¡

your acknowledgement and agreement to, and agreement to be bound by, the terms of the applicable letter of transmittal (including the Voting Trust Agreement) and pursuant to which, you, among other things, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock to be issued to you in respect of your Subject Securities to the Voting Trust; and

¡	a timely confirmation of book-entry transfer of your Subject Securities into the Exchange Agent’s account.

Should you have any questions as to the procedures for tendering your Subject Securities and giving the Proxy Instructions or Voting Instructions required by the applicable letter of transmittal, please call your bank, broker, custodian or other nominee; or call our Information Agent, Morrow & Co., LLC, at 800-445-0102.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TruPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

Delivery of Subject Securities and the method of delivery of all other required documents, is at your election and risk and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery of any document is by mail, we suggest that you use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Exchange Agent prior to the expiration date.

Tenders of all U.S. dollar-denominated Subject Securities may only be made via DTC. Tenders of the 6.829% E-TRUPS® may only be made via Euroclear or Clearstream. We refer to each of DTC, Euroclear and Clearstream as a “Clearing System.”

Tendering your Subject Securities pursuant to any of the procedures described herein, and acceptance thereof by us for exchange, will constitute a binding agreement between you and us, upon the terms and subject to the conditions of the relevant Exchange Offer. By executing the letter of transmittal (or by tendering Subject Securities through book-entry transfer), and subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Subject Securities tendered therewith, you, among other things: (i) irrevocably sell, transfer, convey and assign to or upon the order of Citigroup, all right, title and interest in and to the Subject Securities tendered thereby; (ii) waive any and all other rights with respect to such Subject Securities (including with respect to any existing or past defaults and their consequences in respect of such Subject Securities and any undeclared dividends or unpaid distributions, as applicable); and (iii) release and discharge Citigroup and its subsidiaries from any and all claims that you may have now, or may have in the future, arising out of, or related to, such Subject Securities, including any claims that you are entitled to receive additional payments with respect to such Subject Securities or to participate in any redemption or defeasance of such Subject Securities. Further, by executing the letter of transmittal (or by tendering Subject Securities through book-entry transfer), and subject to and effective upon acceptance for exchange of the Subject Securities tendered therewith, you irrevocably constitute and appoint the Exchange Agent as your true and lawful agent and attorney-in-fact with respect to any such tendered Subject Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Subject Securities, or transfer ownership of such Subject Securities on the account books maintained by the applicable Clearing System, together, in any such case, with all accompanying evidences of transfer and authenticity, to Citigroup, (b) present such Subject Securities for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Subject Securities (except that the Exchange Agent will have no rights to, or control over, the shares of Common Stock issued in respect of such Subject Securities, except (A) as described in the letter of transmittal with respect to the Voting Trust or (B) as your agent, all in accordance with the terms of the applicable Exchange Offer).

On the settlement date, in accordance with your instructions in the letter of transmittal, we will deliver Common Stock to be issued in respect of Subject Securities to the Voting Trust for a period of one business day, in accordance with the terms of the Voting Trust Agreement.

In all cases, exchange of Subject Securities accepted for exchange in any Exchange Offer will be made only after timely receipt by the Exchange Agent or confirmation of book-entry transfer of such Subject Securities, a properly completed and duly executed letter of transmittal (or a facsimile thereof or satisfaction of the procedures of the applicable Clearing System) and any other documents required thereby.

Tender of Subject Securities Held Through DTC

DTC participants must electronically transmit their acceptance of an Exchange Offer by causing DTC to transfer their Subject Securities to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming a part of the Book-Entry Confirmation (defined below), which states that DTC has received an express acknowledgement from the DTC participant tendering Subject Securities that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Exchange Offer, as set forth in this document and the letter of transmittal (which contains your voting agreement) and that the Company may enforce such agreement against such participant. You should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on the expiration date. Tenders not received by the Exchange Agent on or prior to the expiration date will be disregarded and of no effect.

All U.S. dollar-denominated Subject Securities must be tendered through DTC. If your Subject Securities are held through Euroclear or Clearstream, you must transmit your acceptance in accordance with the requirements of Euroclear or Clearstream in sufficient time for Euroclear and Clearstream to deliver such tenders to DTC on or prior to the applicable expiration date. You should note that Euroclear and Clearstream may require that action be taken a day or more prior to the applicable expiration date in order to cause such Subject Securities to be tendered through DTC.

Tender of 6.829% E-TRUPs® Through Euroclear or Clearstream

The 6.829% E-TRUPs® must be tendered through Euroclear or Clearstream. A tender of Trust Preferred Securities through Euroclear or Clearstream will be deemed to have occurred upon receipt by the relevant Clearing System of a valid electronic acceptance instruction in accordance with the requirements of such Clearing System. The receipt of such electronic acceptance instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of such Trust Preferred Securities in that Clearing System. By blocking such Trust Preferred Securities in the relevant Clearing System, the holder thereof will be deemed to consent to have the relevant Clearing System provide details concerning such holder’s identity to the Exchange Agent.

By participating in the Trust Preferred Exchange Offer in this manner, you will be deemed to have acknowledged that you have received this Prospectus and accompanying letter of transmittal and agree to be bound by the terms of the Trust Preferred Exchange Offer, as set forth in this document and the letter of transmittal, including the Voting Trust Agreement and the instructions described or set forth therein, and that the Company may enforce such agreement against you.

Eligible holders must take the appropriate steps to block Trust Preferred Securities tendered through Euroclear or Clearstream so that no transfers may be effected in relation to such Trust Preferred Securities at any time after such tender in accordance with the requirements of, and the deadlines required by, the relevant Clearing System.

Signature Guarantees

Signatures on the letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Exchange Act (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (i) such letter of transmittal is signed by the registered holder of the Subject Securities tendered therewith and the Common Stock issued in exchange for Subject Securities is to be issued in the name of and delivered to, or if any Subject Securities not accepted for exchange are to be returned to, such holder, or (ii) such Subject Securities are tendered for the account of an Eligible Institution.

Book-Entry Transfer

The Exchange Agent, promptly after the date of this document (to the extent such arrangements have not been previously made), will establish and maintain an account with respect to the Subject Securities at the Clearing Systems, and any financial institution that is a participant in the Clearing Systems and whose name appears on a security position listing as the owner of Subject Securities may make book-entry delivery of such Subject Securities by causing the applicable Clearing System to transfer such Subject Securities into the Exchange Agent’s account in accordance with the applicable Clearing System’s procedures for such transfer. The confirmation of a book-entry transfer of Subject Securities into the Exchange Agent’s account at the applicable Clearing System as described above is referred to herein as a “Book-Entry Confirmation.” Although delivery of Subject Securities may be effected through book-entry transfer into the Exchange Agent’s account at the applicable Clearing System, an Agent’s Message or other applicable method of acknowledgement by the applicable Clearing System, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth on the back cover of this document on or before the expiration date. Delivery of documents to a Clearing System does not constitute delivery to the Exchange Agent.

Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Subject Securities will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Subject Securities will not be considered valid. We reserve the absolute right, in our sole discretion, to reject any or all tenders of Subject Securities that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Subject Securities.

Any defect or irregularity in connection with tenders of Subject Securities must be cured within such time as we determine, unless waived by us. Tenders of Subject Securities shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of Subject Securities. None of Citigroup, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notice of any defects or irregularities in the tenders of Subject Securities, or will incur any liability to holders for failure to give any such notice.

No Guaranteed Delivery

We have not provided guaranteed delivery provisions in connection with any Exchange Offer. Holders must tender their Subject Securities in accordance with the procedures set forth in this document.

Withdrawal of Tenders

You may withdraw your tender of Subject Securities at any time prior to the expiration date. In addition, if not previously returned, you may withdraw Subject Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days following commencement of the applicable Exchange Offer. For a withdrawal to be effective, the Exchange Agent must receive a computer generated notice of withdrawal, transmitted by the applicable Clearing System on behalf of the holder in accordance with such Clearing System’s procedures or a written notice of withdrawal, sent by facsimile, receipt confirmed by telephone, or letter before the expiration date. Any notice of withdrawal must:

•	specify the name of the person that tendered the Subject Securities to be withdrawn;

•	identify the Subject Securities to be withdrawn and liquidation preference or amount of such Subject Securities;

•	include a statement that the holder is withdrawing its election to exchange the Subject Securities; and

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Subject Securities were tendered or otherwise as described above, including any required signature guarantee.

Any notice of withdrawal must specify the name and number of the account at the applicable Clearing System to be credited with the withdrawn Subject Securities or otherwise comply with such Clearing System’s procedures.

Any Subject Securities withdrawn will not have been validly tendered for purposes of any Exchange Offer. Any withdrawal of Subject Securities will also constitute a withdrawal of any Proxy Instruction or Voting Instruction that you gave with respect to such Subject Securities. Any Subject Securities that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account with the applicable Clearing System specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the relevant Exchange Offer. Properly withdrawn Subject Securities may be re-tendered by following one of the procedures described under “Procedures for Tendering Subject Securities.”

If you wish to withdraw Subject Securities that you previously tendered through a bank, broker, custodian or other nominee, you should contact your bank, broker, custodian or other nominee for instructions on how to withdraw your Subject Securities.

Security Ownership

Except as set forth below, neither we, nor to the best of our knowledge, any of our executive officers, directors, affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (a) owns any Subject Securities or (b) has effected any transactions involving the Subject Securities during the 60 days prior to the date of this document.

Name	Position	Amount of Beneficial Ownership
		Title of Securities Represented by Public Preferred Depositary Shares	Number of Public Preferred Depositary Shares Beneficially Owned
C. Michael Armstrong	Director	Series F Preferred Stock	27,700
John M. Deutch	Director	Series F Preferred Stock	11,000
Vikram S. Pandit	Chief Executive Officer	Series F Preferred Stock	50,000
		Series AA Preferred Stock	50,000
Brian Leach	Chief Risk Officer	Series F Preferred Stock	30,000

Messrs. Pandit, Armstrong, Deutch and Leach have advised us that they intend to participate in the Exchange Offers.

Consequences of Failure to Exchange Subject Securities

Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers will remain outstanding after consummation of the Public Preferred Depositary Exchange Offers. As previously announced, after the closing of the Exchange Offers, we will suspend dividends on the Public Preferred Stock underlying the Public Preferred Depositary Shares. We intend to delist any remaining Public Preferred Depositary Shares from trading on the New York Stock Exchange (other than the Series E Public Preferred Depositary Shares which are not listed on any securities exchange) and, to the extent permitted by law, we intend to deregister any such remaining securities and the Public Preferred Stock. The reduction in the number of shares available for trading, the suspension of dividends on the underlying Public Preferred Stock and, if approval of the Public Preferred Stock Amendments is obtained, the Public Preferred Stock Amendments may have a significant and adverse effect on the liquidity of any trading market for, and the price of, Public Preferred Depositary Shares not exchanged in the Public Preferred Depositary Exchange Offers and may result in the Public Preferred Depositary Shares being illiquid for an indefinite period of time.

Trust Preferred Securities, whether or not exchanged in the Trust Preferred Exchange Offer, will remain outstanding after consummation of the Trust Preferred Exchange Offer. As previously announced, we currently expect to continue making distributions on our Trust Preferred Securities in accordance with their current terms. We currently intend to hold any Trust Preferred Securities accepted for exchange in the Trust Preferred Exchange Offer. As a result, the number of Trust Preferred Securities of any series available for trading may be substantially reduced, and this may have a significant and adverse effect on the liquidity of any trading market for, and the price of, the Trust Preferred Securities of that series not exchanged in the Trust Preferred Exchange Offer and may result in the Trust Preferred Securities of that series being illiquid for an indefinite period of time.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of Subject Securities under applicable law in connection with the Exchange Offers.

Certain Legal and Regulatory Matters

Our exchange of the Subject Securities is subject to the completion of, or satisfaction or waiver of certain conditions to closing of, the USG/Private Holders Transactions. See “The Exchange Offers—Conditions of the Exchange Offers.” The conditions to the USG/Private Holders Transactions include the accuracy of the representations and warranties of each party and the requirement to make material regulatory filings and receive material regulatory approvals in the United States and a number of other countries where we have banking or other operations. The applicability of indirect change of control rules with respect to GIC’s (as defined below) and the USG’s potential acquisitions of our Common Stock and the extent to which the approval of the relevant regulatory authorities will need to be received prior to the completion of the USG/Private Holders Transactions is being reviewed in various jurisdictions, and these requirements may, in some cases, be waived. See “The Exchange Agreements—Other.” With respect to U.S. banking regulators, the USG is not required to obtain any prior approvals and GIC has received written confirmation that the FRB will take no action under the Change in Bank Control Act or the Bank Holding Company Act, subject to certain passivity commitments.

Citigroup, GIC and the USG are working with regulators in all relevant jurisdictions in order to obtain all necessary approvals and we believe that all requisite regulatory approvals will be obtained. While there can be no assurances regarding the timing of such approvals and the regulators have not provided any formal commitments with regard to timing, many have agreed in principle to make efforts to expedite the approvals. We do not expect any of the relevant regulatory authorities to impose any material conditions upon us, the USG or the Private Holders as a condition of approval.

Accounting Treatment

We will derecognize the net carrying amount of the preferred stock, which comprises both convertible and non-convertible preferred stock (currently recorded as stockholders’ equity) tendered for Common Stock and/or new 8% trust preferred securities. The new 8% trust preferred securities will be recorded as long-term debt at their estimated fair value as of the day that the investors are legally committed to exchange their non-convertible preferred stock for the new 8% trust preferred securities.

For convertible preferred stock, based on the participation in the Exchange Offers and the USG/Private Holders Transactions, we will recognize a reduction in net income available to common shareholders, retained earnings and earnings per share (“EPS”) to reflect the value for the inducement offer made to holders of convertible preferred stock to exchange their convertible preferred stock for Common Stock at terms different than those specified in the original conversion price agreements with the holders. The reduction in retained earnings will be offset by a corresponding increase in APIC with no net impact to our equity as a result of this inducement. Also, the difference between the carrying value of the existing convertible preferred stock and the par value of the Common Stock issued will result in an increase to APIC. The par value of $0.01 per share will be recorded in Common Stock.

For non-convertible preferred stock tendered for Common Stock and the new 8% trust preferred securities in the Exchange Offers and the USG/Private Holders Transactions, the excess of the carrying amount of the preferred stock retired over the fair value of the Common Stock and the new 8% trust preferred securities issued will result in an increase to net income available to common shareholders, retained earnings and EPS. The excess of the fair value over the par value of the Common Stock issued will be recorded in APIC. The par value of $0.01 per share will be recorded in Common Stock.

For Trust Preferred Securities exchanged for Common Stock, we will derecognize the carrying amount of those securities, which are currently recorded as long-term debt. We will record the par amount of the shares issued as Common Stock. The excess of the stock fair value over their par amount will be recorded in APIC. The excess of the carrying amount of the Trust Preferred Securities retired over the fair value of the Common Stock issued will be recorded in the current earnings of the period during which the transaction will occur.

Securities Issuable in the Exchange Offers and USG/Private Holders Transactions

The following table shows the type and aggregate number of securities that could be issued in connection with the Exchange Offers and the USG/Private Holders Transactions.

Transaction	Security	Number of Securities Issuable (assuming 25% Participation in Exchange Offers)(1)	Number of Securities Issuable (assuming 50% Participation in Exchange Offers)(1)	Number of Securities Issuable (assuming 75% Participation in Exchange Offers)(1)	Number of Securities Issuable (assuming 100% Participation in Exchange Offers)
Exchange Offers(1)	Common Stock	1,464,595,052	2,929,190,130	4,396,733,846	5,894,810,769

USG/Private Holders Transactions(2)	Common Stock	9,269,230,769	10,846,153,846	11,538,461,538	11,538,461,538

USG/Private Holders Transactions(3)	Interim Security(4)(5)	9,269	10,846	11,538	11,538
	Common Stock(6)	790,000,000	790,000,000	790,000,000	790,000,000

(1)	Partial participation assumes pro rata participation by holders of the Trust Preferred Securities based on the Acceptance Priority Levels only up to the specified percentage of the $20.5 billion total offer, assuming all series of the Public Preferred Depositary Shares are exchanged first.
(2)	Assuming stockholder approval of the Authorized Share Increase is obtained.
(3)	Assuming stockholder approval of the Authorized Share Increase is not obtained and the Warrants are exercised in full.
(4)	Each Interim Security will be automatically converted into 1,000,000 shares of Common Stock upon stockholder approval of the Authorized Share Increase.
(5)	Assuming 100% participation in the Exchange Offers and conversion of 100% of all Public Preferred Depositary Shares and approximately $5.6 billion liquidation amount of Trust Preferred Securities.
(6)	Exercise of the Warrants may be limited by the amount of authorized Common Stock available for issuance under our Certificate of Incorporation.

As of May 8, 2009, approximately 5.51 billion shares of Common Stock were outstanding.

Subsequent Repurchases

Following completion of any Exchange Offer, we may repurchase additional Subject Securities that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of Subject Securities that remain outstanding after any Exchange Offer may be on terms that are more or less favorable than the relevant Exchange Offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any Subject Securities other than pursuant to the relevant Exchange Offer until 10 business days after the expiration date, although there are some exceptions. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business.

In addition, if a sufficiently small number of Series T Public Preferred Stock remains outstanding and the Series T Public Preferred Stock becomes eligible for redemption, we may redeem outstanding Series T Public Preferred Stock.

Soliciting Dealer Fee

With respect to any tender of a series of Subject Securities, we will pay the relevant soliciting dealer a fee of 0.50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less (or £250,000 or less with respect to the 6.829% E-TRUPS®) (the “Soliciting Dealer Fee”). In order to be eligible to receive the Soliciting Dealer Fee, a properly completed soliciting dealer form must be delivered by the relevant soliciting dealer to the Exchange Agent prior to the expiration date. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person, other than the Dealer Manager, the Information Agent and the Exchange Agent, in connection with the Exchange Offers.

A soliciting dealer is a retail broker designated in the soliciting dealer form and is:

•	a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA; or

•	a bank or trust company located in the United States.

Soliciting dealers will include any of the organizations described above even when the activities of such organization in connection with the Exchange Offers consist solely of forwarding to clients materials relating to the Exchange Offers and tendering Subject Securities as directed by beneficial owners thereof. Each soliciting dealer will confirm that each holder of Subject Securities that it solicits has received a copy of this document and the proxy statements relating to the Amendments, or concurrently with such solicitation provide the holder with a copy of this document and such proxy statements. No soliciting dealer is required to make any recommendation to holders of Subject Securities as to whether to tender or refrain from tendering in the Exchange Offers. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the Exchange Offers included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Exchange Offers, the term “solicit” shall be deemed to mean no more than “processing Subject Securities tendered” or “forwarding to customers material regarding the Exchange Offers.”

Soliciting dealers are not entitled to a Soliciting Dealer Fee with respect to Subject Securities beneficially owned by such soliciting dealer or with respect to any Subject Securities that are registered in the name of a soliciting dealer unless such Subject Securities are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such Subject Securities.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee. We and the Exchange Agent reserve the right to require additional information at our discretion, as deemed warranted.

All of the Subject Securities other than the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, 8.300% E-TRUPS®, 6.829% E-TRUPS® and 7.625% TRUPS® are held at DTC as a number of securities rather than a liquidation preference or liquidation amount. Therefore, in order to assist a soliciting dealer in determining whether a beneficial owner tenders Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 or less, the following tables show the quantity of Subject Securities that equates to a liquidation preference or liquidation amount of $250,000 (or £250,000 with respect to the 6.829% E-TRUPS®).

CUSIP No.	Title of Securities Represented by Public Preferred Depositary Shares	Quantity Tendered
172967556	8.500% Non-Cumulative Preferred Stock, Series F	10,000*
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$250,000
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	10,000*
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	5,000*

*	Number of Public Preferred Depositary Shares.

CUSIP/ISIN No.	Title of Securities	Issuer	Quantity Tendered
173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$250,000
173085200	7.875% E-TRUPS®	Citigroup Capital XX	10,000*
17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	10,000*
17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	10,000*
17310G202	6.500% E-TRUPS®	Citigroup Capital XV	10,000*
17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	10,000*
17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	10,000*
XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£250,000
17305HAA6	7.625% TRUPS®	Citigroup Capital III	$250,000
17306N203	7.125% TRUPS®	Citigroup Capital VII	10,000*
17306R204	6.950% TRUPS®	Citigroup Capital VIII	10,000*
173064205	6.100% TRUPS®	Citigroup Capital X	10,000*
173066200	6.000% TRUPS®	Citigroup Capital IX	10,000*
17307Q205	6.000% TRUPS®	Citigroup Capital XI	10,000*

*	Number of Trust Preferred Securities.

Exchange Agent

BNY Mellon Shareowner Services is the Exchange Agent for the Exchange Offers. Letters of transmittal and all correspondence in connection with any Exchange Offer should be sent or delivered by each holder of Subject Securities, or a beneficial owner’s bank, broker, custodian or other nominee, to the Exchange Agent at the address listed on the back cover page of this document. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Information Agent

Morrow & Co., LLC is the Information Agent for the Exchange Offers. Questions concerning the terms of any Exchange Offer or tender procedures and requests for additional copies of this document or the letter of transmittal should be directed to the Information Agent at the address and telephone number on the back cover page of this document. Holders of Subject Securities may also contact their bank, broker, custodian, or other nominee concerning the Exchange Offers. We will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Manager

The Dealer Manager for the Exchange Offers is Citigroup Global Markets Inc. (“CGMI”). As dealer manager for the Exchange Offers, CGMI will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Subject Securities pursuant to the Exchange Offers and communicating generally regarding the Exchange Offers with banks, brokers, custodians, nominees and other persons, including the holders of the Subject Securities. We will pay the Dealer Manager reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

CGMI is an affiliate of Citigroup. Accordingly, the Exchange Offers will be conducted in compliance with the applicable requirements set forth in Rule 2720 of the NASD Conduct Rules adopted by FINRA.

Transfer Taxes

We will pay any stock transfer taxes imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Subject Securities to us pursuant to any Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes). If a transfer tax is imposed for any reason other than the exchange of Subject Securities pursuant to any Exchange Offer or by any jurisdiction outside of the United States, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

Holders that tender their Subject Securities to the Exchange Agent do not have to pay a brokerage fee or commission to us or the Exchange Agent. However, if a tendering holder handles the transaction through its bank, broker, custodian or other nominee, that holder may be required to pay brokerage fees or commissions to its bank, broker, custodian or other nominee.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Subject Securities. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

Fairness Opinion

We are not making a recommendation as to whether you should exchange your shares in the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Subject Securities for purposes of negotiating the Exchange Offers or preparing a report concerning the fairness of the Exchange Offers. The value of the Common Stock to be issued in the Exchange Offers may not equal or exceed the value of the Subject Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offers.

Certain Matters Relating to Non-U.S. Jurisdictions

Although Citigroup will mail this document to holders of the Subject Securities to the extent required by U.S. law, this Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. Citigroup has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender Subject Securities in the Exchange Offers will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offers without the need for Citigroup to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offers in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Common Stock that may apply in their home countries. Citigroup and the Dealer Manager cannot provide any assurance about whether such limitations may exist.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares which are the subject of the offering contemplated by this document (the “Securities”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the Dealer Manager to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require Citigroup or the Dealer Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Dealer Manager will represent, warrant and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Citigroup; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

THE EXCHANGE AGREEMENTS

The following is a summary of the material terms of the Exchange Agreements (as defined below). It may not contain all of the information that is important to you and is qualified in its entirety by reference to such Exchange Agreements.

Private Holder Exchange Agreements

Each of the Private Holders has entered into an exchange agreement (an “Exchange Agreement”) with Citigroup pursuant to which it will, together with the other Private Holders and the USG, exchange $25 billion of preferred stock for newly issued securities of Citigroup. Specifically, pursuant to the Exchange Agreements, subject to the terms and conditions contained therein, in exchange for each Private Holder delivering and surrendering to Citigroup their respective shares of preferred stock, Citigroup agrees to issue and deliver to each respective Private Holder a certain number of Interim Securities and a Warrant to purchase a number of shares of Common Stock (the “Private Holders Transactions”). The maximum number of shares of Common Stock issuable to the Private Holders upon exercise of the Warrants is 395,000,000 shares.

Conditions to Completion of the Private Holders Transactions

The respective obligations of Citigroup and the Private Holders to consummate the Private Holders Transactions at or before the closing are subject to the satisfaction or waiver by Citigroup or the Private Holders, as applicable, of the following conditions subject, in the case of the Private Holders, to certain materiality exceptions:

•	absence of any law, rule, order, injunction or judgment prohibiting or preventing the completion of the Private Holders Transactions; and

•	the consummation or concurrent consummation of the transaction with the USG.

The obligation of Citigroup to consummate the Private Holders Transactions with each Private Holder is also subject to the fulfillment or waiver by Citigroup at or prior to the closing of, among others, the following conditions:

•	the accuracy of the representations and warranties made by the respective Private Holder in the respective Exchange Agreement, subject to certain materiality exceptions; and

•	the respective Private Holder having performed the obligations required to be performed by it at or prior to the closing.

The obligation of each Private Holder to consummate the Private Holders Transactions is also subject to the fulfillment or waiver by that Private Holder at or prior to the closing of, among others, the following conditions:

•	the consummation or concurrent consummation of the Private Holders Transactions with respect to shares of preferred stock that have an aggregate liquidation preference of at least $11.5 billion;

•	the accuracy of the representations and warranties made by Citigroup in the respective Exchange Agreement, subject to certain materiality exceptions; and

•	Citigroup having performed the obligations required to be performed by it at or prior to the closing.

Representations and Warranties and Covenants

The Private Holder Exchange Agreements contain representations and warranties made by Citigroup and the Private Holders, a number of which are qualified by materiality or the absence of a material adverse effect.

The Private Holder Exchange Agreements contain a number of covenants made by Citigroup and the Private Holders. The covenants include:

•	Reasonable Best Efforts. Citigroup and the Private Holders have agreed to use their reasonable best efforts to consummate the Private Holders Transactions.

•

Exchange Listing. Citigroup has agreed to use its reasonable best efforts to cause the Interim Securities and Common Stock underlying the Interim Securities and Warrants issued to each Private Holder to be approved for listing on the NYSE, subject to relevant listing requirements.

•	Publicity. Citigroup and the Private Holders have agreed not to make a public announcement concerning the USG/Private Holders Transactions without the prior consent of the other party.

•

Depositary Shares. Citigroup has agreed, upon the request of any Private Holder, to enter into customary depositary arrangements to allow for the Interim Securities to be issued in the form of depositary shares.

•

Standstill. Each of the Private Holders has agreed to a customary standstill provision that limits its ability to (i) directly or indirectly acquire or attempt to acquire any securities of Citigroup that would result in such Private Holder controlling a specific percentage of outstanding shares of voting stock of Citigroup and (ii) (w) make or in any way participate in any solicitation of proxies to vote, or seeking to advise or influence any person with respect to the voting of any voting securities of Citigroup or any of its subsidiaries, (x) seek to influence, advise, change or control the management, board of directors, policies, affairs or strategy of Citigroup by way of any public communication or other communication to security holders, (y) make any proposal for any acquisition of, or similar extraordinary transaction involving, Citigroup or a material portion of its securities or assets, and (z) enter into any agreements or understandings with any person (other than Citigroup) for purposes of any of the actions described in clauses (w) through (y) above. The Private Holders’ obligations under the standstill will terminate on the later of (i) the third anniversary of the closing of the USG/Private Holders Transactions and (ii) the date on which such Private Holder beneficially owns less than 2% of the outstanding Common Stock of Citigroup.

•

Equivalent Terms. Citigroup has agreed to provide each of the Private Holders the most favorable price and other material terms offered to any other Private Holder in the exchange offers with the Private Holders and has agreed that the price offered in the exchange offers with the Private Holders will be no less favorable to the Private Holders than the price offered in the Exchange Offers. Citigroup also agreed that the exchanges with the USG will be consummated on pricing terms no more favorable to the USG than those previously disclosed by Citigroup.

•

Preemptive Rights. In the event Citigroup consummates a public or non-public offering of any Common Stock at a price less than $3.25 (or of securities convertible or exercisable into or exchangeable for Common Stock if the conversion, exercise or exchange price per share of Common Stock is less than $3.25) during the one year period commencing with the closing of the Private Holders Transactions, Citigroup generally has agreed to provide each of the Private Holders the right to purchase, on the same terms as in the offering, an amount of such securities that, in the aggregate, enables it to maintain its percentage ownership interest (assuming the conversion, exercise or exchange of all convertible, exercisable or exchangeable securities it owns) in Citigroup, subject to certain terms and conditions.

•	Reorganization Treatment. Citigroup and each of the Private Holders have agreed to treat the USG/Private Holders Transactions as a “reorganization” for U.S. federal income tax purposes.

Termination Events

If the USG/Private Holders Transactions are not consummated on or prior to September 18, 2009, the agreements will automatically terminate.

Other

One of the Private Holders with whom Citigroup entered into an Exchange Agreement is the Government of Singapore Investment Corporation Pte Ltd (“GIC”). The GIC Exchange Agreement contains the following additional material provisions:

•

GIC’s obligation to consummate the GIC Exchange Agreement is subject to GIC’s having obtained certain required regulatory approvals, consents or exemptions required in respect to its participation in the GIC Private Holder Transaction.

•

GIC has agreed that, to the extent it or certain of its affiliates own securities representing more than 9.9% of the aggregate voting power of Citigroup, it will vote or cause to be voted such excess voting power in the same proportion as all other shares are voted (other than any shares voted by the direction of GIC or any of its affiliates or the U.S. Government) and has granted Citigroup an irrevocable proxy with respect to this excess voting power.

•

If at any time GIC’s beneficial ownership of Common Stock exceeds 19.9% of the total outstanding shares of Common Stock of Citigroup, GIC or certain of its affiliates is deemed to control Citigroup by any law or governmental authority, or any other applicable laws would result in the imposition of a financial support obligation or materially adverse compliance burden on GIC, then Citigroup has agreed to convert a sufficient number of securities held by GIC into non-voting participating preferred stock and take such other steps that would avoid such an imposition on GIC or certain of its affiliates.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Market Price of and Dividends on the Common Stock

Our Common Stock is currently listed on the NYSE under the symbol “C.” As of May 8, 2009, we had approximately 5.51 billion shares of Common Stock outstanding, held by approximately 195,000 holders of record, and as of May 8, 2009, approximately 2.3 million beneficial owners. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Common Stock as reported on Bloomberg and the cash dividends declared per share of the Common Stock.

	Share Prices		Cash Dividends Declared per Share
	High	Low
2009
Second Quarter (through May 8, 2009)	$4.48	$2.43	$0.00	*
First Quarter	$7.585	$0.970	$0.01

2008
Fourth Quarter ended December 31, 2008	$23.500	$3.050	$0.16
Third Quarter ended September 30, 2008	22.530	12.850	0.32
Second Quarter ended June 30, 2008	27.350	16.580	0.32
First Quarter ended March 31, 2008	29.890	17.990	0.32

2007
Fourth Quarter ended December 31, 2007	$48.950	$28.800	$0.54
Third Quarter ended September 30, 2007	52.970	44.660	0.54
Second Quarter ended June 30, 2007	55.550	50.410	0.54
First Quarter ended March 31, 2007	56.280	48.050	0.54

*	Cash dividends on the Common Stock were discontinued effective April 17, 2009.

On May 8, 2009, the closing sales price of our Common Stock on the NYSE was $4.02 per share.

Market Price of and Dividends on the Public Preferred Stock

Citigroup 8.500% Non-Cumulative Preferred Stock, Series F

Our 8.500% Non-Cumulative Preferred Stock, Series F is currently listed on the NYSE under the symbol “CPRM.” As of May 8, 2009, we had 81,600,000 depositary shares representing the 8.500% Non-Cumulative Preferred Stock, Series F outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.500% Non-Cumulative Preferred Stock, Series F as reported on Bloomberg and the cash dividends declared per depositary share of the 8.500% Non-Cumulative Preferred Stock, Series F.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Second Quarter (through May 8, 2009)	$23.5	$14.38	$0.53125
First Quarter	$8.860	$2.800	$0.53125

2008
Fourth Quarter ended December 31, 2008	$20.500	$5.500	$0.53125
Third Quarter ended September 30, 2008	23.470	12.080	0.53125

On May 8, 2009, the closing sales price of a depositary share representing 1/1,000th of our 8.500% Non-Cumulative Preferred Stock, Series F on the NYSE was $22.98 per depositary share.

Citigroup 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E

Our 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E is currently not listed on any exchange. As of May 8, 2009, we had 6,000,000,000 aggregate liquidation preference representing the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E as reported on The Yield Book® and the cash dividends declared per $1,000 liquidation preference of the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E.

	Prices as a Percentage of Liquidation Preference		Cash Dividends Declared per $1,000 Liquidation Preference
	High	Low
2009
Second Quarter (through May 8, 2009)	92%	61%	$42.4666667
First Quarter	70.500%	20.000%	$0.0000000

2008
Fourth Quarter ended December 31, 2008	72.000%	48.000%	$42.4666667

On May 8, 2009, the closing sales price of a depositary share representing 1/25th of our 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E on The Yield Book® was 89% per depositary share.

Citigroup 8.125% Non-Cumulative Preferred Stock, Series AA

Our 8.125% Non-Cumulative Preferred Stock, Series AA is currently listed on the NYSE under the symbol “CPRP.” As of May 8, 2009, we had 148,600,000 depositary shares representing the 8.125% Non-Cumulative Preferred Stock, Series AA outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 8.125% Non-Cumulative Preferred Stock, Series AA as reported on Bloomberg and the cash dividends declared per depositary share of the 8.125% Non-Cumulative Preferred Stock, Series AA.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Second Quarter (through May 8, 2009)	$23.35	$14.38	$0.5078125
First Quarter	$18.580	$3.160	$0.5078125

2008
Fourth Quarter ended December 31, 2008	$17.900	$5.750	$0.5078125
Third Quarter ended September 30, 2008	22.440	8.240	0.5078125
Second Quarter ended June 30, 2008	25.390	22.050	0.5078125
First Quarter ended March 31, 2008	26.500	20.000	0.1128472

On May 8, 2009, the closing sales price of a depositary share representing 1/1,000th of our 8.125% Non-Cumulative Preferred Stock, Series AA on the NYSE was $22.65 per depositary share.

Citigroup 6.500% Non-Cumulative Convertible Preferred Stock, Series T

Our 6.500% Non-Cumulative Convertible Preferred Stock, Series T is currently listed on the NYSE under the symbol “CPRI.” As of May 8, 2009, we had 63,373,000 depositary shares of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per depositary share of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T as reported on Bloomberg and the cash dividends declared per depositary share of the 6.500% Non-Cumulative Convertible Preferred Stock, Series T.

	Prices		Cash Dividends Declared per Depositary Share
	High	Low
2009
Second Quarter (through May 8, 2009)	$41.79	$25.81	$0.8125
First Quarter	$33.430	$6.300	$0.8125

2008
Fourth Quarter ended December 31, 2008	$44.200	$10.280	$0.8125
Third Quarter ended September 30, 2008	48.620	28.125	0.8125
Second Quarter ended June 30, 2008	54.427	43.270	0.8125
First Quarter ended March 31, 2008	59.350	40.890	0.1986111

On May 8, 2009, the closing sales price of a depositary share representing 1/1,000th of our 6.500% Non-Cumulative Convertible Preferred Stock, Series T on the NYSE was $40.55 per depositary share.

Market Price of and Distributions on E-TRUPS®

8.300% Fixed Rate/Floating Rate E-TRUPS® Issued by Citigroup Capital XXI

The 8.300% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XXI is currently not listed on any exchange. As of May 8, 2009 there were 3,500,000,000 aggregate liquidation amount of the 8.300% Fixed Rate/Floating Rate E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security as reported on Trade Reporting and Compliance Engine™ (TRACE™) and the cash distributions per $1,000 liquidation amount of the 8.300% Fixed Rate/Floating Rate E-TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per $1,000 Liquidation Amount
	High	Low
2009
Second Quarter (through May 8, 2009)	92%	45.875%	$41.50
First Quarter	83.375%	20.000%	$0.0000

2008
Fourth Quarter ended December 31, 2008	85.000%	45.000%	$41.50
Third Quarter ended September 30, 2008	98.250	60.000	0.0000
Second Quarter ended June 30, 2008	108.380	90.920	41.50
First Quarter ended March 31, 2008	108.500	93.870	0.0000

2007
Fourth Quarter ended December 31, 2007	106.250%	102.550%	$0.0000

On May 8, 2009, the closing bid quotation of the 8.300% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XXI on TRACE™ was 89.5% per capital security.

7.875% E-TRUPS® Issued by Citigroup Capital XX

The 7.875% E-TRUPS® issued by Citigroup Capital XX is currently listed on the NYSE under the symbol “CPRG.” As of May 8, 2009, there were 31,500,000 capital securities of the 7.875% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.875% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.875% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$23.25	$9.58	$0.492188
First Quarter	$20.000	$4.370	$0.492188

2008
Fourth Quarter ended December 31, 2008	$22.000	$8.820	$0.492188
Third Quarter ended September 30, 2008	24.500	12.310	0.492188
Second Quarter ended June 30, 2008	26.000	23.560	0.492188
First Quarter ended March 31, 2008	28.940	17.500	0.590625

2007
Fourth Quarter ended December 31, 2007	$25.900	$22.350	$0.000000

On May 8, 2009, the closing sales price of the 7.875% E-TRUPS® issued by Citigroup Capital XX on the NYSE was $22.96 per capital security.

7.250% E-TRUPS® Issued by Citigroup Capital XIX

The 7.250% E-TRUPS® issued by Citigroup Capital XIX is currently listed on the NYSE under the symbol “CPRF.” As of May 8, 2009, there were 49,000,000 capital securities of the 7.250% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.250% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.250% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$23.17	$7.76	$0.43125
First Quarter	$18.030	$4.010	$0.453125

2008
Fourth Quarter ended December 31, 2008	$18.100	$7.900	$0.453125
Third Quarter ended September 30, 2008	22.530	11.000	0.453125
Second Quarter ended June 30, 2008	24.500	21.040	0.453125
First Quarter ended March 31, 2008	25.420	21.460	0.453125

2007
Fourth Quarter ended December 31, 2007	$26.000	$21.600	$0.604167
Third Quarter ended September 30, 2007	26.190	23.750	0.000000

On May 8, 2009, the closing sales price of the 7.250% E-TRUPS® issued by Citigroup Capital XIX on the NYSE was $22.4 per share.

6.829% Fixed Rate/Floating Rate E-TRUPS® Issued by Citigroup Capital XVIII

The 6.829% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XVIII is currently listed on the NYSE under the symbol “C/67BP.” As of May 8, 2009, there were 500,000,000 aggregate liquidation amount of the 6.829% Fixed Rate/Floating Rate E-TRUPS® outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.829% Fixed Rate/Floating Rate E-TRUPS® as reported on Bloomberg and the cash distributions per £1,000 liquidation amount of the 6.829% Fixed Rate/Floating Rate E-TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per £1,000 Liquidation Amount
	High	Low
2009
Second Quarter (through May 8, 2009)	45.33%	20.5%	£34.145
First Quarter	51.968%	17.500%	£0.0000

2008
Fourth Quarter ended December 31, 2008	71.931%	51.787%	£34.145
Third Quarter ended September 30, 2008	86.069	72.080	0.0000
Second Quarter ended June 30, 2008	88.970	80.814	34.145
First Quarter ended March 31, 2008	97.990	79.730	0.0000

2007
Fourth Quarter ended December 31, 2007	99.975%	93.500%	£34.145
Third Quarter ended September 30, 2007	101.256	94.811	0.0000
Second Quarter ended June 30, 2007	100.274	100.006	0.0000

On May 8, 2009, the closing sales price of the 6.829% Fixed Rate/Floating Rate E-TRUPS® issued by Citigroup Capital XVIII on the NYSE was 45.3% per capital security.

6.350% E-TRUPS® Issued by Citigroup Capital XVII

The 6.350% E-TRUPS® issued by Citigroup Capital XVII is currently listed on the NYSE under the symbol “CPRE.” As of May 8, 2009, there were 44,000,000 capital securities of the 6.350% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.350% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.350% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$15.11	$7.15	$0.396875
First Quarter	$15.920	$3.800	$0.396875

2008
Fourth Quarter ended December 31, 2008	$15.800	$7.050	$0.396875
Third Quarter ended September 30, 2008	19.190	9.300	0.396875
Second Quarter ended June 30, 2008	21.610	17.670	0.396875
First Quarter ended March 31, 2008	23.090	18.230	0.396875

2007
Fourth Quarter ended December 31, 2007	$23.550	$18.550	$0.396875
Third Quarter ended September 30, 2007	25.100	20.000	0.396875
Second Quarter ended June 30, 2007	25.200	23.240	0.436563
First Quarter ended March 31, 2007	N/A	N/A	0.0000

On May 8, 2009, the closing sales price of the 6.350% E-TRUPS® issued by Citigroup Capital XVII on the NYSE was $14.41 per capital security.

6.45% E-TRUPS® Issued by Citigroup Capital XVI

The 6.45% E-TRUPS® issued by Citigroup Capital XVI is currently listed on the NYSE under the symbol “CPRW.” As of May 8, 2009, there were 64,000,000 capital securities of the 6.45% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.45% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.45% E-TRUPS® .

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$15.65	$6.88	$0.403125
First Quarter	$16.480	$3.990	$0.403125

2008
Fourth Quarter ended December 31, 2008	$16.420	$5.000	$0.403125
Third Quarter ended September 30, 2008	19.590	9.500	0.403125
Second Quarter ended June 30, 2008	22.150	18.180	0.403125
First Quarter ended March 31, 2008	24.000	18.950	0.403125

2007
Fourth Quarter ended December 31, 2007	$24.000	$17.870	$0.403125
Third Quarter ended September 30, 2007	24.660	20.150	0.403125
Second Quarter ended June 30, 2007	25.500	24.000	0.403125
First Quarter ended March 31, 2007	25.500	24.890	0.403125

On May 8, 2009, the closing sales price of the 6.45% E-TRUPS® issued by Citigroup Capital XVI on the NYSE was $15.65 per capital security.

6.500% E-TRUPS® Issued by Citigroup Capital XV

The 6.500% E-TRUPS® issued by Citigroup Capital XV is currently listed on the NYSE under the symbol “CPRU.” As of May 8, 2009, there were 47,400,000 capital securities of the 6.500% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.500% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.500% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$17.5	$7.35	$0.40625
First Quarter	$16.220	$3.970	$0.40625

2008
Fourth Quarter ended December 31, 2008	$16.200	$7.500	$0.40625
Third Quarter ended September 30, 2008	20.270	9.330	0.40625
Second Quarter ended June 30, 2008	22.550	18.360	0.40625
First Quarter ended March 31, 2008	23.800	19.300	0.40625

2007
Fourth Quarter ended December 31, 2007	$24.500	$19.190	$0.40625
Third Quarter ended September 30, 2007	24.880	21.060	0.40625
Second Quarter ended June 30, 2007	25.600	23.960	0.40625
First Quarter ended March 31, 2007	25.750	24.740	0.40625

On May 8, 2009, the closing sales price of the 6.500% E-TRUPS® issued by Citigroup Capital XV on the NYSE was $17.5 per capital security.

6.875% E-TRUPS® Issued by Citigroup Capital XIV

The 6.875% E-TRUPS® issued by Citigroup Capital XIV is currently listed on the NYSE under the symbol “CPRO.” As of May 8, 2009, there were 22,600,000 capital securities of the 6.875% E-TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.875% E-TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.875% E-TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$20.66	$7.96	$0.429688
First Quarter	$17.040	$2.600	$0.429688

2008
Fourth Quarter ended December 31, 2008	$18.120	$6.770	$0.429688
Third Quarter ended September 30, 2008	20.990	9.050	0.429688
Second Quarter ended June 30, 2008	23.500	19.750	0.429688
First Quarter ended March 31, 2008	25.060	20.200	0.429688

2007
Fourth Quarter ended December 31, 2007	$25.290	$18.700	$0.429688
Third Quarter ended September 30, 2007	25.750	22.500	0.429688
Second Quarter ended June 30, 2007	26.230	25.260	0.429688
First Quarter ended March 31, 2007	26.350	25.820	0.429688

On May 8, 2009, the closing sales price of the 6.875% E-TRUPS® issued by Citigroup Capital XIV on the NYSE was $19.8 per capital security.

Market Price of and Distributions on TRUPS®

6.000% TRUPS® Issued by Citigroup Capital XI

The 6.000% TRUPS® issued by Citigroup Capital XI is currently listed on the NYSE under the symbol “CPRQ.” As of May 8, 2009, there were 24,000,000 capital securities of the 6.000% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.000% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.000% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$14.5	$6.96	$0.375
First Quarter	$16.120	$4.400	$0.375

2008
Fourth Quarter ended December 31, 2008	$16.000	$6.900	$0.375
Third Quarter ended September 30, 2008	19.460	9.750	0.375
Second Quarter ended June 30, 2008	21.140	17.150	0.375
First Quarter ended March 31, 2008	22.500	18.420	0.375

2007
Fourth Quarter ended December 31, 2007	$22.830	$17.800	$0.375
Third Quarter ended September 30, 2007	23.340	20.700	0.375
Second Quarter ended June 30, 2007	25.000	22.910	0.375
First Quarter ended March 31, 2007	25.140	24.570	0.375

On May 8, 2009, the closing sales price of the 6.000% TRUPS® issued by Citigroup Capital XI on the NYSE was $3.98 per capital security.

6.100% TRUPS® Issued by Citigroup Capital X

The 6.100% TRUPS® issued by Citigroup Capital X is currently listed on the NYSE under the symbol “CPRR.” As of May 8, 2009, there were 20,000,000 capital securities of the 6.100% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.100% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.100% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$14.15	$7.29	$0.38125
First Quarter	$16.350	$4.240	$0.38125

2008
Fourth Quarter ended December 31, 2008	$16.250	$6.000	$0.38125
Third Quarter ended September 30, 2008	18.900	8.430	0.38125
Second Quarter ended June 30, 2008	21.000	17.350	0.38125
First Quarter ended March 31, 2008	22.530	18.020	0.38125

2007
Fourth Quarter ended December 31, 2007	$23.280	$18.150	$0.38125
Third Quarter ended September 30, 2007	23.850	20.810	0.38125
Second Quarter ended June 30, 2007	25.140	23.000	0.38125
First Quarter ended March 31, 2007	25.500	24.640	0.38125

On May 8, 2009, the closing sales price of the 6.100% TRUPS® issued by Citigroup Capital X on the NYSE was $13.42 per capital security.

6.000% TRUPS® Issued by Citigroup Capital IX

The 6.000% TRUPS® issued by Citigroup Capital IX is currently listed on the NYSE under the symbol “CPRS.” As of May 8, 2009, there were 44,000,000 capital securities of the 6.000% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.000% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.000% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$14.49	$7.58	$0.375
First Quarter	$17.340	$4.260	$0.375

2008
Fourth Quarter ended December 31, 2008	$16.930	$6.350	$0.375
Third Quarter ended September 30, 2008	18.720	9.000	0.375
Second Quarter ended June 30, 2008	21.200	17.120	0.375
First Quarter ended March 31, 2008	22.500	18.000	0.375

2007
Fourth Quarter ended December 31, 2007	$23.000	$18.300	$0.375
Third Quarter ended September 30, 2007	23.920	20.520	0.375
Second Quarter ended June 30, 2007	24.990	23.010	0.375
First Quarter ended March 31, 2007	24.990	24.330	0.375

On May 8, 2009, the closing sales price of the 6.000% TRUPS® issued by Citigroup Capital IX on the NYSE was $13.60 per capital security.

6.950% TRUPS® Issued by Citigroup Capital VIII

The 6.950% TRUPS® issued by Citigroup Capital VIII is currently listed on the NYSE under the symbol “CPRZ.” As of May 8, 2009, there were 56,000,000 capital securities of the 6.950% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 6.950% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 6.950% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$16.5	$8.25	$0.434375
First Quarter	$20.340	$4.110	$0.434375

2008
Fourth Quarter ended December 31, 2008	$19.160	$8.100	$0.434375
Third Quarter ended September 30, 2008	21.080	11.000	0.434375
Second Quarter ended June 30, 2008	23.730	19.900	0.434375
First Quarter ended March 31, 2008	24.490	18.000	0.434375

2007
Fourth Quarter ended December 31, 2007	$24.770	$20.630	$0.434375
Third Quarter ended September 30, 2007	25.130	21.910	0.434375
Second Quarter ended June 30, 2007	25.450	24.850	0.434375
First Quarter ended March 31, 2007	25.460	25.030	0.434375

On May 8, 2009, the closing sales price of the 6.950% TRUPS® issued by Citigroup Capital VIII on the NYSE was $15.86 per capital security.

7.125% TRUPS® Issued by Citigroup Capital VII

The 7.125% TRUPS® issued by Citigroup Capital VII is currently listed on the NYSE under the symbol “CPRV.” As of May 8, 2009, there were 46,000,000 capital securities of the 7.125% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per capital security of the 7.125% TRUPS® as reported on Bloomberg and the cash distributions per capital security of the 7.125% TRUPS®.

	Prices		Cash Distributions per Capital Security
	High	Low
2009
Second Quarter (through May 8, 2009)	$17.26	$7.73	$0.44531
First Quarter	$18.940	$4.460	$0.44531

2008
Fourth Quarter ended December 31, 2008	$19.000	$7.630	$0.44531
Third Quarter ended September 30, 2008	21.990	11.000	0.44531
Second Quarter ended June 30, 2008	24.430	20.680	0.44531
First Quarter ended March 31, 2008	25.500	20.000	0.44531

2007
Fourth Quarter ended December 31, 2007	$25.140	$21.100	$0.44531
Third Quarter ended September 30, 2007	25.360	23.010	0.44531
Second Quarter ended June 30, 2007	25.510	25.060	0.44531
First Quarter ended March 31, 2007	25.520	25.020	0.44531

On May 8, 2009, the closing sales price of the 7.125% TRUPS® issued by Citigroup Capital VII on the NYSE was $17.13 per capital security.

7.625% TRUPS® Issued by Citigroup Capital III

The 7.625% TRUPS® issued by Citigroup Capital III is currently listed on the NYSE under the symbol “C/36Y.” As of May 8, 2009, there were 200,000,000 aggregate liquidation amount of the 7.625% TRUPS® outstanding, held by one holder of record. The following table sets forth, for the periods indicated, the high and low sales prices per preferred security of the 7.625% TRUPS® as reported on Bloomberg and the cash distributions per $1,000 liquidation amount of the 7.625% TRUPS®.

	Prices as a Percentage of Liquidation Preference		Cash Distributions per $1,000 Liquidation Amount
	High	Low
2009
Second Quarter (through May 8, 2009)	52%	4.7%	$38.125
First Quarter	65.000%	30.000%	$0.0000

2008
Fourth Quarter ended December 31, 2008	81.000%	74.250%	$38.125
Third Quarter ended September 30, 2008	93.714	72.000	0.0000
Second Quarter ended June 30, 2008	103.25	88.300	38.125
First Quarter ended March 31, 2008	110.250	94.250	0.0000

2007
Fourth Quarter ended December 31, 2007	119.650%	95.813%	$38.125
Third Quarter ended September 30, 2007	117.390	104.625	0.0000
Second Quarter ended June 30, 2007	122.123	113.646	38.125
First Quarter ended March 31, 2007	128.827	116.000	0.0000

On May 8, 2009, the closing sales price of the 7.625% TRUPS® issued by Citigroup Capital III on the NYSE was 52% per preferred security.

COMPARISON OF RIGHTS BETWEEN THE SUBJECT SECURITIES AND THE COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of the Subject Securities as currently in effect (prior to adoption of the Public Preferred Stock Amendments which would affect holders of the Public Preferred Depositary Shares) and of holders of the Common Stock to be issued in the Exchange Offers. The discussion below is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, including the Certificates of Designation, the amended and restated declaration of trust of each Citigroup Capital Trust (the “Declarations of Trust”) and the indentures governing the related underlying series of junior subordinated debt (the “Indentures”), the Statutory Trust Act of the State of Delaware, the Trust Indenture Act of 1939 (the “Trust Indenture Act”), our amended and restated bylaws (the “Bylaws”), applicable Delaware law and other documents referred to herein. We urge you to read these documents for a more complete understanding of the differences between the Subject Securities and the Common Stock.

Governing Documents

Public Preferred Depositary Shares: Holders of Public Preferred Depositary Shares have their rights set forth in our Certificate of Incorporation, including the applicable Certificate of Designation, the Bylaws and Delaware law. Certain provisions of the Certificate of Incorporation and the Certificates of Designation would be amended by the Public Preferred Stock Amendments, see “Summary—The Amendments” and the Preferred Stock Proxy Statement.

Trust Preferred Securities: Holders of Trust Preferred Securities have their rights set forth in the applicable Declaration of Trust, Indenture, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Common Stock: Holders of shares of our Common Stock will have their rights set forth in the Certificate of Incorporation, the Bylaws and Delaware law.

Dividends and Distributions

Public Preferred Depositary Shares: The Public Preferred Depositary Shares rank senior to the Common Stock and any other stock that is expressly junior to the Public Preferred Stock as to payment of dividends. Dividends on shares of the Public Preferred Depositary Shares are not mandatory and are not cumulative. Holders of Public Preferred Depositary Shares are entitled to receive dividends, when, as, and if declared by our board of directors, out of assets legally available under Delaware law for payment, payable either quarterly or semi-annually, depending on the series of Public Preferred Depositary Shares. On April 17, 2009, we announced that we intend to continue to pay full dividends on our preferred stock, including the Public Preferred Depositary Shares, through and until the closing of the Exchange Offers, at which point these dividends will be suspended.

We must pay, or declare and set apart for payment, dividends on each series of Public Preferred Depositary Shares before we may pay dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s junior stock, including the Common Stock, subject to certain exceptions.

Trust Preferred Securities: Holders of the Trust Preferred Securities are entitled to receive cumulative distributions at a fixed annual percentage rate, payable either quarterly or semi-annually, depending on the series of Trust Preferred Security. Distributions not paid when due accumulate additional interest. The funds available to each Citigroup Capital Trust for distributions on the Trust Preferred Securities are limited to payments received from Citigroup on the series of junior subordinated debt held by the applicable Citigroup Capital Trust.

If we defer interest payments on a series of junior subordinated debt, distributions on the related series of Trust Preferred Securities will also be deferred. During a deferral period, also called an extension period, we cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Citigroup’s capital stock, including the Common Stock and the Public

Preferred Depositary Shares, or make an interest, principal or premium on or repurchase any of our debt securities that rank equal with or junior to the relevant series of junior subordinated debt, subject to certain exceptions.

Common Stock: Subject to the preferential rights of any other class or series of capital stock or other securities, including the Public Preferred Depositary Shares and the Trust Preferred Securities, holders of Common Stock will be entitled to receive such dividends when, as and if declared by our board of directors. On February 27, 2009, we announced that dividend payments on our Common Stock will be suspended.

The Public Preferred Stock Amendments would permit us to declare and pay dividends on Common Stock, without paying or setting apart for payment any dividends on any series of Public Preferred Depositary Shares.

Ranking

Public Preferred Depositary Shares: Each series of Public Preferred Depositary Shares currently ranks senior with respect to dividend rights and rights upon liquidation, dissolution or winding up of Citigroup to the Common Stock. Each series of Public Preferred Depositary Shares is equal in right of payment with the other outstanding series of Public Preferred Depositary Shares. The Public Preferred Depositary Shares rank junior in right of payment to all of our existing and future indebtedness and the Trust Preferred Securities. The liquidation preference of the Public Preferred Depositary Shares ranges from $25 to $1,000 per depositary share, plus any accrued and unpaid dividends on such depositary share.

Trust Preferred Securities: Each series of Trust Preferred Securities currently ranks senior with respect to rights upon liquidation, dissolution or winding up of Citigroup to the Common Stock and the Public Preferred Depositary Shares. Each series of TRUPS® is equal in right of payment with the other outstanding series of TRUPS®, and each series of E-TRUPS® is equal in right of payment with the other outstanding series of E-TRUPS®. Generally, the E-TRUPS® rank junior in right of payment to all of our “senior indebtedness” (as defined in the relevant junior subordinated debt indenture, as amended) including the TRUPS®, and the TRUPS® rank junior in right of payment to all of our “senior indebtedness” (as defined in the relevant junior subordinated debt indenture, as amended). The liquidation amount of the Trust Preferred Securities ranges from $25 and $1,000 per share (£1,000 in the case of the 6.829% E-TRUPS®), plus any accrued and unpaid distributions on such Trust Preferred Security.

Common Stock: The Common Stock will rank junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of Citigroup to all other securities and indebtedness of Citigroup.

If the Public Preferred Stock Amendments become effective, holders of Public Preferred Depositary Shares will no longer be entitled to receive dividends in preference or priority to the holders of Common Stock.

Conversion Rights

Public Preferred Depositary Shares: The Series T Preferred Stock is the only series of Public Preferred Depositary Shares that is convertible.

Series T Preferred Stock:

Optional Conversion. Holders of the Series T Preferred Stock may convert, at their option, Series T Preferred Stock into Common Stock at a conversion rate of 1,482.3503 shares of Common Stock per share of the Series T Preferred Stock, subject to adjustment.

Holders of the Series T Preferred Stock may also convert their shares in the event of a make-whole acquisition or fundamental change.

Mandatory Conversion at Citigroup’s Option. On or after February 15, 2013, Citigroup has the right to require holders of the Series T Preferred Stock to convert some or all of the outstanding shares of Series T Preferred Stock into the number of shares of Common Stock that are issuable at the then-applicable conversion rate if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days exceeds 130% of the then-applicable conversion price of the Series T Preferred Stock.

Trust Preferred Securities: The Trust Preferred Securities are not convertible into shares of Common Stock.

Common Stock: The Common Stock is not convertible.

Voting Rights

Public Preferred Depositary Shares:

Whenever dividends remain unpaid on the Public Preferred Depositary Shares or any other class or series of preferred stock that ranks on parity with Public Preferred Depositary Shares as to payment of dividends and having equivalent voting rights (“Parity Stock”) for at least six quarterly dividend periods (whether or not consecutive) (or, for the Series E Preferred Stock), at least three semi-annual dividend periods), the number of directors constituting the board of directors will be increased by two members and the holders of the Public Preferred Depositary Shares together with holders of Parity Stock, voting separately as a single class, will have the right to elect the two additional members of the board of directors. When Citigroup has paid full dividends on any class or series of non-cumulative Parity Stock for at least four consecutive quarterly dividend periods (or, for the Series E Preferred Stock, at least two consecutive semi-annual periods) following such non-payment, and has paid cumulative dividends in full on any class or series of cumulative Parity Stock, the voting rights will cease and the authorized number of directors will be reduced by two.

In addition, holders of Public Preferred Depositary Shares currently have the right to vote as a separate class with all other series of Parity Stock adversely affected by and entitled to vote thereon (except preferred stock currently held by the USG, which votes as a separate class), with respect to:

•

any amendment, alteration or repeal of the provisions of the Certificate of Incorporation, including the relevant Certificate of Designations, or Bylaws that would alter or change the voting powers, preferences or special rights of such series of Public Preferred Depositary Shares so as to affect them adversely;

•

any amendment or alteration of the Certificate of Incorporation to authorize or increase the authorized amount of any shares of, or any securities convertible into shares of, any of Citigroup’s capital stock ranking prior to such series of Public Preferred Depositary Shares; or

•	the consummation of a binding share exchange or reclassification involving such series of Public Preferred Depositary Shares or a merger or consolidation of Citigroup with another entity.

Approval of two-thirds of such shares is required.

If the Public Preferred Stock Amendments become effective and the applicable series of Public Preferred Depositary Shares is delisted, holders of such series of Public Preferred Depositary Shares will no longer have the right to elect two additional members of the board of directors when dividends remain unpaid on the Public Preferred Depositary Shares or any other Parity Stock for at least six quarterly dividend periods (or three semi-annual periods for the Series E Preferred Stock), as described in the first paragraph above. In addition, the Public Preferred Stock Amendments would eliminate the requirement that two-thirds of the holders of Public Preferred Depositary Shares approve any amendment, alteration or repeal of the provisions of the Certificate of Incorporation, including the relevant Certificate of Designations, that would alter or change the voting powers, preferences or special rights of such series of Public Preferred Depositary Shares so as to affect them adversely. See “The Exchange Offers—The Amendments—Public Preferred Stock Amendments” for additional information on the Public Preferred Stock Amendments and the requirements for their approval.

Trust Preferred Securities: Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Citigroup, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Common Stock: Holders of shares of Common Stock will be entitled to one vote per share on all matters voted on by Citigroup’s stockholders. Following the adoption of the Common Stock Amendments, the holders of the Common Stock will not be entitled to vote on any amendments to the Certificates of Designation relating to any series of preferred stock.

Redemption

Public Preferred Depositary Shares:

Optional Redemption by Citigroup. Citigroup may redeem all or a portion (subject to the exception with respect to the Series E Preferred Stock and the 8.125% Non-Cumulative Preferred Stock, Series AA that a minimum of 2,000 shares be left outstanding following a partial redemption) of each series of Public Preferred Depositary Shares, at its option on or after the date set forth in the table below, at a redemption price equal to 100% of the liquidation preference thereof, on any dividend payment date for which dividends have been declared in full.

CUSIP	Title of Securities Represented by Public Preferred Depositary Shares	Redemption Date	Redemption Price Per Depositary Share
172967556	8.500% Non-Cumulative Preferred Stock, Series F	June 15, 2013	$25
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	April 30, 2018	$1,000
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	February 15, 2018	$25
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	February 15, 2015	$50

In addition, Citigroup may redeem at any time, in whole but not in part, the Series T Preferred Stock if the aggregate liquidation preference of such shares is equal to 5% or less of the aggregate liquidation preference of the shares of such Series T Preferred Stock originally issued by Citigroup.

Redemption at Option of Holders. The Public Preferred Depositary Shares are not redeemable at the option of the holders.

Trust Preferred Securities:

Optional Redemption by the Trusts. The Trusts will redeem the Trust Preferred Securities on the dates and to the extent the related junior subordinated debt securities are redeemed by Citigroup. Citigroup may redeem, in whole, at any time, or in part, from time to time, the related junior subordinated debt securities set forth in the table below on or after the date set forth below at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon through the date of redemption.

CUSIP	Title of Securities	Redemption Date	Redemption Price Per Security
173094AA1	8.300% E-TRUPS®	December 21, 2037(1)	$1,000
173085200	7.875% E-TRUPS®	December 15, 2012	$25
17311U200	7.250% E-TRUPS®	August 15, 2012	$25
17309E200	6.875% E-TRUPS®	June 30, 2011	$25
17310G202	6.500% E-TRUPS®	September 15, 2011	$25
17310L201	6.450% E-TRUPS®	December 31, 2011	$25
17311H209	6.350% E-TRUPS®	March 15, 2012	$25
XS0306711473	6.829% E-TRUPS®	June 28, 2017	£1,000
17306N203	7.125% TRUPS®	July 31, 2006	$25
17306R204	6.950% TRUPS®	September 17, 2006	$25
173064205	6.100% TRUPS®	September 30, 2008	$25
173066200	6.000% TRUPS®	February 13, 2008	$25
17307Q205	6.000% TRUPS®	September 27, 2009	$25

(1)	The 8.300% E-TRUPS® may also be redeemed prior to December 21, 2037 at the applicable make-whole redemption amount.

The 7.625% TRUPS® issued by Citigroup Capital III do not provide Citigroup an option to redeem the related junior subordinated debt securities prior to its maturity date. However, all Trust Preferred Securities may be redeemed by Citigroup, in whole or in part, at varying redemption prices at any time if certain changes in tax, investment company or bank regulatory law or interpretation occur and certain other conditions are satisfied.

Redemption at Option of Holders. The Trust Preferred Securities are not redeemable at the option of the holders.

Common Stock: We have no obligation or right to redeem our Common Stock.

Listing

Public Preferred Depositary Shares: Each series of the Public Preferred Depositary Shares is listed on the NYSE, with the exception of depositary shares representing Series E Preferred Stock, which are not listed on any securities exchange. However, we intend to delist each series of Public Preferred Depositary Shares from the NYSE and we do not intend to apply for listing of any series of Public Preferred Depositary Shares on any other securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Public Preferred Depositary Shares and Public Preferred Stock under the Exchange Act.

Trust Preferred Securities: Each series of Trust Preferred Security is listed for trading on the NYSE, with the exception of the 8.300% E-TRUPS® issued by Citigroup Capital XXI, which are not listed for trading on any securities exchange.

Common Stock: The Common Stock is listed for trading on the NYSE.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences relating to the exchange of the Public Preferred Depositary Shares or Trust Preferred Securities pursuant to the Exchange Offers and to the ownership and disposition of our Common Stock received upon such exchange.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Subject Securities that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Subject Securities or Common Stock (a “U.S. holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange the Subject Securities by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that have held the Subject Securities or will hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that have not held the Subject Securities, or will not hold our Common Stock, as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of exchanging the Subject Securities for our Common Stock and owning and disposing of our Common Stock.

Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of exchanging the Subject Securities for our Common Stock and of owning and disposing of our Common Stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Subject Securities or our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that has held the Subject Securities or will hold our Common Stock or if you are a partner in such a partnership, you should consult your own tax advisor regarding the U.S. federal income tax consequences of exchanging the Subject Securities for our Common Stock and owning and disposing of our Common Stock.

Classification of the Voting Trust

The Voting Trust will either be classified as a grantor trust or as merely a custodial arrangement that is not an entity recognized for United States federal tax purposes, and accordingly will not be classified as a partnership or an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, if you exchange Subject Securities pursuant to the Exchange Offers, you generally will be considered the owner of an undivided interest in your ratable share of the Common Stock held by the Voting Trust. Therefore the distribution of such Common Stock to you from the Voting Trust will not be a taxable event.

Treatment of the Exchange Offers

Exchange of the Public Preferred Depositary Shares into our Common Stock pursuant to the Exchange Offers

The exchange of the Public Preferred Depositary Shares for our Common Stock pursuant to the Exchange Offers will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized by you upon the exchange. Accordingly, your tax basis in the Common Stock received in such an exchange should be the same as your tax basis in the Public Preferred Depositary Shares surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for such Common Stock should include your holding period for the Public Preferred Depositary Shares that were exchanged.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should be equal to the difference between the amount of cash you will receive in respect of the fractional share and the portion of your tax basis in the Public Preferred Depositary Shares that is allocable to the fractional share. Any gain or loss recognized on the exchange generally should be capital gain or loss and should be long-term capital gain or loss if, at the time of the exchange, you have held the Public Preferred Depositary Shares for more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. You should consult with your own tax advisors concerning the treatment of cash received in lieu of a fractional share.

Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers

A holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the debt securities held by the related trust (the “Underlying Debt Securities”). Thus the exchange of the Trust Preferred Securities for our Common Stock pursuant to the Exchange Offers will be treated as an exchange of the Underlying Debt Securities for our Common Stock for U.S. federal income tax purposes, and will be a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Therefore, except as described below with respect to accrued but unpaid interest, cash in lieu of fractional shares, and foreign currency gain or loss realized on the Sterling-denominated 6.829% E-TruPS® no gain or loss will be recognized by you upon the exchange. Accordingly, your holding period for the Common Stock received in such an exchange (excluding Common Stock attributable to accrued but unpaid interest on the Underlying Debt Securities) should include your holding period for the Trust Preferred Securities that were exchanged and your tax basis in such Common Stock (excluding Common Stock attributable to accrued but unpaid interest on the Underlying Debt Securities) should be the same as your adjusted tax basis in the Trust Preferred Securities surrendered (excluding the portion of the tax basis that is allocable to any fractional share). Your tax basis in the Common Stock received in exchange for the Sterling-denominated 6.829% E-TruPS® will be adjusted to take into account the amount of any foreign currency gain or loss realized in the exchange, as described below.

The fair market value of any Common Stock received by you attributable to accrued but unpaid interest on the Underlying Debt Securities should be taxable as ordinary income (to the extent not previously taken into income). Your initial tax basis in any Common Stock treated as an interest payment should be equal to its fair market value immediately after the settlement date, and your holding period with respect to such Common Stock should begin on the day following the settlement date.

The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share should be equal to the difference between the amount of cash you will receive in respect of the fractional share and the portion of your tax basis in the Trust Preferred Securities that is allocable to the fractional share. Any gain or loss recognized on the exchange generally should be capital gain or loss and should be long-term capital gain or loss if, at the time of the exchange, you have held the Trust Preferred Securities for more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. You should consult with your own tax advisors concerning the treatment of cash received in lieu of a fractional share.

If you acquired a Trust Preferred Security for an amount that is less than the stated principal amount of a ratable share of the Underlying Debt Securities, the amount of such difference is generally treated as “market discount” on the Underlying Debt Securities for U.S. federal income tax purposes. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Trust Preferred Security to the maturity date of the Underlying Debt Securities, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. If you exchange Trust Preferred Securities with accrued market discount for our Common Stock pursuant to the Exchange Offers, any gain on the subsequent disposition of such Common Stock will be treated as ordinary income to the extent of such accrued market discount that has not previously been included in income. In the case of Sterling-denominated 6.829% E-TruPS®, such accrued market discount first will be calculated in Sterling and then will be translated into U.S. dollars at the spot exchange rate on the settlement date of the Exchange Offers. Market discount calculated in this way will not be treated as foreign currency gain or loss for purposes of the special rules discussed in the following paragraph.

If you exchange the Sterling-denominated 6.829% E-TruPS® for our Common Stock pursuant to the Exchange Offers, you will recognize gain or loss realized on such exchange to the extent attributable to changes in currency exchange rates during the period in which you held such securities. This foreign currency gain or loss will be treated as ordinary income or loss.

Non-U.S. Holders

Generally, if you are a foreign corporation or a non-resident alien individual, you will not recognize any gain or loss upon the exchange of Subject Securities for Common Stock pursuant to the Exchange Offers. In particular, (i) gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with your conduct of a trade or business in the United States, (b) if you are an individual who holds the Subject Securities as capital assets, you are present in the United States for less than 183 days in the taxable year of the exchange and other conditions are met, and (c) you comply with certain certification requirements; and (ii) the fair market value of any Common Stock received by you attributable to accrued but unpaid interest on the Trust Preferred Securities should not be subject to U.S. federal income tax provided that (a) the interest on the Trust Preferred Securities is not effectively connected with your conduct of a trade or business in the United States, (b) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and are not a controlled foreign corporation related to us through stock ownership, and (c) you comply with certain certification requirements.

U.S. Holders of Common Stock

Distributions on Common Stock

In general, distributions with respect to our Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning on or before December 31, 2010 will qualify for taxation at special rates if you meet certain holding period and other applicable requirements.

Disposition of Common Stock

Subject to the above discussion on market discount under “Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers,” upon the sale or other disposition of our Common Stock received upon exchange of Subject Securities pursuant to the Exchange Offers, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our Common Stock. Such capital gain or loss will generally be long-term if your holding period in respect of such Common Stock is more than one year. Your holding period for Common Stock received in exchange for Public Preferred Depositary Shares should include your holding period for the Public Preferred Depositary Shares that were exchanged. For a discussion of your holding period in respect of Common Stock received in exchange for Trust Preferred Securities, see above under “Exchange of the Trust Preferred Securities into our Common Stock pursuant to the Exchange Offers.” Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

U.S. Information Reporting and Backup Withholding

You will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of our Common Stock, unless you are a corporation or other exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to U.S. federal backup withholding tax, unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. The backup withholding rate is currently 28%.

Non-U.S. Holders of Common Stock

The discussion in this section is addressed to holders of the Common Stock received pursuant to the Exchange Offers that are “non-U.S. holders.” You are a non-U.S. holder if you are a beneficial owner of the Common Stock who is a foreign corporation or a non-resident alien individual.

Dividends

Dividends with respect to our Common Stock ordinarily will be subject to withholding of U.S. federal income tax at a 30 percent rate, or at a lower rate under an applicable income tax treaty that provides for a reduced rate of withholding. However, if the dividends are effectively connected with your conduct of a trade or business within the United States (and, if certain treaties apply, are attributable to your permanent establishment in the United States), then the dividends will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis.

Gain on Disposition of Common Stock

You generally will not be subject to United States federal income tax in respect of gain realized on a disposition of Common Stock, provided that (a) the gain is not effectively connected with your conduct of a trade or business in the United States and (b) if you are an individual who holds the Common Stock as a capital asset, you are present in the United States for less than 183 days in the taxable year of the sale and other conditions are met.

Federal Estate Taxes

Common Stock owned or treated as being owned by a non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding Tax

U.S. information reporting requirements and backup withholding tax will not apply to dividends paid on Common Stock, provided that you provide a Form W-8BEN (or satisfy certain documentary evidence requirements for establishing that you are not a U.S. person) or otherwise establish an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of Common Stock effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of Common Stock effected outside the United States by a foreign office of certain U.S.-related brokers, unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain conditions are met, or you otherwise establish an exemption. Payment by a U.S. office of a broker of the proceeds of a sale of Common Stock will be subject to both backup withholding and information reporting unless you certify your non-U.S. status under penalties of perjury or otherwise establish an exemption.

LEGAL MATTERS

The validity of the Common Stock to be issued in the Exchange Offers will be passed upon for us by Michael J. Tarpley, Assistant General Counsel — Capital Markets. Mr. Tarpley is paid a salary and a bonus by us, is a participant in our employee benefit plans and beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s Common Stock. Certain legal matters with respect to the Exchange Offers will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG audits and reports on consolidated financial statements of Citigroup at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority. The report of KPMG LLP on the consolidated financial statements refers to changes in 2007 in Citigroup Inc.’s methods of accounting for fair value measurements, the fair value option for financial assets and financial liabilities, uncertainty in income taxes and cash flows relating to income taxes generated by a leverage lease transaction.

The Exchange Agent for the Exchange Offers is:

Attn: Corporate Actions Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

The Information Agent for the Exchange Offers is:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 445-0102

The Dealer Manager for the Exchange Offers is:

Citigroup Global Markets Inc.

Liability Management Desk

390 Greenwich Street, 4th Floor

New York, New York 10013

(800) 558-3745 (toll-free)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of such Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of such Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup’s by-laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup’s Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1(a)	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3 filed December 15, 1998 (No. 333-68949).

3.1(b)	Certificate of Designation of 5.321% Cumulative Preferred Stock, Series YY, of the Company, incorporated by reference to Exhibit 4.45 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed January 22, 1999 (No. 333-68949).

3.1(c)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 18, 2000, incorporated by reference to Exhibit 3.01.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 (File No. 1-9924).

Exhibit No.	Description

3.1(d)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 17, 2001, incorporated by reference to Exhibit 3.01.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (File No. 1-9924).

3.1(e)	Certificate of Designation of 6.767% Cumulative Preferred Stock, Series YYY, of the Company, incorporated by reference to Exhibit 3.01.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-9924).

3.1(f)	Certificate of Amendment to the Restated Certificate of Incorporation of the Company dated April 18, 2006, incorporated by reference to Exhibit 3.01.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (File No. 1-9924).

3.1(g)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series A1, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(h)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series B1, of the Company, incorporated by reference to Exhibit 3.02 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(i)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series C1, of the Company, incorporated by reference to Exhibit 3.03 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(j)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series D1, of the Company, incorporated by reference to Exhibit 3.04 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(k)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series J1, of the Company, incorporated by reference to Exhibit 3.05 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(l)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series K1, of the Company, incorporated by reference to Exhibit 3.06 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(m)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series L2, of the Company, incorporated by reference to Exhibit 3.07 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(n)	Certificate of Designation of 7% Non-Cumulative Convertible Preferred Stock, Series N1, of the Company, incorporated by reference to Exhibit 3.08 to the Company’s Current Report on Form 8-K filed February 18, 2009 (File No. 1-9924).

3.1(o)	Certificate of Designation of 6.5% Non-Cumulative Convertible Preferred Stock, Series T, of the Company, incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K filed January 25, 2008 (File No. 1-9924).

3.1(p)	Certificate of Designation of 8.125% Non-Cumulative Preferred Stock, Series AA, of the Company, incorporated by reference to Exhibit 3.10 to the Company’s Current Report on Form 8-K filed January 25, 2008 (File No. 1-9924).

3.1(q)	Certificate of Designation of 8.40% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed April 28, 2008 (File No. 1-9924).

Exhibit No.	Description

3.1(r)	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of the Company, incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed May 13, 2008 (File No. 1-9924).

3.1(s)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series H, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 30, 2008 (File No. 1-9924).

3.1(t)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series I, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 31, 2008 (File No. 1-9924).

3.1(u)	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series G, of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 16, 2009 (File No. 1-9924).

3.2	By-Laws of the Company, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).

4.1	Warrant, dated October 28, 2008, issued by the Company to the United States Department of the Treasury (the “UST”), incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 30, 2008 (File No. 1-9924).

4.2	Warrant, dated December 31, 2008, issued by the Company to the UST, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 31, 2008 (File No. 1-9924).

4.3	Warrant, dated January 15, 2009, issued by the Company to the UST, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 16, 2009 (File No. 1-9924).

5.1	Form of Opinion of Michael J. Tarpley, Assistant General Counsel—Capital Markets of Citigroup regarding the validity of the Common Stock being registered.

8.1	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP.

10.1	Exchange Agreement, dated March 18, 2009 between Citigroup Inc. and Government of Singapore Investment Corporation Pte. Ltd.

10.2	Exchange Agreement dated March 18, 2009 between Citigroup Inc. and Capital Research Global Investors and schedule of substantially identical exchange agreements.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Form of Consent of Michael J. Tarpley (included in Exhibit 5.1).

24.1	Powers of Attorney.*

*	Previously filed

Item. 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 13, 2009.

CITIGROUP INC.

By:	/S/ EDWARD J. KELLY
	Name:	Edward J. Kelly
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated, on May 13, 2009.

Signature	Title

/S/ VIKRAM S. PANDIT	Chief Executive Officer and Director (Principal Executive Officer)
Vikram S. Pandit

/S/ EDWARD J. KELLY	Chief Financial Officer (Principal Financial Officer)
Edward J. Kelly

/S/ JOHN C. GERSPACH	Controller and Chief Accounting Officer (Principal Accounting Officer)
John C. Gerspach

*	Director
C. Michael Armstrong

*	Director
Alain J.P. Belda

*	Director
John M. Deutch

Director
Jerry A. Grundhofer

*	Director
Andrew N. Liveris

*	Director
Anne M. Mulcahy

Director
Michael E. O’Neill

Director
Richard D. Parsons

*	Director
Lawrence R. Ricciardi

Signature	Title

*	Director
Judith Rodin

Director
Robert L. Ryan

Director
Anthony M. Santonero

Director
William S. Thompson, Jr.

*By:	/S/ MICHAEL S. HELFER
Name: Michael S. Helfer
Attorney-in-Fact